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As filed with the Securities and Exchange Commission on July 14, 2008

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

COASTAL CAROLINA BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

South Carolina	6021	33-1206107
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

2305 N. Oak Street
Myrtle Beach, South Carolina 29577
(843) 839-1951
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Michael D. Owens
Chief Executive Officer
2305 N. Oak Street
Myrtle Beach, South Carolina 29577
(843) 839-1951
(Name, Address, including zip code, and Telephone Number, including area code, of Agent for Service)

With Copies to:
M. Craig Garner, Esq. McNair Law Firm, P.A. Suite 1700 1301 Gervais Street Columbia, South Carolina 29201 (803) 799-9800	Elizabeth Bowe Anders, Esquire McNair Law Firm, P.A. Suite 1700 1301 Gervais Street Columbia, South Carolina 29201 (803) 799-9800

          Approximate date of commencement of proposed sale to the public:    As soon as practicable after this Registration Statement becomes effective.

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered		Proposed maximum offering price per unit	Proposed maximum aggregate offering price(1)		Amount of registration fee

Common Stock, $0.01 par value per share	3,000,000		$10.00	$30,000,000		$1,179

Rights to purchase shares of Common Stock	387,492	(2)	$0	$0	(3)	$0

Common Stock, $0.01 par value per share	387,492	(4)	$10	$3,874,920		$153

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act.

(2)
Represents warrants to purchase up to 378,992 shares of Common Stock reserved for issuance to the founders and organizers of Coastal Carolina Bancshares, Inc. and its proposed bank subsidiary, Coastal Carolina National Bank, and options to purchase up to 8,500 shares of Common Stock to be granted to consultants.

(3)
Pursuant to Rule 457(g), no separate registration fee is required for the rights.

(4)
Shares underlying the foregoing warrants and options.

          Pursuant to Rule 416, there are also being registered such additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as a result of the anti-dilution provisions applicable to the rights.

          The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS
SUBJECT TO COMPLETION

Dated July 14, 2008

COASTAL CAROLINA BANCSHARES, INC.
A Proposed Bank Holding Company for
COASTAL CAROLINA
NATIONAL BANK

(Proposed)

up to 3,000,000 Shares of Common Stock, Par Value $.01 per share,
$10.00 per share

          We are offering for sale a minimum of 2,100,000, and a maximum of 3,000,000, shares of our common stock, par value $.01 per share, at a price of $10.00 per share. We are conducting this initial public offering of common stock of Coastal Carolina Bancshares, Inc. to raise capital to fund the start-up of a new community bank, Coastal Carolina National Bank, a proposed national bank to be headquartered in Myrtle Beach, South Carolina. We are currently in the process of applying for regulatory approval for the bank and hope to receive all necessary approvals to open the bank before the end of the fourth quarter of 2008. Coastal Carolina Bancshares, Inc. will be the holding company and sole shareholder of the bank. The minimum purchase requirement for investors is 2,500 shares and the maximum purchase amount is 100,000 shares, although we may at our discretion accept subscriptions for more or less. See "The Offering."

          Subject to compliance with applicable federal and state securities laws we will offer and sell our common stock on a best-efforts basis through our executive officers and directors who will not receive any commission or other compensation in connection with these activities. In addition, we have engaged Commerce Street Capital, LLC to act as our sales agent for this offering. Commerce Street Capital has also agreed to serve as the qualifying broker-dealer in those states in which we elect to sell shares that require that all sales be made through a registered broker-dealer. Commerce Street Capital will act on a "best efforts" basis and will not have any obligation or commitment to sell any specific dollar amount or number of shares or to acquire any shares for its own account or with a view to their distribution. We have agreed to pay Commerce Street Capital a commission fee equal to 4% of the gross proceeds of sales to investors obtained through company contacts and 5% of the gross proceeds of sales to investors obtained through Commerce Street Capital, except that no commissions will be charged for (i) subscriptions received from previously identified investors and subscriptions received from our directors, organizers, executive officers and employees, and (ii) subscriptions received prior to Commerce Street Capital receiving regulatory approval to commence its involvement in the offering. In addition, we will reimburse Commerce Street Capital for its reasonable out-of-pocket expenses estimated at $50,000. Commerce Street Capital will not participate in the offering until its participation has been approved by the Financial Industry Regulatory Authority ("FINRA"). See "The Offering."

          This is our first offering of stock to the public. Shares sold in this offering will not be listed on NASDAQ or any other securities exchange. There is currently no public market for the common stock and we do not believe that an active trading market will develop for the common stock after this offering. As a result, you may be unable to resell your shares of common stock or you may only be able to sell them at a substantial discount.

          Our founders, organizers and executive officers intend to purchase at least 573,000 shares in this offering, for a total investment of at least $5,730,000. They may purchase more, including up to 100% of the offering amount. All purchases made by our founders, organizers and executive officers will be made for investment purposes and not with a view to distribution. In recognition of the financial risk they have undertaken in connection with our organization and, in the case of those who will serve as directors of the company or the bank after the offering, to encourage their continued involvement with the company and the bank, we are also offering our founders and organizers warrants to purchase an aggregate of between 244,000 and 378,992 (depending on the number of shares sold in the offering) shares of our common stock for $10.00 per share. See "Management."

          The offering is scheduled to end on                                    , 2008, but we may extend the offering from time to time until no later than                        2009. All of the money that we receive from investors will be placed with an independent escrow agent that will hold the money until (1) we sell at least 2,100,000 shares and (2) we receive final approval from our regulatory agencies for the new bank and bank holding company. If we do not meet these conditions before the end of the offering period (as it may be extended from time to time), we will return all funds received to the subscribers promptly without interest. Once we accept your subscription, you may not revoke it without our consent. We may, in our sole discretion, conduct multiple closings of the offering once the minimum offering amount is raised and we have received all required regulatory approvals to organize the bank and acquire its stock. See "The Offering."

          The following table summarizes the offering and the amounts we expect to receive.

	Per Share	Minimum Total 2,100,000 Shares	Maximum Total 3,000,000 Shares
Price to public	$10.00	$21,000,000	$30,000,000
Commissions and expenses(1)	0.31	650,000	1,010,000
Net proceeds to Coastal Carolina Bancshares, Inc.(2)	9.69	20,350,000	28,990,000

(1)
Assuming $6,000,000 of proceeds attributable to intended sales to certain previously identified investors and our organizers, directors, executive officers and employees are excluded from the calculation of Commerce Street Capital's commissions and expenses (estimated at $50,000). The per share amount is based on the minimum offering. If we sell the maximum number of shares, the amount of fees would be $0.34 per $10.00 share. In addition, the estimated commissions assume that Commerce Street Capital collects a commission equal to 4% of the gross proceeds on sales to non-excluded investors. If Commerce Street Capital received the maximum commission of 5% of the gross proceeds on all sales to non-excluded investors, its commissions and expenses would be $800,000 in the event of the minimum offering and $1,250,000 in the event of the maximum offering including, in each case, expenses estimated at $50,000.

(2)
Before deducting offering costs assumed to total $92,000.

          This is a new business. As with all new businesses, an investment will involve risks. It is not a deposit or an account and is not insured by the Federal Deposit Insurance Corporation ("FDIC") or any other government agency. You should not invest in this offering unless you can afford to lose some or all of your investment.

Some of the risks of this investment are described under the heading "Risk Factors" on page 7.

          Neither the Securities and Exchange Commission nor any state securities commission or any other regulatory body has approved or disapproved these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                              , 2008.

SUMMARY

        This summary highlights information contained elsewhere in this prospectus. It does not contain all of the information you should consider before investing in our common stock. To fully understand this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements included elsewhere in this prospectus.

Coastal Carolina Bancshares, Inc. and Coastal Carolina National Bank

        We formed Coastal Carolina Bancshares, Inc. on February 28, 2008, to organize and serve as the holding company for Coastal Carolina National Bank, a proposed new national bank to be headquartered in Myrtle Beach, South Carolina. Our headquarters are, and the bank's main office will be, located at 2305 N. Oak Street, Myrtle Beach, South Carolina 29577. Our telephone number is (843) 839-1951. Coastal Carolina Bancshares, Inc. is the successor by merger to a limited liability company formed by our organizers in June 2007 for the purpose of investigating the possibility of establishing a new community bank in the Myrtle Beach area. Upon receipt of required regulatory approvals, the bank will engage in a general commercial banking business, emphasizing personal service to individuals and businesses primarily in Myrtle Beach and the surrounding areas of Horry County, South Carolina. Our organizers have filed applications with the Office of the Comptroller of the Currency (the "OCC") to open the new bank and with the FDIC for deposit insurance. On June 20, 2008 we received preliminary conditional approval from the OCC. After we receive preliminary approval from the FDIC, we intend to file for approval by the Board of Governors of the Federal Reserve System (the "Federal Reserve") to become a bank holding company and acquire all of the stock of the new bank upon its formation. We hope to receive all final regulatory approvals and open for business during the fourth quarter of 2008. Until we receive these regulatory approvals, we cannot commence banking operations and generate any operational revenue. During this offering process, we will continue to incur start-up expenses. We incurred a net loss of $171,881 for the period from our inception on June 20, 2007 through December 31, 2007. During the quarter ended March 31, 2008, we incurred an additional loss of $294,958. There are numerous risks related to an investment in our company. For more detailed information regarding these risks, see "Risk Factors" on page     •    .

Why We Are Organizing a New Bank in the Myrtle Beach Area

        Our primary service area will be the Metropolitan Statistical Area known as the "Myrtle Beach-Conway-North Myrtle Beach, SC MSA." Located on the northeastern coast of South Carolina, the MSA was the sixth fastest growing metro area in the United States between July 1, 2006 and July 1, 2007 (U.S. Census Bureau, Population Estimates). The area has several major shopping malls and approximately 120 golf courses, as well as numerous amusement, dining and lodging establishments, including the recently opened Hard Rock Park, a 55-acre destination theme park at the center of a 140-acre development. We believe there is a void in the marketplace and that local residents and business people are in need of a relevant community bank. We intend for the bank to distinguish itself with a steadfast commitment to the safety of its depositors, to exceeding expectations and to delivering unparalleled customer service. See "Proposed Business" on page     •    .

Our Founders, Organizers, Boards of Directors and Management

        We were organized by 21 individuals, the majority of whom have lived in Horry County for many years and have substantial business and personal connections in our proposed market area. We believe that these organizers' long-standing ties to the community and their significant business experience will provide Coastal Carolina National Bank with the ability to effectively assess and address the needs of our proposed market area. We also have one non-organizer founder. Each of our organizers also will serve as a director of either the company or the bank or both. Our boards of directors will include several members who have hands-on banking experience. The organizers believe that our experienced boards will combine with the equally extensive management experience of Michael D. Owens, our president and chief executive officer, Joel P. Foster, who will be our chief lending officer, and Holly L. Schreiber, our chief financial officer, to deliver high-quality banking services to the community. Our founders and organizers include the following:

•	William K. Bogache	•	W. John Laymon
•	J. Egerton Burroughs	•	Andrew H. Lesnik
•	Chester A. Duke	•	L. Morgan Martin
•	Robin W. Edwards	•	John L. Napier
•	Henrietta U. Golding	•	Michael D. Owens
•	Adair M. Graham	•	Larry D. Silver*
•	Marsha W. Griffin	•	Dennis L. Wade
•	Gary L. Hadwin	•	Douglas P. Wendel
•	Benjy A. Hardee	•	Debra D. Wilkins
•	Nelson L. Hardwick	•	Vivian A. Wong
•	Marilyn B. Hatley	•	Dennis T. Worley

    *
    Non-organizer founder

        Our executive officers:

  •
  Michael D. Owens, one of our organizers, is our president and chief executive officer. He was the manager of Coastal Carolina Dream Team, LLC from November 2007 until it merged with the company on April 10, 2008. Mr. Owens has over 28 years of banking experience. He served as President and Chief Executive Officer of The Coastal Bank in Savannah, Georgia from 1997 until April 2007.

  •
  Joel P. Foster will be the bank's chief lending officer. He has over 20 years of banking experience. He most recently served as Loan Administration Group Leader of Coastal Federal Bank in Myrtle Beach. Mr. Foster joined the company in January 2008.

  •
  Holly L. Schreiber is our chief financial officer. She has over 20 years of experience in the banking and financial services industries, including most recently serving as Interim Chief Financial Officer of Carolina Premier Bank, a de novo community bank located in Charlotte, NC. She joined our company in March 2008.

        See "Management" on page     •    .

Products and Services

        We plan to offer a variety of traditional banking services. Our lending services will include consumer loans and lines of credit, commercial and business loans and lines of credit, residential and commercial real estate loans and construction loans. Our initial legal lending limit will be approximately $2,600,000 immediately following the offering if we raise the minimum of $21,000,000 and capitalize the bank with $19,300,000 assuming organizational and pre-opening costs of $1,800,000 that will be expensed to initial period operating results. Our deposit products will include checking accounts, savings accounts, money market accounts, certificates of deposit, commercial checking accounts and individual retirement accounts. We also plan to provide cashier's checks, credit and debit cards, tax deposits, traveler's checks, direct deposit and United States savings bonds. We intend to deliver our services though a variety of methods, including an ATM, on-line banking, remote deposit capture, banking by mail and drive-through banking. See "Proposed Business" on page     •    .

Philosophy and Strategy

        Our business strategy is to create a community-oriented financial institution focused on providing personalized service to clients and offering products designed to meet their specific needs. Our target markets will include:

  •
  Small-to medium-sized commercial, professional and service companies who we believe can be better served by a locally-based financial institution providing timely credit decisions along with well-defined business services;

  •
  affluent and "emerging affluent" residents who desire a banking relationship tailored to their net worth and service-level expectations;

  •
  residential and commercial real estate clients seeking a smaller, more customized service delivery; and

  •
  the well-established consumer base in our primary service area.

        Our goal is to provide a full range of competitive banking services and to emphasize the effective delivery of those services. We believe we can distinguish ourselves by providing the level of personal service often associated with a community bank, while also offering the requisite technology and skilled advisors to deliver more sophisticated financial products and services than a typical community bank. We plan to implement specialized services for small businesses and professionals through personal contacts by our officers, directors and employees. In addition, we intend to capitalize on our officers', directors' and employees' community involvement, professional expertise and business contacts within our market area. We believe that our community-based, customer-first approach to operations will appeal to customers who have been receiving services from the de-personalized environment of many of our competitors. See "Proposed Business" on page     •    .

The Offering

        We plan to sell a minimum of 2,100,000 shares and a maximum of 3,000,000 shares in the offering, all at $10.00 per share. We currently have no stockholders because no shares of our stock are outstanding. We determined the $10.00 per share stock price arbitrarily because it is the usual price for new community bank stock offerings. We determined the minimum number of shares to be sold in the offering based upon the amount of capital we believe we will need to implement our business plan. We will be required by the OCC to capitalize Coastal Carolina National Bank with $17,500,000 net of all organizational and pre-opening expenses, now estimated at $1,800,000. Consequently, we intend to capitalize the bank with at least $19,300,000. The additional capital retained at the company level will be used to provide general working capital for the company, and to pay the company's organizational and offering expenses. We also expect to capitalize the bank with at least 80% of any gross proceeds we raise in excess of $21,000,000.

        The minimum purchase requirement for investors is 2,500 shares and the maximum purchase amount is 100,000 shares, although we may at our discretion accept subscriptions for more or less. Subject to compliance with applicable federal and state laws, we will offer and sell the shares on a best-efforts basis through our executive officers and directors, who will not receive any commission or other compensation in connection with these activities. In addition, we have engaged Commerce Street Capital to act as our sales agent for the offering. In February 2008, the organizers filed an application with the OCC to charter the bank and an application with the FDIC for deposit insurance. On June 20, 2008 we received preliminary conditional approval from the OCC. We expect to receive preliminary approval from the FDIC in the third quarter of 2008. After we receive FDIC preliminary approval, we intend to file an application with the Federal Reserve to form a bank holding company. We hope to receive all final regulatory approvals during the fourth quarter of 2008. We currently intend to close the offering by                    , 2008, but may extend the offering until no later than                    , 2009. In

addition, we reserve the right to end the offering at any time, including if we have received subscriptions for at least 2,100,000 shares and determined that the total amount of such subscriptions will provide adequate capitalization for the bank after payment of the company's organizational and offering expenses. We may, in our sole discretion, conduct multiple closings of the offering once the minimum offering amount is raised and we have received all required regulatory approvals to organize the bank and acquire its stock. See "The Offering" on page    •    .

Ownership by Organizers, Founders and Management

        Our founders, organizers and executive officers have committed to purchase an aggregate of at least 573,000 shares in this offering, which represents 27.3% of the shares that will be outstanding if we complete the minimum offering and 19.1% of the shares outstanding if we complete the maximum offering. They may purchase more shares, including up to 100% of the offering. All purchases made by our founders, organizers and executive officers will be made for investment purposes and not with a view to distribution. To compensate our founders and organizers for their financial risk and efforts in organizing the bank (each of our organizers has made us a cash advance of $20,000 and guaranteed 5.95% of amounts due under our line of credit, and our non-organizer founder has made us a cash advance of $200,000) and, in the case of those who will serve as directors of the company or the bank after the offering, to encourage their continued involvement with the company and the bank, they will receive, in the aggregate, warrants to purchase up to 378,992 shares of common stock for $10.00 per share if the maximum offering is sold and up to 244,000 shares of common stock for $10 per share if the minimum offering is sold. For sales between the minimum and maximum amounts the organizers and founders will receive an additional 150 warrants for each 10,000 additional shares sold. If each founder and organizer exercises his or her warrants in full and each organizer, founder and executive officer purchases only the number of shares he or she has committed to purchase, our founders, organizers and executive officers will own 34.9% of our outstanding stock if we complete the minimum offering and 28.2% if we complete the maximum offering. Founder and organizer warrants to purchase fractional shares will not be issued. Instead, we will round down to the next whole number in calculating the number of warrants to issue to any founder or organizer. Holders of warrants will be able to profit from any rise in the market price of our common stock over the exercise price of the warrants to the extent that it enables them to purchase shares of our common stock at a price that is less than the then current market value. For more detailed information see "Management—Founder, Organizer and Director Warrants" on page     •    and "Description of Securities—Organizer and Founder Warrants and Consultant Options" on page     •

Options Granted to Consultants

        As part of the compensation payable by us for consulting services rendered in connection with the bank's organization, our consultant, Interstate Brokers, will receive options to purchase 7,500 shares of common stock for $10.00 per share, and our consultant, Stephen Anderson, will receive options to purchase 1,000 shares of common stock for $10.00 per share. Interstate Brokers has indicated that it desires to purchase 7,500 shares in the offering and that it will assign its options to its two principals. Mr. Anderson has indicated that he desires to purchase 1,000 shares in the offering. Although the minimum offering amount is 2,500 shares, we intend to waive this requirement for Mr. Anderson.

Stock Incentive Plan

        We plan to maintain a stock incentive plan to provide us with the flexibility to grant incentive stock options and non-qualified stock options to our officers and other individuals employed by Coastal Carolina Bancshares, Inc. or Coastal Carolina National Bank. If we receive the necessary regulatory approval, the plan also will provide for restricted stock. The plan will have a term of 10 years and provide for the issuance of up to 212,500 shares if the maximum offering is sold and up to 147,500 shares if the minimum offering is sold. For shares between the minimum and maximum, the plan will provide for the issuance of 72 additional shares for each additional 1,000 shares sold over the minimum.

        Pursuant to the terms of their respective employment arrangements, each of Mr. Owens, Mr. Foster and Ms. Schreiber will be granted options under the plan to purchase shares when the bank opens for business. All of these options will be issued with an exercise price of $10.00 per share, the initial offering price, and we expect them to be treated as incentive stock options assuming receipt of the requisite shareholder approval, except for a portion of Mr. Owens' options. See "Management—Employment Arrangements" for information on the number and terms of the options to be granted to Mr. Owens, Mr. Foster and Ms. Schreiber. The remainder of the shares provided for issuance under the stock incentive plan will be available for issuance to current and prospective officers and employees of Coastal Carolina Bancshares, Inc. and Coastal Carolina National Bank at the discretion of our board of directors.

Funds from Irrevocable Subscriptions Will be Placed in Escrow

        We cannot open the bank without regulatory approvals. Therefore, we will place all of the proceeds from investors in this offering with an independent escrow agent, South Carolina Bank and Trust, Columbia, South Carolina. You may not revoke your subscription once we accept it. The escrow agent will hold these funds, and no shares will be issued, until:

  •
  we have accepted subscriptions and payment in full for a minimum of 2,100,000 shares at $10.00 per share;

  •
  we have received final approval from the OCC to grant the proposed bank a national bank charter;

  •
  we have received final approval for deposit insurance from the FDIC; and

  •
  we have received final approval from the Federal Reserve to acquire the stock of Coastal Carolina National Bank.

        If we fail to meet these conditions by the close of the offering, we will promptly refund your subscription in full, without interest.

No Public Market for the Shares for the Foreseeable Future

        Shares sold in this offering will not be listed on Nasdaq or any other securities exchange. The common stock is a new issue of securities for which there is currently no public market. We do not believe that an active trading market will develop for the shares after this offering. As a result, you may be unable to resell your shares or you may only be able to sell them at a substantial discount.

Use of Proceeds

        We plan to use the first $19,300,000 we raise in this offering to capitalize Coastal Carolina National Bank. Assuming organizational and pre-opening expenses of $1,800,000, this is the amount of capital that will be required by the OCC for us to open the bank and implement our business plan. We will use the remaining net proceeds of the minimum offering to pay organizational and offering expenses of the company and to provide general working capital for the company.

        If we raise funds in excess of the minimum offering, we expect to capitalize the bank with at least 80% of any gross proceeds we raise in excess of $21,000,000. We may also invest the remaining proceeds in United States government securities or deposit them with Coastal Carolina National Bank. In the long-term, we will use these funds for operational expenses and other general corporate purposes, including the provision of additional capital to the bank, if necessary. We may also use the proceeds to expand, for example by opening additional facilities. More detail regarding the use of proceeds by the company and the bank can be found in "Use of Proceeds" on page     •    .

We Do Not Initially Plan to Pay Dividends

        We will not pay dividends in the foreseeable future. We intend to use all available earnings to fund the continued operations and growth of the bank. See "Dividend Policy" on page     •    .

RISK FACTORS

        The following is a summary of some of the risks that we expect to encounter in starting and operating the new bank. An investment in our common stock involves a significant degree of risk and you should not invest in the offering unless you can afford to lose your investment. Please read the entire prospectus for a more thorough discussion of the risks of an investment in our common stock.

We are a new business and there is a risk that we will not be successful.

        Neither Coastal Carolina Bancshares, Inc. nor Coastal Carolina National Bank has any operating history. Opening a new bank involves substantial risks. Because Coastal Carolina National Bank has not yet opened, we do not have historical financial data and similar information that would be available for a financial institution that has been operating for several years. As a result, prospective purchasers of shares of common stock necessarily have limited information on which to base an investment decision.

We expect to incur losses for at least our first two years of operations, and there is a risk that we will never become profitable.

        We expect to incur significant initial expenses and have incurred a net loss of $171,881 for the period from inception through December 31, 2007. During the quarter ended March 31, 2008, we incurred an additional loss of $294,958. In order for us to become profitable, we will need to attract a large number of customers to deposit and borrow money. This will take time. We expect to incur losses for at least our first two years of operations. Our future profitability is dependent on numerous factors, including the strength of the economy both nationally and in our market area and government regulation. As a highly regulated institution, the bank's ability to grow and achieve profitability may be adversely affected by state and federal regulations that limit a bank's right to make loans, purchase securities and pay dividends. Although we hope to become profitable in our third year of operation, there is a risk that a deterioration of the economy or adverse government regulation or other conditions could adversely affect our plans. Consequently, we may never become profitable and you may lose part or all of your investment.

Your funds may be held until up to                    , 2009 and your subscription may be rejected until that time with no interest paid.

        We cannot break escrow until we receive subscriptions and payment in full for a minimum of 2,100,000 shares, including subscriptions from our founders and organizers (who may apply the amount of their cash advances toward such payment) and final regulatory approvals from the OCC, the FDIC and the Federal Reserve. If we terminate the offering or if the offering period expires before these conditions are satisfied, we will cancel accepted subscription agreements. In this event, subscribers in the offering will not become shareholders, and we will return the full amount of all subscription funds promptly to subscribers, without paying any interest, and the expenses incurred by us will be borne by our founders and organizers and to a lesser extent by any income we may have earned. In addition, your subscription may be rejected in whole or in part for any reason. We do not have to determine whether to reject any subscription or any part thereof until immediately prior to the termination of the offering. If your subscription is rejected in whole or in part, you will not receive any interest thereon.

Any delay in opening Coastal Carolina National Bank will result in additional losses.

        We hope to open the bank during the fourth quarter of 2008. If we do not receive all necessary regulatory approvals before the end of such quarter, the bank's opening will be delayed or may not occur at all. If the bank's opening is delayed, our organizational and pre-opening expenses will increase. Because the bank would not be open and generating revenue, these additional expenses would cause our accumulated losses to increase. We anticipate that these costs would range from $175,000 to $200,000 each month our opening is delayed after November 1, 2008.

Failure to implement key elements of our business strategy may adversely affect our financial performance.

        If we cannot successfully implement key elements of our business strategy, our financial performance may be adversely affected. Our organizers have developed a business plan that details the strategies that we intend to implement in our efforts to achieve profitable operations. The strategies include hiring and retaining experienced and qualified employees and attracting individual and business customers. Even if the key elements of our business strategy are successfully implemented, they may not have the favorable impact on operations that we anticipate.

We will depend heavily on our executive officers and our business would suffer if their employment with us were to terminate for any reason.

        Our growth and development will largely be the result of the contributions of our executive officers, including Michael D. Owens, our president and chief executive officer, Joel P. Foster, who will be the bank's chief lending officer and Holly L. Schreiber, our chief financial officer. The performance of community banks, like Coastal Carolina National Bank, is often dependent upon the ability of executive officers to promote the bank in the local market area. Although Mr. Owens does not have extensive ties within our primary service area, he has considerable experience in the banking industry. Mr. Foster has extensive experience within our primary service area and Ms. Schreiber has extensive financial institutions experience with publicly held companies, including applicable accounting and financial reporting matters. If we lose the services of any of Mr. Owens, Mr. Foster or Ms. Schreiber, they might be difficult to replace and our business could be materially and adversely affected.

We will depend on the recruitment and retention of qualified personnel, and our failure to attract and retain such personnel could seriously harm our business.

        Our future performance will depend upon our ability to attract and retain qualified loan officers and management personnel for our operations. Competition for personnel is intense, and we may not be successful in attracting or retaining qualified personnel. Our failure to compete successfully for these personnel could seriously harm our business, results of operations and financial condition.

Because of our lack of a historical loan loss experience, we may underestimate our allowance for loan losses and could be required to decrease our earnings or capital in order to increase it.

        Making loans and other extensions of credit will be essential elements of our business, and we recognize there is a risk that our loans or other extensions of credit will not be repaid. If our loans are not repaid, we will incur losses and be required to charge those losses against our allowance for loan losses. There is no precise method of predicting credit losses. Therefore, we will always face the risk that charge-offs in future periods will exceed our allowance for loan losses and that additional increases in the allowance for loan losses will be required. Moreover, because we do not have any historical loan loss experience, the risk that we could underestimate the allowance actually needed may be greater than if we had historical information from which to derive our allowance. If we underestimate our allowance for loan losses, our regulators may require us to increase it. The allowance for loan losses results in a decrease of our net income and our capital. If our allowance for loan losses depletes too much of our capital, our capital ratios could fall below regulatory standards and our regulators could restrict or cease our operations and take control of the bank. See "Proposed Business—Lending Activities—Allowance for Loan Losses" on page     •    for the factors we will use to determine our allowance, and "Supervision and Regulation—Capital Regulations" on page     •    for information regarding our capital requirements.

We do not intend to pay dividends for the foreseeable future for both regulatory and business reasons, which could prevent you from obtaining a return on your investment.

        It is unlikely that we will pay any cash dividends in the foreseeable future. Because we will have no operations independent from the bank, our ability to pay any cash dividends will depend on the bank's ability to pay dividends to us, which will depend on the profitability of the bank. Our bank will not be permitted to pay dividends until all losses in the bank are recovered and the bank becomes cumulatively profitable. Once the bank is cumulatively profitable, we still may not pay any dividends as our future dividend policy will depend on our earnings, capital requirements, regulatory requirements, financial condition and other factors that we consider relevant. See "Dividend Policy" on page     •    . Until we begin paying dividends, the only return you could realize from an investment in our shares would be profit from the sale of your shares if you sold them at a price in excess of $10.00 per share. However, there is no assurance that the value of our shares will increase or that there will be any liquid market in which you could sell your shares.

Our founders, organizers and executive officers will purchase a large percentage of our stock in the offering, which may allow them to control the company and affect our shareholders' ability to receive a premium for their shares.

        Our founders, organizers and executive officers have committed to purchase at least 573,000 shares in this offering, for a total investment of $5,730,000. Each founder and organizer may elect in his or her discretion to apply the amount of his or her cash advance to the purchase of these committed shares in the offering or to receive a refund of the advance. As a result, they will own 27.3% of the shares that will be outstanding if we complete the minimum offering and 19.1% of the shares outstanding if we complete the maximum offering and they do not purchase any additional shares. Additionally, upon completion of the offering, we expect to grant to our founders and organizers warrants to purchase between 244,000 and 378,992 shares of our common stock (depending on the number of shares sold in the offering) in recognition of the financial risks undertaken by them in forming Coastal Carolina Bancshares, Inc. and Coastal Carolina National Bank and, in the case of those who will serve as directors of the company or the bank after the offering, to encourage them to continue to be associated with the company and the bank. Each warrant will entitle the holder to purchase one additional share of common stock, at a purchase price of $10.00 per share. If each founder and organizer exercises his or her warrants in full, the founders', organizers' and executive officers' ownership of Coastal Carolina Bancshares, Inc. will increase to 34.9% if we complete the minimum offering and 28.2% if we complete the maximum offering and they purchase only 573,000 shares in the offering. As noted, these amounts are based on the minimum amount our founders, organizers and executive officers have committed to purchase. They may purchase more, including up to 100% of the offering, especially if necessary to meet the minimum offering amount. As a result, this group will have significant influence over our affairs and policies. Their voting power may be sufficient to control the outcome of director elections, particularly since there is no cumulative voting, or block significant transactions affecting Coastal Carolina Bancshares, Inc., including acquisitions. This could prevent shareholders from receiving a premium for their shares, which may be offered by a potential acquirer. See "Management—Founder, Organizer and Director Warrants."

Our success will depend significantly upon general economic conditions in Horry County and the surrounding areas.

        Our operations and profitability may be more adversely affected by a local economic downturn than those of our larger competitors which are more geographically diverse. Since the majority of our borrowers and depositors are expected to be individuals and businesses located and doing business in Horry County and the surrounding areas, our success will depend significantly upon the general economic conditions in and around this service area. An adverse change in the local economy of this area, including as a consequence of any hurricane or of a change in the economy that reduces tourism to the area, could make it more difficult for borrowers to repay their loans, which could lead to loan losses for Coastal Carolina National Bank.

Rapidly rising or falling interest rates could significantly harm our business.

        A rapid increase or decrease in interest rates could significantly harm our net interest income, capital and liquidity. Our profitability will depend substantially on our net interest income, which is the difference between the interest income earned on our interest-earning assets, such as loans and investment securities, and the interest expense paid on our interest-bearing liabilities, such as deposits and borrowings. To the extent that the maturities of these assets and liabilities differ, rapidly rising or falling interest rates could significantly and adversely affect our earnings, which, in turn, would impact our business. See "Proposed Business" on page     •    .

We determined the offering price of $10.00 per share arbitrarily and you may be unable to resell your shares at or above the offering price.

        Because we have no operating history, we could not set our offering price at $10.00 per share with reference to historical measures of our financial performance. Therefore, we set the offering price arbitrarily, and the exercise price of the warrants to be issued to our founders and organizers and of the consultant and management stock options was determined based on the offering price. We did not retain an independent investment banking firm to assist in determining the offering price or the exercise price of the warrants or options, and these prices bear no relationship to our assets, book value, net worth or any other recognized criteria of value. We cannot assure you that you will be able to resell any shares that you may buy in this offering at a price equal to or higher than the offering price. See "Determination of Offering Price," on page     •    .

We will face strong competition for customers from larger and more established banks, which could prevent us from obtaining customers, and may cause us to have to pay higher interest rates to attract customers.

        We will encounter strong competition from existing banks and other types of financial institutions operating in Horry County and the surrounding areas. Some of these competitors have been in business for a long time and have already established their customer base and name recognition. Most of these competitors are larger than we will be and will likely have greater financial and personnel resources than Coastal Carolina National Bank. Some are large national, super-regional or regional banks, like Wachovia Bank, Bank of America, Carolina First Bank and Branch Banking and Trust Company and others are more established community banks, like Beach First National Bank, Crescent Bank and Horry County State Bank. Many of these institutions offer services including extensive and established branch networks and trust services that we either do not expect to provide or will not provide for some time. Due to this competition, we may have to pay higher rates of interest to attract deposits. Paying higher interest rates will decrease our profitability. In addition, competitors that are not depository institutions are generally not subject to the extensive regulations that will apply to Coastal Carolina National Bank. See "Proposed Business" on page     •    and "Supervision and Regulation" on page     •    .

We may not be able to compete with our larger competitors for larger customers because our lending limits will be lower than theirs.

        We will be limited in the amount we can loan a single borrower by the amount of the bank's capital. The legal lending limit is 15% of the bank's capital and surplus. We expect that our initial legal lending limit will be approximately $2,600,000 immediately following the offering if we complete the minimum offering and capitalize the bank with $19,300,000, assuming organizational and pre-opening costs of $1,800,000 that will be expensed to initial period operating results. Until the bank is profitable, our capital, and therefore our lending limit, will continue to decline. Our lending limit will be significantly less than the limit for many of our competitors and may affect our ability to seek relationships with larger businesses in our market area. We intend to accommodate larger loans by selling participations in those loans to other financial institutions. However, our strategy to accommodate larger loans by selling participations in those loans to other financial institutions may not be successful. In addition, we will initially have limited working capital to fund our anticipated loan growth. Through our banking operations, our ability to attract deposits will serve as our primary source of working capital to fund loans. To provide additional sources of working capital, we plan to maintain a federal funds borrowed line of credit with one or more correspondent banks and we may apply for membership to the Federal Home Loan Bank of Atlanta, which would permit us to borrow against our loan portfolio at preferred rates.

The exercise of warrants and options and our ability to issue additional stock in the future will cause stock dilution and may adversely affect the value of your shares.

        Our founders, organizers, directors, consultants and officers may exercise warrants and options to purchase common stock, which would result in the dilution of your proportionate interest in the company. Upon completion of the offering, we expect to grant to our founders and organizers warrants to purchase up to an additional 378,992 shares of our common stock if the maximum offering is sold or 244,000 if the minimum offering is sold in recognition of the financial risks undertaken by them in forming Coastal Carolina Bancshares, Inc. and Coastal Carolina National Bank and, in the case of those who will serve as directors of the company or the bank after the offering, to induce them to continue to serve the company and the bank and to grant options to purchase 8,500 shares of our common stock to two of our consultants as part of their compensation for services rendered in connection with the bank's organization. Each warrant and option will entitle the holder to purchase one share of common stock, at a purchase price of $10.00 per share. See "Management—Founder, Organizer and Director Warrants" and "Description of Securities—Organizer and Founder Warrants and Consultant Options" on page    •    and    •    , respectively. In addition, we plan to maintain a stock incentive plan to provide us with the flexibility to grant incentive stock options and non-qualified stock options and, if we receive the necessary regulatory approval, restricted stock to our officers and other individuals employed by Coastal Carolina Bancshares, Inc. or Coastal Carolina National Bank. The plan will provide for the issuance of 212,500 shares if the maximum offering is sold, and 147,500 shares if the minimum offering is sold. For shares between the minimum and maximum, the plan will provide for the issuance of 72 additional shares for each additional 1,000 shares sold over the minimum.

        Pursuant to the terms of their respective employment arrangements, each of Mr. Owens, Mr. Foster and Ms. Schreiber will be granted options to purchase shares when the bank opens for business. All of these options will be issued with an exercise price of $10.00 per share, the initial offering price, and we expect them to be treated as incentive stock options, assuming receipt of the requisite shareholder approval, except for a portion of Mr. Owens' options. See "Management—Employment Arrangements" for information on the number and terms of the options to be granted to Mr. Owens, Mr. Foster and Ms. Schreiber. The remainder of the shares provided for issuance under the stock incentive plan would be available for issuance to current and prospective officers and employees of Coastal Carolina Bancshares, Inc. and Coastal Carolina National Bank at the discretion of our board of directors.

        Finally, our articles of incorporation authorize the issuance of up to 50,000,000 shares of common stock, and up to 10,000,000 shares of preferred stock, but does not provide for preemptive rights. Any authorized, but unissued, shares following the offering will be available for issuance by our board of directors. However, persons who subscribe for shares in the offering will not have the preemptive right to subscribe for additional shares of common stock issued at any time in the future. As a result, if we issue additional shares of common stock to raise additional capital or for other corporate purposes, you may be unable to maintain your pro-rata ownership in Coastal Carolina Bancshares, Inc.

        Additional stock issuances whether as a result of the exercise of warrants or options or stock offerings will result in stock dilution, which could adversely affect the value of your shares.

Our articles of incorporation and bylaws contain provisions that could make a takeover more difficult.

        Our articles of incorporation and bylaws include provisions designed to provide our board of directors with time to consider whether a hostile takeover offer is in our and our shareholders' best interests, but such provisions could be utilized by our board of directors to deter a transaction that would provide shareholders with a premium over the market price of our shares. These provisions include a classified board of directors, a higher vote required for certain business combinations not approved by our board of directors, the availability of authorized but unissued shares for issuance from time to time at the discretion of our board of directors, authority for our board of directors to increase the size of the board of directors and to fill the vacancies created by the increase, and advance notice procedures with regard to business to be presented at a shareholder meeting and director nominations. See "Description of Securities" on page     •    .

        While we are not aware of any current takeover threats or potential changes in control, these provisions may discourage potential acquisition proposals and could delay or prevent a change in control, including under circumstances in which our shareholders might otherwise receive a premium over the market price of our shares. These provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management and may limit the ability of our shareholders to approve transactions that they may deem to be in their best interests.

We are subject to extensive regulation that could limit or restrict our activities and may have an adverse effect on our profitability. This regulation is for protection of the bank's depositors and not for the investors.

        We will operate in a highly regulated industry and will be subject to examination, supervision and comprehensive regulation by various regulatory agencies. Our compliance with these regulations will be costly and will restrict certain of our activities, including payment of dividends, mergers and acquisitions, investments, loans and interest rates charged on loans, interest rates paid on deposits and locations of offices. An example applicable to the bank because of its anticipated lending portfolio is guidance recently finalized by the federal banking agencies to identify and manage risks associated with concentrations in commercial real estate loans. The guidance states that a growing number of banks have high concentrations of commercial real estate loans on their balance sheets which may make the banks more vulnerable to cyclical downturns in the commercial real estate markets. Banks with high concentrations of commercial real estate loans are subject to greater supervisory scrutiny and will be required to have in place risk-management practices and capital levels that are appropriate in light of the risk associated with these concentrations. The final guidelines relating to concentrations in commercial real estate loans will be applicable to the bank and may adversely affect the bank's ability to develop and grow its commercial real estate loan portfolio.

        We will also be subject to capitalization guidelines established by our regulators, which require us to maintain adequate capital to support our growth. The laws and regulations applicable to the banking industry could change at any time. The United States Treasury Department has recently recommended a major restructuring of the financial institution regulatory framework in this country. We cannot predict the effects of any regulatory changes on our business and profitability. Because government regulation greatly affects the business and financial results of all commercial banks and bank holding companies, our cost of compliance could adversely affect our ability to operate profitably.

        Although we are subject to extensive and comprehensive regulation by various regulatory agencies such as the Federal Reserve, the FDIC and the OCC, the purpose of these regulatory agencies is to protect and insure the interests and deposits of the bank's depositors. These agencies do not consider preserving or maximizing the investment made by the company's investors when regulating the bank's activities. See "Supervision and Regulation" on page     •    .

The costs of being a Securities and Exchange Commission registered company are proportionately higher for small companies.

        The Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated by the Securities and Exchange Commission have increased the scope, complexity and cost of corporate governance, reporting and disclosure practices. These regulations are intended to assure disclosure regarding internal controls and other matters and will be applicable to our company for at least some period of time. We expect to experience increasing compliance costs, including costs related to internal controls and costs of external audits, as a result of the Sarbanes-Oxley Act. These necessary costs are proportionately higher for a company of our size and will affect our profitability more than that of some of our larger competitors.

If at any time we have fewer than 300 shareholders, we anticipate that we will not register or will terminate our registration as a reporting company under the Securities Exchange Act of 1934, and therefore current information about us will not be publicly available for review.

        As a result of this offering, we will be subject to the disclosure obligations under Section 15(d) of the Securities Exchange Act. We will file periodic reports with the Securities and Exchange Commission, but will not be subject to compliance with the proxy rules under the Securities Exchange Act. If we have more than 500 shareholders on December 31, 2008, or at the end of any fiscal year thereafter, we will be required to register our securities under Section 12(g) of the Securities Exchange Act. In addition to the obligation to file periodic reports with the Securities and Exchange Commission, we would also then become subject to the proxy rules. If we have fewer than 300 shareholders on December 31, 2008, or at the end of any fiscal year thereafter, we anticipate that we will file a Form 15 with the Securities and Exchange Commission. As a result, we would no longer be obligated to file periodic reports with the Securities and Exchange Commission or comply with the proxy rules. Upon completion of the offering, we may have more than 500 shareholders. However, we may determine in our sole discretion to raise our capital through the smallest possible number of subscribers so as to have fewer than 300 shareholders. While the absence of disclosure obligations would save the company money, the lack of current public information would adversely affect the market for your shares.

You will incur immediate and substantial dilution in the book value per share of any shares that you purchase in the offering.

        If you purchase shares of our common stock in the offering, we expect that you will experience immediate dilution of $0.98 if the maximum offering is sold, or $1.23 per share if the minimum offering is sold, in the book value of your investment as a result of the sales agent commissions and expenses and the $1,900,000 of offering, organizational and other pre-opening expenses that we anticipate we will have incurred before the bank opens for business. We may incur more expenses and consequently dilution per share may be more. This means that the per share price you pay for the shares that you acquire in this offering will be higher than the net book value per share when the bank opens. See "Dilution," on page     •    .

This is a "best efforts" offering and if we only raise the minimum offering amount we may have difficulty fully implementing our business plan.

        We are seeking to raise a minimum of $21,000,000 and a maximum of $30,000,000 in this offering. We plan to capitalize the bank with at least $19,300,000, which we believe is the minimum amount we will need in order to successfully implement our business plan and satisfy OCC requirements assuming organizational and pre-opening expenses of $1,800,000. Organizational and pre-opening costs will be expensed to initial period results which will reduce our capital. If we only raise the minimum amount, we may have to raise additional capital sooner than expected. We cannot assure investors that we will be successful in raising additional capital when needed, and as a result, we may not be able to implement fully our business plan. In addition, we will have a lower loan limit than many of our competitors, which may force us to seek relationships primarily with the smaller businesses in our market area.

        In the future, should we need additional capital to support our business, expand our operations or maintain our minimum capital requirements, we may not be able to raise additional funds through the issuance of additional shares of common stock or other securities. Even if we are able to obtain capital through the issuance of additional shares of common stock or other securities, the sale of these additional shares could significantly dilute your ownership interest and may be made at prices lower than the price at which we are selling shares in this offering.

The liquidity of our common stock will be affected by its limited trading market.

        Our shares will not qualify, upon issuance, for listing on any national securities exchange, and we do not anticipate that our shares will ever be listed on a national securities exchange. This is particularly true since we may determine in our sole discretion to raise our capital through the smallest possible number of subscribers so as to have fewer than 300 shareholders and not be subject to continuing public company reporting requirements. Because our shares will not be listed on a national securities exchange, it is unlikely that an active trading market for our common stock will ever develop or be maintained. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders. In addition, active trading markets tend to reduce the bid-ask spreads for sales transaction. In contrast, the absence of an active trading market will reduce the liquidity, and is likely to have an adverse effect on the market value, of our shares. Consequently, shareholders will likely find it more difficult to dispose of our common stock because of a lack of market.

Monetary policy and other economic factors could adversely affect our profitability.

        Changes in governmental economic and monetary policies, the Internal Revenue Code and banking and credit regulations, as well as such other factors as international, national, state and local economic growth rates, employment rates and population trends, will affect the demand for loans and the bank's ability to attract deposits. The foregoing monetary and economic factors, and the need to pay rates sufficient to attract deposits, may adversely affect the bank's ability to maintain an interest margin sufficient to result in operating profits. See "Proposed Business" on page     •    and "Supervision and Regulation" on page     •    .

Our common stock is not an insured deposit.

        Your investment in Coastal Carolina Bancshares, Inc. would not be a bank deposit and will not be insured or guaranteed by the FDIC or any other government agency. Your investment is subject to investment risk, and you must be capable of affording the loss of your entire investment.

Management of Coastal Carolina National Bank may be unable to adequately measure and limit credit risk associated with the bank's loan portfolio, which would affect our profitability.

        As a material part of the bank's business plan, it will make commercial, consumer, construction and commercial and residential real estate loans. The principal economic risk associated with each class of loans is the creditworthiness of the borrower, which is affected by the strength of the relevant business market segment, local market conditions and general economic conditions. Additional factors related to the credit quality of commercial loans include the quality of the management of the business and the borrower's ability both to properly evaluate changes in the supply and demand characteristics affecting its market for products and services and to effectively respond to those changes. Additional factors related to the credit quality of commercial real estate loans include tenant vacancy rates, the fluctuation in the value of real estate, and the quality of management of the property. Additional factors related to the credit quality of construction loans include fluctuations in the value of real estate and new job creation trends. Many of the bank's anticipated loans will be made to small- and medium-sized businesses and professionals that are less able to withstand competitive, economic and financial pressures than larger borrowers. If the bank is unable to effectively measure and limit the risk of default associated with its loan portfolio, our profitability will be adversely impacted. See "Proposed Business."

A WARNING ABOUT FORWARD-LOOKING STATEMENTS

        This prospectus contains "forward-looking statements" about us and our operations, performance, financial conditions and likelihood of success. These statements are based on many assumptions and estimates. Our actual results will depend on a number of factors, including many that are beyond our control. The words "may," "would," "could," "will," "expect," "anticipate," "believe," "intend," "plan", "hope" and "estimate," as well as similar expressions, identify forward-looking statements. Because forward-looking statements involve risks and uncertainties that are beyond our control, actual results may differ materially from those expected in the forward-looking statements. We discuss what we believe are the most significant of these risks, uncertainties and other factors under the heading "Risk Factors" on page     •    of this prospectus. We urge you to carefully consider these factors prior to making an investment in our common stock. However, it is not possible to foresee or identify all such factors. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this prospectus. Except for any ongoing obligations to disclose material information under federal or state securities laws, we do not undertake any obligation to update any forward-looking statement or to disclose any facts, events or circumstances after the date of this prospectus that may affect the accuracy of any forward-looking statement.

THE OFFERING

General

        We are offering a minimum of 2,100,000 shares and a maximum of 3,000,000 shares of our common stock at a price of $10.00 per share. We intend to impose a minimum purchase for any investor of 2,500 shares and a maximum purchase of 100,000 shares, although we reserve the right to accept subscriptions for a lesser or greater number of shares, and we intend to permit one of our consultants to purchase 1,000 shares in the offering. The number of shares offered does not include shares issuable upon the exercise of warrants or options that we will issue to our founders, organizers and consultants or the number of shares that may be issued under our stock incentive plan. See "Management—Founder, Organizer and Director Warrants" and "Management—Stock Incentive Plan," on page     •    and    •    , respectively and "Description of Securities—Organizer and Founder Warrants and Consultant Options" on page     •    .

        Our founders, organizers and executive officers intend to purchase at least 573,000 shares in the offering, for a total investment of $5,730,000. Although they have not promised to do so, this group of persons may purchase additional shares in the offering, including up to 100% of the offering. Because purchases by the founders, organizers and executive officers may be substantial, you should not assume that the sale of a specified minimum offering amount indicates the merits of this offering. All of the shares that are purchased by our founders, organizers and executive officers will be purchased for investment purposes and not with a view to distribution.

        Each of our organizers has advanced us $20,000, and our non-organizer founder has advanced us $200,000, to cover expenses incurred in connection with organizing Coastal Carolina Bancshares, Inc. and Coastal Carolina National Bank. Each of these individuals may in his or her discretion, elect to apply the amount of his or her cash advance to the purchase of shares in the offering or to receive a refund of the advance. Our organizers also are providing limited guarantees with respect to amounts loaned to us for these purposes, all of which is in addition to their expending substantial time and effort in connection with our organizational activities. In exchange for undertaking these obligations and risks, the founders and organizers will receive, in the aggregate, warrants to purchase between 244,000 (if the minimum offering is sold) and 378,992 (if the maximum offering is sold) shares of our common stock. For sales between the minimum and maximum amounts, the organizers and founders will receive an additional 150 warrants for each 10,000 additional shares sold. The shares covered by these warrants are not included in the 558,000 shares the founders and organizers have committed to purchase and will not be considered in determining whether or not the minimum of 2,100,000 shares is purchased. Founder and organizer warrants to purchase fractional shares will not be issued. Instead, we will round down to the next whole number in calculating the number of warrants to issue to any founder or organizer. These warrants will be exercisable at a price of $10.00 per share, the initial offering price, and may be exercised prior to the tenth anniversary of the opening of the bank. Some of the warrants will be exercisable immediately and some may vest over three years. See "Management—Founder, Organizer and Director Warrants" on page     •    and "Description of Securities—Organizer and Founder Warrants and Consultant Options" on page     •    .

        We must receive your subscription for shares before midnight, Eastern Time, on                    , 2008, unless we sell all of the shares earlier or we terminate or extend the offering. We reserve the right to terminate the offering at any time or to extend the expiration date one or more times to a date no later than                    , 2009. Extension of the expiration date will likely cause an increase in our expenses. We intend to inform all subscribers of any extensions of the offering, but we do not have to give you notice prior to any such extension. If we extend the offering up to                    , 2009, subscriptions we have already accepted will still be binding. In addition, we reserve the right to end the offering at any time, including if we have received subscriptions for at least 2,100,000 shares and determined that the total amount of subscriptions will provide adequate capitalization for the bank after payment of sales agent commissions and expenses and the company's offering, organizational and pre-opening expenses. We may, in our sole discretion, conduct multiple closings of the offering once the minimum offering amount is raised and we have received all required regulatory approvals to organize the bank.

        All subscriptions will be binding on the investor and may not be revoked without our consent. We reserve the right to cancel or reject any or all subscriptions in whole or in part before or after acceptance until a subscription is released from escrow at closing. We may also allocate shares among subscribers if the offering is oversubscribed.

        Our board has full discretion to decide which subscriptions to accept and is not limited to a pro-rata allocation. If in our discretion we determine it to be advisable, we may accept the smallest possible number of subscribers, but we also may accept subscriptions resulting in more. If we reject any subscription in whole or in part, or accept a subscription but subsequently elect to reject all or part of the subscription, we will refund the amount remitted for shares for which the subscription is rejected or canceled without interest. We will issue certificates for shares which have been subscribed and paid for promptly after we receive the funds out of escrow.

Conditions to the Offering and Release of Funds

        We will place all subscription proceeds received from investors with South Carolina Bank and Trust, which will serve as an independent escrow agent. The escrow agent will hold these funds, and no shares will be issued, until:

  •
  We have accepted subscriptions and payment in full for a minimum of 2,100,000 shares at $10.00 per share (which may include subscriptions from our founders, organizers, consultants and executive officers);

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  We have received final approval from the OCC to grant the proposed bank a national bank charter;

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  We have received final approval for deposit insurance from the FDIC; and

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  We have obtained final approval from the Federal Reserve to acquire the stock of the bank.

If we terminate the offering or if the offering period expires before these conditions are satisfied, then:

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  We will cancel accepted subscription agreements, and subscribers in the offering will not become shareholders;

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  The funds held in the escrow account will not be subject to the claims of any of our creditors or be available to defray the expenses of this offering, which will be borne primarily by our founders and organizers through their advances and credit line guarantees and, to a lesser extent, by any income we may earn; and

  •
  Our escrow agent will promptly return the full amount of all subscription funds to subscribers without interest.

        The escrow agent has not investigated the desirability, advisability or merits of investing in our common stock. The escrow agent will invest escrowed funds, to the extent practicable, in deposit accounts or certificates of deposit insured by the FDIC or another agency of the United States government, short-term securities issued or fully guaranteed by the United States government, federal funds or such other investments as the escrow agent and the company shall agree and as shall be permitted by applicable laws, rules and regulations and regulatory orders.

Plan of Distribution

        Offers and sales of the common stock will be made on a best efforts basis through our executive officers and directors, who will not receive commissions or other remuneration. We believe these executive officers and directors will not be deemed to be brokers or dealers under the Securities Exchange Act of 1934 due to Rule 3a4-1. We have also engaged Commerce Street Capital to act as our sales agent for this offering. Commerce Street Capital is a registered broker-dealer and a member of FINRA. Commerce Street Capital will act on a "best efforts" basis and will not have any obligation or commitment to sell any specific dollar amount or number of shares or to acquire any shares for its own account or with a view to their distribution.

        We have agreed to pay Commerce Street Capital a sales commission equal to 4% of the gross proceeds of sales to investors obtained through company contacts and 5% of the gross proceeds of sales to investors obtained through Commerce Street Capital, except that no commissions will be charged for (i) subscriptions received from certain previously identified investors and subscriptions received from our directors, organizers, executive officers and employees, and (ii) subscriptions received prior to Commerce Street Capital receiving regulatory approval to commence its involvement in the offering. We have also agreed to pay Commerce Street Capital consulting fees on a monthly basis during the term of this offering, which we estimate will total $80,000. If we complete the offering, these consulting fees will be offset against the sales commission fees paid at the closing of the offering. Commerce Street Capital has also agreed to serve as the qualifying broker-dealer in those states in which we elect to sell shares that require all sales be made through a registered broker-dealer. We have agreed to pay Commerce Street Capital $10,000 for the first state and $2,500 for each additional state (the "Sponsoring Dealer Fee"). The Sponsoring Dealer Fee, if any, will be offset against the monthly consulting fees. In addition, we will reimburse Commerce Street Capital for its reasonable expenses, which we estimate to be $50,000. Commerce Street Capital will not participate in the offering until is participation has been approved by FINRA.

        We have agreed to indemnify Commerce Street Capital, and persons who control Commerce Street Capital, against certain liabilities, including liabilities under the Securities Act of 1933, and to contribute to payments that Commerce Street Capital may be required to make in respect of these liabilities.

        We intend to sell most of our shares to individuals and businesses in Horry County, South Carolina and the surrounding areas, who share our desire to support a new local community bank and our marketing efforts will be focused on such persons. Our stock may also be marketed outside of this area, including in other parts of South Carolina and in North Carolina, Florida and Georgia. Our marketing will be accomplished through a combination of telephone calls, mail, personal visits and meetings.

        Prior to this offering, there has been no established public trading market for our common stock, and we do not anticipate that an established market will develop. See "Description of Securities—Shares Eligible for Future Sale" on page     •    .

How to Subscribe

        If you desire to purchase shares in this offering, you must:

  1.
  Complete, date and sign the subscription agreement that you received with this prospectus;

  2.
  Make or obtain a check, bank draft or money order payable to "South Carolina Bank and Trust, as escrow agent for Coastal Carolina Bancshares, Inc.," in the amount of $10.00 times the number of shares you wish to purchase; and

  3.
  Deliver the completed subscription agreement and check, bank draft or money order to Coastal Carolina Bancshares, Inc. at the following address:

      Coastal Carolina Bancshares, Inc.
      Attn: Michael D. Owens, Chief Executive Officer
      Post Office Box 2969
      Myrtle Beach, South Carolina 29578

        WHEN YOUR SUBSCRIPTION AGREEMENT IS RECEIVED BY THE ESCROW AGENT, IT WILL BECOME BINDING AND IRREVOCABLE.

        If you have any questions about the offering or how to subscribe, call Mr. Owens at (843) 839-1951. If you subscribe, you should retain a copy of the completed subscription agreement for your records. You must pay the full subscription price at the time you deliver the subscription agreement.

DETERMINATION OF OFFERING PRICE

        The offering price of our common stock was determined arbitrarily by our board of directors and does not bear any relationship to our assets, book value, net worth or other recognized criteria of value; instead the board of directors considered the amount of funds necessary to initially capitalize Coastal Carolina National Bank based upon its business plan, regulatory capital requirements and the amount of capital estimated as necessary to provide operating capital and to sustain any losses that we incur during our initial years of operation and comparable de novo bank and bank holding company capitalizations. We did not retain an independent investment banking firm to assist us in establishing the offering price. The offering price does not necessarily reflect the fair market value of our common stock, and we cannot assure you that any shares that you purchase may be resold at or above the offering price.

        The exercise price of the warrants being issued to our founders and organizers in recognition of the financial risks undertaken by them in connection with our organization and, in the case of those who will serve as directors of the company or the bank after the offering, to encourage their continued involvement with the company and the bank, and the exercise price of the options being issued to our consultants as consideration for services rendered by them in connection with the organization of the bank and that will be issued to our executive officers in connection with their employment arrangements, was determined based on the price of the common stock offered by this prospectus.

USE OF PROCEEDS

        We estimate that we will receive net proceeds of $20,350,000 if we sell the minimum amount of 2,100,000 shares of common stock in the offering, and of $28,990,000 if we sell the maximum amount of 3,000,000 shares of common stock in the offering, after deducting sales agent commissions and expenses. We have funded our initial organizational expenses through non-interest-bearing advances from our organizers ($20,000 each) and one non-organizer founder ($200,000), tenant upfit allowances and a revolving line of credit guaranteed by our organizers in the amount of $2,000,000 and bearing interest at a floating rate of interest equal to Wall Street Journal prime less 150 basis points per annum. These sources of funding also will be used to pay the pre-opening expenses of the company and the bank prior to the completion of the offering. We intend to repay the founder and organizer advances (except those applied to the purchase of shares) and the line of credit with the proceeds we receive from this offering. The following two paragraphs describe the proposed use of proceeds by the company and the bank.

Use of Proceeds by Coastal Carolina Bancshares, Inc.

        The following table shows the anticipated use of the proceeds by Coastal Carolina Bancshares, Inc. We describe the bank's anticipated use of proceeds in the following section. As shown, we intend to use $19,300,000 to capitalize the bank if we complete the minimum offering. We will also capitalize the bank with at least 80% of any gross proceeds we raise in excess of $21,000,000. We will initially invest any amounts that we do not use to capitalize the bank in United States government securities or deposit them with Coastal Carolina National Bank. In the long-term, we will use these funds for operational expenses and other general corporate purposes, including the provision of additional capital to the bank, if necessary.

	Minimum Offering 2,100,000 shares	Maximum Offering 3,000,000 shares
Gross proceeds from offering	$21,000,000	$30,000,000
Offering expenses of Coastal Carolina Bancshares, Inc.(1)	(92,000)	(92,000)
Sales agent commissions and expenses(2)	(650,000)	(1,010,000)
Organizational expenses of Coastal Carolina Bancshares, Inc.(3)	(33,000)	(33,000)
Investment in capital stock of the bank(4)	(19,300,000)	(26,500,000)

Remaining proceeds	$925,000	$2,365,000

    (1)
    These expenses include: (i) the registration fee paid to the Securities and Exchange Commission, (ii) printing and engraving fees, (iii) legal fees and expenses, (iv) accounting fees and expenses, (v) state securities filing fees and expenses and (vi) other miscellaneous disbursements.

    (2)
    This fee is equal to 4% of the gross proceeds of sales to investors (excluding approximately $6,000,000 in sales we anticipate will be sold to certain previously identified investors and our directors, organizers, executive officers and employees, and any other sales made by us prior to Commerce Street Capital's participation in this offering), plus reasonable out-of-pocket costs estimated to be $50,000. Commerce Street Capital will not participate in the offering until it is cleared by FINRA. If Commerce Street Capital received the maximum commission of 5% of the gross proceeds of sales to non-excluded investors, its commissions and expenses would be $800,000 in the event of the minimum offering and $1,250,000 in the event of the maximum offering, including, in each case, expenses estimated at $50,000.

    (3)
    Organizational costs are primarily professional and recording fees and expenses related to the incorporation and organization of the company.

    (4)
    This amount represents the funds we will use to capitalize the bank. For additional information, see "Use of Proceeds by Coastal Carolina National Bank" below.

Use of Proceeds by Coastal Carolina National Bank

        The following table shows the anticipated use of the proceeds by Coastal Carolina National Bank. All proceeds received by the bank will be in the form of an investment in the bank's capital stock by Coastal Carolina Bancshares, Inc. as described above. The estimated organizational and pre-opening expenses of the bank of $1,800,000 and of furniture, fixtures, equipment and leasehold improvements of $866,271 will be incurred from inception through the opening of the bank. We will pay for those items using funds advanced by our organizers and one non-organizer founder, tenant upfit allowances and with our existing line of credit until we break escrow, a condition of which is attaining the minimum offering. Leasehold improvements, furniture, fixtures and equipment will be capitalized and amortized over the life of the lease or over the estimated useful life of the asset. The bank will use the remaining proceeds to make loans, purchase securities and otherwise conduct the business of the bank. Our business plan contemplates a new main office to be built and occupied in the fourth year of operation. Additionally, one branch office is planned. It is anticipated the branch will open in the third year, but whether and when any such branch or new main office will open depends on our growth and profitability and other factors beyond our control. Proceeds may be used in connection with establishing those offices. See "Proposed Business—Properties" on page     •    .

	Minimum Offering 2,100,000 shares	Maximum Offering 3,000,000 shares
Investment by Coastal Carolina Bancshares, Inc. in the bank's capital stock	$19,300,000	$26,500,000
Organizational and pre-opening expenses of the bank(1)	(1,800,000)	(1,800,000)
Furniture, fixtures, equipment and leasehold improvements for main office(2)	(866,271)	(866,271)

Remaining proceeds	$16,633,729	$23,833,729

    (1)
    Organizational costs are primarily consulting, legal and other fees related to the incorporation and organization of the bank. Pre-opening costs are primarily employees' salaries and benefits and other operational expenses related to the preparation for the bank's opening. Some of these costs will be paid to entities with which some of our organizers are related. See "Certain Relationships and Related Transactions" on page     •    . As noted above, these costs were funded through non-interest bearing cash advances from our founders and organizers and advances on our credit line bearing interest at a floating rate of Wall Street Journal prime less 150 basis points per annum, both of which will be repaid from the proceeds of the offering.

    (2)
    Our headquarters and the bank's main office is being leased from an affiliate of one of our directors, and some of the furnishings and leasehold improvements are being obtained through an entity owned by the wife of one of our directors. See "Certain Relationships and Related Transactions" on page     •    . Our board of directors believes that each of the above-described transactions is no less favorable than could have been obtained from an unrelated third party, and all were approved by the organizers as members of the LLC prior to its merger with the company, with the interested organizer in each case not participating in the decision.

CAPITALIZATION

        The following table shows the capitalization of Coastal Carolina Dream Team, LLC (the predecessor of Coastal Carolina Bancshares, Inc.) as of December 31, 2007 and March 31, 2008, and our pro forma consolidated capitalization, as adjusted to give effect to the receipt of the net proceeds from the sale of a minimum of 2,100,000 shares and a maximum of 3,000,000 shares of common stock in the offering, as well as the midpoint of the offering. The number of shares shown as outstanding after giving effect to the offering, and the book value of those shares, do not include shares of common stock issuable upon the exercise of the warrants to be issued to our founders and organizers, or stock options to be issued to our consultants as consideration for services rendered by them in connection with the organization of the bank or to our executive officers under our stock incentive plan. For additional information regarding the number and terms of these warrants and options, see "Management—Founder, Organizer and Director Warrants," on page     •    , "Management—Employment Arrangements," on page     •    and "Description of Securities—Organizer and Founder Warrants and Consultant Options" on page     •    .

	Actual as of December 31, 2007	Actual as of March 31, 2008
Members' Equity
Members' contributions	$420,000	$620,000
Accumulated pre-opening deficit	(171,881)	(466,839)

Total members' equity	$248,119	$153,161

	Minimum, as Adjusted	Midpoint, as Adjusted	Maximum, as Adjusted
Shareholders' Equity
Common Stock, par value $.01 per share; 50,000,000 shares authorized; none issued and outstanding actual, 2,100,000, 2,550,000, 3,000,000 shares, respectively, issued and outstanding as adjusted	$21,000	$25,500	$30,000
Preferred Stock, par value of $.01 per shares; 10,000,000 shares authorized, none issued and outstanding actual or as adjusted	—	—	—
Additional paid-in capital(1)	20,237,000	24,552,500	28,868,000
Accumulated pre-opening deficit(2)	(1,833,000)	(1,833,000)	(1,833,000)

Total shareholders' equity	$18,425,000	$22,745,000	$27,065,000

Book value per share(3)	$8.77	$8.92	$9.02

Notes to Capitalization Table

(1)
The "As Adjusted" columns reflect $92,000 in estimated offering expenses and sales agent commissions and expenses ranging from $650,000 at the minimum offering to $1,010,000 at the maximum offering, assuming a 4% commission on all sales to non-excluded investors.

(2)
The accumulated pre-opening deficit in the "Actual" column reflects organizational expenses incurred through December 31, 2007 and March 31, 2008, consisting primarily of consulting and other professional fees and compensation. The accumulated pre-opening deficit in the "As Adjusted" columns reflects estimated organizational and pre-opening expenses of $1,800,000. These expenses are more fully described in the section titled "Use of Proceeds" on page     •    . Actual expenses may be higher and may therefore increase the deficit accumulated during the pre-opening stage and further reduce shareholders' equity.

(3)
After giving effect to the receipt of the assumed net proceeds from this offering, there is an immediate dilution in the book value per share of $1.23 if we sell 2,100,000 shares, $1.08 if we sell 2,550,000 shares and $0.98 if we sell 3,000,000 shares, resulting from sales agent commissions and expenses and the recognition of offering, organizational and pre-opening expenses divided by the applicable number of shares.

DILUTION

        Net book value per share is determined at any date by subtracting our total liabilities from our total assets and dividing the difference by the number of shares of our common stock deemed to be outstanding as of that date. After giving effect to the issuance of between 2,100,000 and 3,000,000 shares of our common stock in this offering at the offering price of $10.00 per share, and after our estimated sales agent commissions and expenses and offering, organizational and pre-opening expenses, our pro forma net book value is expected to be $18,400,000, or $8.77 per share, assuming the minimum offering is sold, or $27,100,000, or $9.02 per share, assuming the maximum offering is sold. Assuming the minimum offering is sold, this represents an immediate decrease in pro forma net book value of $1.23 per share with respect to any shares purchased in this offering and assuming the maximum offering is sold, an immediate decrease in pro forma net book value of $0.98 per share.

        The following table illustrates the per share dilution with respect to shares issued in this offering:

	Minimum Offering 2,100,000 Shares	Maximum Offering 3,000,000 Shares
Offering price per share	$10.00	$10.00
Pro forma as adjusted net book value per share after the offering	$8.77	$9.02
Dilution per share to new investors in this offering	$1.23	$0.98

DIVIDEND POLICY

        We expect initially to retain all earnings to operate and expand the business. It is unlikely that we will pay any cash dividends in the foreseeable future. Our ability to pay any cash dividends will depend primarily on Coastal Carolina National Bank's ability to pay dividends to us, which depends on the profitability of the bank and capital requirements and, in certain circumstances, regulatory approval. See "Supervision and Regulation—Coastal Carolina National Bank—Dividends" on page     •    and "Supervision and Regulation—Capital Regulations" on page     •    . In addition to the availability of funds from the bank, our dividend policy is subject to the discretion of our board of directors and will depend upon a number of factors, including future earnings, financial condition, cash needs and general business conditions.

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATION

General

        Coastal Carolina Bancshares, Inc. was incorporated on February 28, 2008, to organize and own all of the capital stock of a proposed new national bank to be named Coastal Carolina National Bank. On April 10, 2008, it merged with our predecessor, Coastal Carolina Dream Team, LLC, a limited liability company formed by our organizers in June 2007 for the purpose of investigating the possibility of establishing a new community bank in Myrtle Beach, South Carolina. We have engaged Interstate Brokers, an Atlanta, Georgia consulting firm, to assist us during the organization process, primarily with the preparation of applications to the OCC, FDIC and Federal Reserve. Under an agreement with Interstate Brokers, we are paying a fee of $75,000 plus options to purchase 7,500 shares of common stock for $10 per share and reimbursement of expenses. These options and the options to purchase 1,000 shares being granted to our consultant, Stephen Anderson, have been valued at $3.33 per option in the consulting agreements. On February 22, 2008, our organizers filed applications with the OCC to charter the bank as a national bank and with the FDIC to receive federal deposit insurance. We received preliminary conditional approval from the OCC on June 20, 2008. Whether the charter is issued and deposit insurance is granted will depend upon, among other things, compliance with legal requirements imposed by the OCC and the FDIC, including capitalization of the bank with at least $17,500,000 of capital net of organizational and pre-opening expenses. After receipt of preliminary approval from the FDIC, we intend to file an application with the Federal Reserve to become a bank holding company, and that application must be approved before we can acquire the capital stock of the bank. We hope to receive all final regulatory approvals and open the bank before the end of the fourth quarter of 2008.

Financial Condition and Results

        As of December 31, 2007, we had total assets of $307,255, consisting of cash and security deposits, and liabilities of $59,136. We incurred a net loss of $171,881 for the period from inception on June 20, 2007 through December 31, 2007. At March 31, 2008, we had total assets of $269,793. During the quarter ended March 31, 2008, we incurred an additional loss of $294,958. As of May 31, 2008, the outstanding principal balance on our line of credit was $286,453.

Expenses

        On completion of the offering and opening of the bank, we expect we will have incurred the following expenses:

  •
  Sales agent commissions and expenses ranging from $650,000 if the minimum offering is sold to $1,010,000 if the maximum offering is sold which will be subtracted from the proceeds of the offering, assuming a 4% commission is paid on all sales to non-excluded investors.

  •
  $92,000 in expenses of the offering, which will be subtracted from the proceeds of the offering.

  •
  $33,000 in expenses to organize Coastal Carolina Bancshares, Inc. and $1,800,000 in expenses to organize and prepare to open Coastal Carolina National Bank, consisting principally of salaries, consulting fees, legal fees, other professional fees and operating costs of the main office. These costs will be expensed against the initial opening period results. Additionally, costs of approximately $866,000 will be incurred for furniture, fixtures and equipment and leasehold improvements for the main office. These costs will be capitalized and amortized over the life of the lease for the leasehold improvements and depreciated over the estimated useful lives of the furniture, fixtures and equipment.

        Prior to our completion of this offering, these costs will be funded by non-interest-bearing advances from our organizers and one non-organizer founder, draws on our $2,000,000 line of credit that bears interest at a floating rate of interest equal to Wall Street Journal prime less 150 basis points per annum and is guaranteed by our organizers, and tenant upfit allowances. We will use the proceeds of this offering to repay the organizer and founder advances (except those applied to the purchase of shares) and the amounts due under our line of credit. We anticipate that the proceeds of the offering will be sufficient to satisfy the company's and the bank's financial needs for at least the next three years.

Offices and Facilities

        Our telephone number is (843) 839-1951. We are located at 2305 N. Oak Street, Myrtle Beach, South Carolina 29577, which we are leasing for a period of three years. See "Proposed Business—Properties" on page     •    . This location, which will serve as our executive headquarters and will also become the bank's main office when the bank opens, is currently undergoing renovations, which are expected to be completed during the third quarter of 2008. Our business plan contemplates a new main office to be built and occupied in the fourth year of operation. No decision has been made on whether the office will be owned or leased. Additionally, one branch office is planned to open in the third year, but whether and when any such branch or new main office will open depends on our growth and profitability and other factors beyond our control.

Liquidity, Interest Rate Sensitivity and Capital Resources

        Coastal Carolina National Bank, like most banks, will depend on its net interest income for its primary source of earnings. Net interest income is the difference between the interest we will charge on our loans and receive from our investments, our assets, and the interest we will pay on deposits, our liabilities. Movements in interest rates will cause our earnings to fluctuate. To lessen the impact of these margin swings, we intend to structure our balance sheet so we can reprice the rates applicable to our assets and liabilities in roughly equal amounts at approximately the same time. We intend to manage the bank's asset mix by regularly evaluating the yield, credit quality, funding sources and liquidity of its assets. We intend to manage the bank's liability mix by expanding our deposit base and converting assets to cash as necessary. If there is an imbalance in our ability to reprice assets and liabilities at any point in time, our earnings may increase or decrease with changes in the interest rate, creating interest rate sensitivity. Interest rates have historically varied widely, and we cannot control or predict them. Despite the measures we plan to take to lessen the impact of interest rate fluctuations, large moves in interest rates may negatively impact our profitability.

        We have established a revolving line of credit in the amount of $2,000,000 and have received cash advances from our organizers and one non-organizer founder totaling $620,000 and a tenant upfit allowance of $12,500 from our landlord. We will receive an additional tenant upfit allowance of $12,500 when the bank opens for business. We will use those sources of funds to pay offering, organizational and pre-opening expenses. We believe that the minimum proceeds of $21,000,000 from the offering will satisfy the cash requirements for at least the first three years for both Coastal Carolina Bancshares, Inc. and Coastal Carolina National Bank. Specifically, we anticipate Coastal Carolina National Bank's assumed minimum initial capitalization of $19,300,000 will allow the bank's loan portfolio to grow at a reasonable pace and to pay operating expenses during the first three years of operations while maintaining capital levels that comply with banking regulatory guidelines. We anticipate the remaining proceeds will be sufficient to pay the company's operational expenses for at least three years. Following the completion of the offering, we will manage our liquidity by actively monitoring the bank's sources and uses of funds to meet cash flow requirements and maximize profits. We do not anticipate we will need to raise additional funds to meet the required operating expenditures for Coastal Carolina Bancshares, Inc. and Coastal Carolina National Bank over the next 12 months. All anticipated material expenditures for such period, including salaries, furniture, fixtures and equipment expenses, and leasehold improvements, have been identified and provided for out of the proceeds of this offering. See "Use of Proceeds" on page     •    . We do not anticipate that the bank will pay any dividends to the company or that the company will pay any dividends to its shareholders in the foreseeable future. See "Dividend Policy" on page     •    .

        We expect to complete our organizational activities and commence banking operations during the fourth quarter of 2008. Any delay in opening the bank will increase our organizational and pre-opening expenses and postpone our realization of potential revenues. We anticipate that these costs will range from $175,000 to $200,000 each month the opening of the bank is delayed after November 1, 2008. Delays may occur as a result of, among other things, delays in receiving all necessary regulatory approvals or our inability to achieve the minimum offering of $21,000,000. If we experience an extended delay in opening the bank, we may be required to seek additional borrowings, whether through increasing our existing line of credit or through an additional line of credit with another lender. There can be no assurance that we will be able to obtain such financing on satisfactory terms.

        If we are unable to raise the minimum proceeds of $21,000,000 from this offering, we will use the cash advanced by our organizers and non-organizer founder to pay expenses, and each organizer will be responsible for any amounts due under our line of credit up to the amount guaranteed by such organizer.

Capital Adequacy

        Capital adequacy for banks and bank holding companies is regulated by the OCC, the FDIC and the Federal Reserve. The primary measures of capital adequacy are risk-based capital guidelines and the leverage ratio. Changes in these guidelines or in our levels of capital can affect our ability to expand and pay dividends. See "Supervision and Regulation—Capital Regulations" on page    •    .

Off-Balance Sheet Arrangements

        We do not have any off-balance sheet arrangements.

Recently Issued Accounting Standards

        The following is a summary of recent authoritative pronouncements that affect our accounting, reporting and disclosure of financial information.

        In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements." SFAS No. 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements. This statement does not require any new fair value measurements, but rather eliminates inconsistencies found in various prior announcements. The provisions of this statement are effective for financial statements issued by the company starting in 2008. We do not expect the adoption of SFAS No. 157 to have any material effect on our financial position, results of operations or cash flows.

        In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities." SFAS No. 159 permits entities to make an irrevocable election, at specified election dates, to measure eligible financial instruments and certain other items at fair value. This statement also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. The provisions of this statement are effective for financial statements issued by the company starting in 2008. We do not expect the adoption of SFAS No. 159 to have any material effect on our financial position, results of operations or cash flows.

        In December 2007, the FASB issued SFAS No. 141(R), "Business Combinations," and SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements." Effective for the company as of January 1, 2009, the standards will improve, simplify, and converge internationally the accounting for business combinations and the reporting of noncontrolling interests in consolidated financial statements. We do not expect the adoption of SFAS No. 141(R) or SFAS No. 160 to have any material effect on our financial position, results of operations or cash flows.

PROPOSED BUSINESS

General

        We formally initiated activity to investigate establishing a new community bank in June 2007 by forming Coastal Carolina Dream Team, LLC (the "LLC"). On February 28, 2008, we incorporated Coastal Carolina Bancshares, Inc. as a South Carolina corporation to function as a holding company to own all of the capital stock of our proposed new bank, Coastal Carolina National Bank. On April 10, 2008, the LLC merged with and into the company. The company initially will engage in no business other than owning the bank.

        We have chosen this holding company structure because we believe it will provide flexibility that would not otherwise be available. Subject to Federal Reserve debt guidelines, the holding company structure can assist the bank in maintaining its required capital ratios by borrowing money and contributing the proceeds to the bank as primary capital. Additionally, a holding company may engage in non-banking activities that the Federal Reserve has deemed to be closely related to banking. Although we do not presently intend to engage in other activities, we will be able to do so with a proper notice to or filing with the Federal Reserve if we believe there is a need for these services in our market area and that the activities could be profitable.

        On February 22, 2008, our organizers filed applications with the OCC to organize the bank as a national bank and with the FDIC to obtain deposit insurance. We received preliminary conditional approval from the OCC on June 20, 2008. After preliminary approval is received from the FDIC, we intend to file an application with the Federal Reserve for approval to become a bank holding company. Subject to receiving regulatory approvals from these agencies, we plan to open the bank during the fourth quarter of 2008 and engage in a general commercial and consumer banking business as described below. Final approvals will depend on compliance with regulatory requirements, including our capitalization of the bank with at least $17,500,000, net of organizational and pre-opening expenses. Assuming $1,800,000 of such expenses we would need to capitalize the bank with $19,300,000, from the proceeds of this offering. During the remainder of this year, and until the bank opens, our primary business activity will be to oversee the efforts to organize and capitalize the bank.

Service Area and Demographic Data

        Although the bank's initial office will be in Myrtle Beach, the bank's name is indicative of its anticipated strategic direction. Our primary service area will be in the Metropolitan Statistical Area ("MSA") known as the "Myrtle Beach-Conway-North Myrtle Beach, SC-MSA." We also intend to serve the rest of Horry County and the Grand Strand of South Carolina which consists of Myrtle Beach and the contiguous towns of Garden City, Surfside Beach, Crescent Beach and North Myrtle Beach. The corridor between the county seat of Conway and Myrtle Beach on U.S. Hwy 501 is the main artery into the Grand Strand from within South Carolina. According to the United States Census Bureau, the Myrtle Beach-Conway-North Myrtle Beach, SC MSA was the sixth fastest growing United States metro area between July 1, 2006 and July 1, 2007.

        The bank's main office and our headquarters will be located at 2305 N. Oak Street in Myrtle Beach near the Myrtle Beach Convention Center. The initial main office location was the former office of another financial institution and is being leased from an entity affiliated with one of our directors. See "Certain Relationships and Related Transactions" on page     •    . We believe this office will provide excellent visibility and access. Although the initial office will be in the city of Myrtle Beach, additional branching into the broader MSA and Grand Strand areas is anticipated to occur over the next four years to serve anticipated population growth.

        The city of Myrtle Beach represented 51% of total MSA deposits of $5.5 billion in June 2007. At that time, there were 22 financial institutions with 123 offices in the MSA. Eighteen of those institutions with 53 offices were located in the city of Myrtle Beach and 16 of these institutions with 20 offices were located in the city of North Myrtle Beach. Most of those institutions are headquartered outside of Horry County. The entire MSA is characterized by an increasingly diverse economy, a large business and tourism base and growing jobs and population. We believe a de novo community bank can have excellent market penetration and will be well-received by both the business and consumer/retail sectors.

        Deposits in the city of Myrtle Beach of $2.852 billion in June 2007 were 96% higher than reported in June 2001 of $1.457 billion. The MSA had deposit growth of 86% during the same six-year period recorded from $2.967 billion in June 2001 to $5.518 billion in June 2007. The city of North Myrtle Beach had a six-year deposit growth of 99% from $423 million in June 2001 to $840 million in June 2007.

        Tourism has a significant impact on the MSA economy. There are estimated to be in excess of 13 million visitors to the area annually. Horry County leads the state in tourism, accounting for over 38% of state tourism revenues in 2002. The traditional tourist season (the summer months) is continually expanding, resulting in a more even distribution of visitors throughout the year. The county's rapid growth is expected to continue in the tourist sector as well as in other business sectors.

        Retail sales, employment and construction are all intimately tied to the tourism industry. The Grand Strand is attracting a wider variety of tourists, both geographically and socio-economically, and this diversity may help cushion the region from downturns in the national economy. The Grand Strand has approximately 120 golf courses and several major shopping malls, as well as numerous amusement, dining and lodging establishments, including the recently opened Hard Rock Park, a 55-acre destination theme park at the center of a 140-acre development.

Competition

        The banking business is highly competitive. We will compete with other commercial banks, savings banks, credit unions, finance companies and money market mutual funds operating in our primary service area. According to FDIC data as of June 30, 2007, there were 123 banking offices representing 22 financial institutions operating in our primary service area and holding over $5.5 billion in deposits. Many of these institutions have substantially greater resources and lending limits than we will have, and many of these competitors offer services, including extensive and established branch networks and trust services, that we either do not expect to provide or will not provide initially. Our competitors include large national, super regional and regional banks like Wachovia Bank, Branch Banking and Trust Company, Bank of America and Carolina First Bank as well as established community banks such as Beach First National Bank, Crescent Bank and Horry County State Bank. Nevertheless, we believe our board of directors, our management team, our focus on relationship banking and the economic and demographic dynamics of our service area will allow us to gain a meaningful share of the area's deposits.

Business Strategy

        Management Philosophy.    Coastal Carolina National Bank will be a locally operated bank organized to serve consumers and small-to-medium-sized commercial, professional and service companies. A primary reason for our efforts in forming the bank lies in our belief that a community-based, locally headquartered bank, with a personal focus, can better identify and serve local relationship banking needs than can a branch or subsidiary of larger outside banking organizations. We believe our organizers' extensive business experience and contacts in the market will facilitate this vision and will help to create immediate business opportunities for the bank. We believe we can be successful by offering a higher level of customer service and a management team more focused on the needs of the community than many of our competitors who often have key decision makers located outside of our market area. We believe this approach will be enthusiastically supported by the community. It has been our experience that a client's relationship with a banker, the quality and responsiveness of service, the convenience of doing business and rational pricing of products and services are of the highest priority to bank clients.

        Operating Strategy.    In order to compete with other financial institutions in the primary service area, Coastal Carolina National Bank intends to utilize personalized service to the extent reasonably possible. Personalized service will include an emphasis on face-to-face interaction and client calls by the company's and the bank's officers, directors and employees. In competing in a diversified market served by large holding company banks and branches, we will employ the following business strategies:

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  Experienced Senior Management.  We have retained Michael D. Owens to lead the management team as our president and chief executive officer. Mr. Owens has over 28 years of banking experience including most recently as President and Chief Executive Officer of Coastal Bancshares, Inc. and The Coastal Bank in Savannah, Georgia. We have also hired Joel P. Foster as the proposed bank's chief lending officer. Mr. Foster has over 20 years of banking experience, most recently as Loan Administration Group Leader of Coastal Federal Bank in Myrtle Beach. Our chief financial officer is Holly L. Schreiber. Ms. Schreiber has over 20 years of experience in the banking and financial services industry, including most recently as Interim Chief Financial Officer for a de novo community bank in Charlotte, North Carolina. Additional information about our senior management team can be found under "Management—Founders, Organizers, Directors and Executive Officers" on page     •    . We are in the process of assembling the rest of our team.

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  Community-Oriented Board of Directors.  Our management team will operate under the direction of our boards of directors. As described in the "Management" section below, our directors have diverse backgrounds, and many of them are long time residents and business persons and professionals in our service area with significant community involvement. These directors are dedicated to the success of the company and the bank and will play an important role in marketing the new bank in the community.

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  Quality Employees.  Coastal Carolina National Bank will strive to maintain a well-trained and seasoned staff. The bank plans to train its entire staff to answer questions about all of the bank's products and services so the first employee the customer encounters can resolve most questions the customer may have.

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  Well-situated Site.  The bank's main office will be located near the Myrtle Beach Convention Center. We believe this site will give the bank a highly visible presence in a market that is dominated by branch offices of banks headquartered out of the area and will enhance the bank's image as a strong competitor.

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  Target Markets.  Our target markets will include: small-to medium-sized commercial, professional and service companies who we believe can be better served by a locally-based financial institution providing timely credit decisions along with well-defined corporate services; affluent and "emerging affluent" residents who desire a banking relationship tailored to their net worth and service level expectations; residential and commercial real estate clients seeking a more customized service delivery; and the well-established consumer base in our primary service area.

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  Local Services and Decision Making.  We believe our customers will enjoy a professional and consistent banking environment with local decision-making and personal access to bankers who strive to understand their financial needs. We will seek to be identified as a community bank that cares about its customers. In order to accomplish this, we plan to emphasize to our employees the importance of community involvement and personalized attention.

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  Focus on Small- to Mid-Sized Commercial Market Sector.  Although size gives larger banks advantages in competing for business from large corporations, including higher lending limits and the ability to offer services in areas outside of our service area, we believe that there is room for growth in the community banking market in the Horry County area, and we can successfully fill this space. Initially, we will not compete with large institutions for the primary banking relationships of large businesses but will compete for niches in this business and for the consumer business of their employees. We will also focus on small to medium-sized commercial, professional and service companies with annual revenues of less than $50 million who we believe can be better served by a locally based financial institution that can provide timely credit decision-making along with well defined corporate services. We intend to attract these types of businesses based on relationships and contacts of our organizers and management. We believe we can distinguish ourselves by providing the level of personal service often associated with a community bank, while also offering the requisite technology and skilled advisors to deliver more sophisticated financial products and services than a typical community bank.

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  Call Program.  We intend to implement an active call program through business relationship managers to promote our philosophy. The purpose of this call program will be to arrange to visit prospective customers and to describe our products, services and philosophy. We also plan to be active in business and community functions to help meet the needs of the community, learn of banking needs, and form contacts with local business persons to whom and from whom banking services can be referred.

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  Marketing and Advertising.  The most significant marketing during the infancy of the bank will be calls on contacts provided by the officers, directors and organizers of Coastal Carolina Bancshares, Inc. and Coastal Carolina National Bank. In addition, the company has engaged an experienced local marketing firm that will provide leadership, direction and guidance to the sales operation of the bank. The firm will research, develop and recommend strategies for profitably distributing the bank's loan and deposit products.

Lending Activities

        General.    We intend to emphasize a range of lending services, including consumer loans and lines of credit, commercial and business loans and lines of credit, residential and commercial real estate loans, and construction loans to individuals, small- to medium-sized businesses and professional concerns that are located in or conduct a substantial portion of their business in the bank's primary service area. We will compete for these loans with competitors who are well established in our service area and have greater resources and lending limits. As a result, in some instances, we may have to charge lower interest rates to attract borrowers.

        The well established banks in our service area will make proportionately more loans to medium- to large-sized businesses than we will. Many of the bank's anticipated commercial loans will likely be made to small- to medium-sized businesses which may be less able to withstand adverse competitive, economic and financial conditions than larger borrowers. These loans may also be proportionally more expensive to make than larger loans.

        Loan Approval and Review.    Our loan approval policies will provide for various levels of officer lending authority. We will not make any loans to any director of the bank unless the loan is approved by the board of directors of the bank and is made on terms not more favorable to the person than would be available to a person not affiliated with the bank. The borrowing director will abstain from voting on the loan. We intend to adhere to Federal National Mortgage Association and Federal Home Loan Mortgage Corporation guidelines in our mortgage loan review process, but we may choose to alter this policy in the future. We expect to sell on the secondary market fixed-rate residential mortgage loans that we originate.

        Loan Distribution.    We will emphasize a variety of lending services, including real estate, commercial and equity line and consumer loans to individuals and small- to mid-size businesses that are located or conduct business in our market area. We estimate that our initial percentage distribution of our loans for the first year will be as follows:

Commercial real estate	65%
Commercial loans	10
Equity line and consumer loans	10
Residential mortgage loans	15

Total	100%

These are estimates only. Our actual loan distribution will depend on our customers and will vary over time.

        Allowance for Loan Losses.    We will maintain an allowance for loan losses, which we will establish through a provision for loan losses charged against income. We will charge loans against this allowance when we believe the collectibility of the principal is unlikely. The allowance will be an estimated amount that we believe will be adequate to absorb losses inherent in the loan portfolio based on evaluations of its collectibility. Over time, we will periodically determine the amount of the allowance based on our consideration of several factors, including:

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  an ongoing review of the quality, mix and size of our overall loan portfolio;

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  our historical loan loss experience;

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  evaluation of economic conditions;

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  specific problem loans and commitments that may affect the borrower's ability to pay;

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  regular reviews of loan delinquencies and loan portfolio quality by our internal auditors and our bank regulators; and

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  the amount and quality of collateral, including guarantees, securing the loans.

        Lending Limits.    The bank's lending activities will be subject to a variety of lending limits imposed by federal law. Our initial legal lending limit will be approximately $2,600,000 immediately following the offering if we raise the minimum of $21,000,000 and capitalize the Bank with $19,300,000 assuming organizational and pre-opening costs of $1,800,000 that will be expensed to initial period operating results. In general, the bank will be subject to a legal limit on loans to a single borrower equal to 15% of the bank's capital and unimpaired surplus. Different limits may apply based on the type of loan or the nature of the borrower, including the borrower's relationship to the bank. These limits will increase or decrease as the bank's capital increases or decreases. Unless the bank is able to sell participations in its loans to other financial institutions, the bank will not be able to meet all of the lending needs of loan customers requiring aggregate extensions of credit above these limits.

        Credit Risk.    The principal credit risk associated with each loan is the creditworthiness of the borrower and any guarantor. Borrower creditworthiness is affected by general economic conditions and the strength of the manufacturing, services and retail market segments. General economic factors affecting a borrower's ability to repay include interest, inflation, employment rates and the strength of the local and national economy, as well as other factors affecting a borrower's customers, suppliers and employees. There are no plans to engage in any sub-prime or speculative lending, including plans to originate loans with high loan-to-value ratios.

        With respect to real estate loans generally, the ability of a borrower to repay a real estate loan will depend upon a number of economic factors, including employment levels and fluctuations in the value of real estate. In the case of a real estate purchase loan, the borrower may be unable to repay the loan at the end of the loan term and may thus be forced to refinance the loan at a higher interest rate or sell the property, or, in certain cases, the borrower may default. In each case, the risk of nonpayment by the borrower is increased. In the case of a real estate construction loan, there is generally no income from the underlying property during the construction period. Each of these factors increases the risk of nonpayment. The marketability of all real estate loans, including adjustable rate mortgage loans, is also generally affected by the prevailing level of interest rates.

        The well-established financial institutions in our primary service area are likely to make proportionately more loans to medium- to large-sized businesses than we will make. Many of our anticipated commercial loans will be made to small- to medium-sized businesses that may be less able to withstand adverse competitive, economic and financial pressures than large borrowers. Our commercial loan portfolio is expected to consist primarily of loans to individual, partnership and corporate borrowers that are located in Horry County, South Carolina. Accordingly, we anticipate our commercial borrowers will reflect the diversified businesses of our service area, and will principally include commercial, professional and retail service firms involved in the tourist, recreation and retirement industries. The risks associated with our commercial loans will depend to a large extent upon various economic factors, including the strength of the economy in our service area and the ability of our commercial borrowers to properly evaluate and respond to a changing marketplace.

        Consumer loans generally involve more credit risks than other loans because of the type and nature of the underlying collateral or because of the absence of any collateral. Consumer loan repayments are dependent on the borrower's continuing financial stability and are likely to be adversely affected by job loss, divorce and illness. Furthermore, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount which can be recovered on such loans in the case of default. In most cases, any repossessed collateral will not provide an adequate source of repayment of the outstanding loan balance. Although the underwriting process for consumer loans includes a comparison of the value of the security, if any, to the proposed loan amount, we cannot predict the extent to which the borrower's ability to pay, and the value of the security, will be affected by prevailing economic and other conditions.

        Real Estate Loans.    These loans will generally fall into one of three categories: residential real estate loans, commercial real estate loans and construction development loans. These loans include commercial loans where the bank takes a security interest in real estate out of caution and not as the principal collateral for the loan, but will exclude home equity loans, which are classified as consumer loans. We expect to focus our real estate-related activity in three areas: (1) commercial and residential real estate development loans, (2) conforming and non-conforming mortgage loans and (3) owner-occupied commercial real estate loans.

        The bank's residential real estate loans will consist of residential first and second mortgage loans and residential construction loans. We will offer fixed and variable rates on mortgages. These loans will be made consistent with the bank's appraisal policy and with the ratio of the loan principal to the value of collateral as established by independent appraisal generally not to exceed 85%. We expect these loan-to-value ratios will be sufficient to compensate for fluctuations in real estate market value and to minimize losses that could result from a downturn in the residential real estate market such as has occurred recently. Fixed-rate loans may be sold in the secondary market in conjunction with performance management or portfolio management goals.

        Real estate-related products include:

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  home mortgage loans (conventional, FHA and non-conforming) 1-4 owner-occupied homes;

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  acquisition and development loans for residential and multi-family construction loans;

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  construction and permanent lending for investor-owned property; and

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  construction and permanent lending for commercial (owner-occupied) property.

        The primary risk associated with residential real estate loans is that the residential borrower will be unable to service the debt. If a real estate loan is in default, we also run the risk that the value of a residential real estate loan's collateral will decrease, and thereby be insufficient to satisfy the loan. To mitigate these risks, we will evaluate each borrower and the value of the property on an individual basis.

        Construction and development loans generally carry a higher degree of risk than long-term financing of existing properties. Repayment usually depends on the ultimate completion of the project within cost estimates and on the sale of the property. Specific risks include cost overruns, construction delays, including those related to weather, mismanaged construction, shortages in labor or materials, inferior or improper construction techniques, economic changes or downturns during construction, a downturn in the real estate market, rising interest rates which may prevent sale of the property and failure to sell completed projects in a timely manner. We will attempt to reduce risk by obtaining personal guarantees where possible, and by keeping the loan-to-value ratio of the completed project below specified percentages. We may also reduce risk by selling participations in larger loans to other institutions when possible.

        Risks associated with commercial real estate loans include fluctuations in the value of real estate rental rates and other competition in the rental market, employment rates, tenant vacancy rates and the quality of the borrower's management. Commercial real estate loans are generally riskier than residential real estate loans because commercial properties may be limited to a specific use making it more difficult to sell such properties to recover loan losses. In addition, the tourist industry is highly competitive and, in our primary service area, subject to weather related risks, including hurricanes. If a borrower's business fails, the borrower is likely to be unable to repay its debts. To mitigate these risks, we intend to evaluate each borrower on an individual basis and attempt to determine its business risks and credit profile. We will attempt to reduce credit risk in the commercial real estate portfolio by emphasizing loans on owner-occupied office and retail buildings where the loan-to-value ratio is established by independent appraisals. We will typically review the personal financial statements of the principal owners and require their personal guarantees. We will also attempt to limit our risk by analyzing borrowers' cash flow and collateral value on an ongoing basis.

        Small Business Lending.    We expect that our commercial lending will be focused on small- to medium-size businesses located in or serving our service area. We consider "small businesses" to include commercial, professional and retail firms with annual revenues of $50 million or less. Commercial lending will include loans to entrepreneurs, professionals and small- to medium-sized firms.

        Small business products will include:

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  Working capital loans and lines of credit;

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  Business term loans to purchase fixtures and equipment or fund site acquisition or business expansion;

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  Inventory and accounts receivable lending; and

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  Construction loans for owner-occupied buildings.

        Within small business lending, we also plan to utilize government enhancements such as the Small Business Administration ("SBA") programs. These loans will typically be partially guaranteed by the government. Government guarantees of SBA loans will not exceed 80% of the loan value, and will generally be less.

        Commercial Loans.    Many types of loans will be available to business organizations and individuals on a secured and unsecured basis, including commercial, term, working capital, asset based, SBA loans, commercial real estate, lines of credit and mortgages. We intend to focus our commercial lending efforts on companies with revenues of less than $50 million. Construction loans will be available for eligible individuals and contractors. The construction lending will be short-term, generally with maturities of less than 12 months, and set up on a draw basis.

        The primary risk for commercial loans and small business lending is the failure of the business due to economic and financial factors. As a result, the quality of the commercial borrower's management and its ability both to properly evaluate changes in the supply and demand characteristics affecting its markets for products and services and to effectively respond to such changes are significant factors in a commercial borrower's creditworthiness and our decision to make a commercial loan.

        Consumer Loans.    We intend to offer our customers consumer loans. Consumer lending products include:

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  home equity loans;

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  automobile, recreational vehicle and boat loans; and

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  installment loans (secured and unsecured).

        Consumer loans are generally considered to have greater risk than first or second mortgages on real estate because the value of the secured property may depreciate rapidly; they are often dependent on the borrower's employment status as the sole source of repayment; and some of them are unsecured. To mitigate these risks, we will analyze selective underwriting criteria for each prospective borrower, which may include the borrower's employment history, income history, credit bureau reports and debt-to-income ratios. If the consumer loan is secured by property, such as an automobile loan, we will also attempt to offset the risk of rapid depreciation of the collateral with a shorter loan amortization period. Despite these efforts to mitigate our risks, consumer loans have a higher rate of default than real estate loans. For this reason, we will also attempt to reduce our loss exposure to these types of loans by limiting their sizes relative to other types of loans.

Deposit Services

        We intend to offer a full range of deposit services that are typically available in most banks and savings and loan associations, including checking accounts, commercial checking accounts, savings accounts and other time deposits of various types, ranging from daily money market accounts to longer-term certificates of deposit. The transaction accounts and time certificates will be tailored to our primary service area at competitive rates. In addition, we intend to offer certain retirement account services, including individual retirement accounts. We intend to solicit these accounts from individuals, businesses and other organizations.

        Deposit Distribution.    We estimate our initial percentage distribution of deposits for the first year will be as follows:

Time deposits	63%
Savings and money market	27
Demand deposits	10

Total	100%

These are estimates only. Our actual deposit distribution will depend on our customers and will vary over time.

Other Banking Services

        We intend to offer cashier's checks, on-line banking, banking by mail, drive-through banking, direct deposit of payroll and social security checks, United States Savings Bonds, tax deposits, travelers checks and remote deposit capture. We plan for the bank to become associated with national ATM networks that may be used by the bank's customers throughout the country. We believe, by being associated with a shared network of ATMs, we will be better able to serve our customers and will be able to attract customers who are accustomed to the convenience of using ATMs. We intend to begin offering these services shortly after opening the bank. We also plan to offer credit card services through a correspondent bank as an agent for the bank. Once we are operating, we anticipate the bank may offer other bank services, including 24-hour telephone banking.

Investments

        In addition to loans, the bank will make other investments, subject to the bank's policy as set by its board of directors. Such investments may initially include overnight funds, direct obligations of the United States government, obligations guaranteed as to principal and interest by the United States and other Federal agencies, general obligation bonds, revenue bonds, certificates of deposit of financial institutions, mortgage-backed securities (limited to GNMA, FNMA, and FHLMC issues), municipal securities, bankers' acceptances, and other bank-grade investment securities. No investment in any of these instruments will exceed any applicable limitations imposed by law or regulation. The bank's asset-liability management committee will review the investment portfolio on an ongoing basis in order to ensure the investments conform to the bank's policy.

Asset and Liability Management

        The bank's loan policy committee will oversee the bank's assets and liabilities and will strive to provide a stable, optimized net interest margin, adequate liquidity and a profitable after-tax return on assets and return on equity. The committee will conduct these management functions within the framework of written loan and investment policies the bank will adopt. The committee will attempt to maintain a balanced position between rate sensitive assets and rate sensitive liabilities.

Employees

        The company currently has five employees, all of whom are full-time. We anticipate that, upon commencement of operations, the bank and the company will have a total of approximately 22 full-time employees.

Properties

        We are located at 2305 N. Oak Street, Myrtle Beach, South Carolina 29577. This location, which will serve as our executive headquarters, will also become the bank's main office when the bank opens. The property is subject to a lease, which began on November 1, 2007, with a three-year term which may be extended at our option for up to four additional one-year terms. The lease includes $25,000 in upfit allowances. Rent for the initial term is set at $6,694 a month from November 1, 2007 through April 30, 2008. Rent for the balance of the initial term is set at $13,388 a month. Monthly rent will increase during each extension term as follows: 1st extension term—$13,789, 2nd extension term—$14,203; 3rd extension term—$14,629; and 4th extension term—$15,068. The tenant is also required to pay all utilities and property taxes levied on the site and to keep the building insured. The building has two levels with a total of approximately 8,887 square feet and is set on approximately 1.29 acres of land. The building has three drive-through teller lanes. The property is owned by Myrtle Beach Farms Company, Inc., a subsidiary of Burroughs & Chapin Company, Inc. Mr. Burroughs, who is an organizer and director of Coastal Carolina Bancshares, Inc. and is a proposed director of the bank, is the Chairman of the Board of Burroughs & Chapin Company, Inc.

        Our business plan contemplates a new main office to be built and occupied in the fourth year of operation. No decision has been made on whether the office will be owned or leased. Additionally, one branch office is planned. It is anticipated the branch will open in the third year, but whether and when any such branch or new main office will open depends on our growth and profitability and other factors beyond our control.

Legal Proceedings

        Neither we nor any of our properties are subject to any material legal proceedings.

SUPERVISION AND REGULATION

        Banking is a complex, highly regulated industry. Consequently, the growth and earnings performance of Coastal Carolina Bancshares, Inc. and Coastal Carolina National Bank can be affected not only by management decisions and general and local economic conditions, but also by the statutes administered by, and the regulations and policies of, various governmental regulatory authorities. These authorities include, but are not limited to, the Federal Reserve, the FDIC, the OCC, the Internal Revenue Service and state taxing authorities. The effect of these statutes, regulations and policies and any changes to any of them can be significant and cannot be predicted.

        The primary goals of the bank regulatory structure are to maintain a safe and sound banking system and to facilitate the conduct of sound monetary policy. In furtherance of these goals, Congress has created several largely autonomous regulatory agencies and enacted numerous laws that govern banks, bank holding companies and the banking industry. The system of supervision and regulation applicable to Coastal Carolina Bancshares, Inc. and Coastal Carolina National Bank establishes a comprehensive framework for their respective operations and is intended primarily for the protection of the FDIC's deposit insurance fund, the bank's depositors and the public, rather than the stockholders and creditors. The following is an attempt to summarize some of the relevant laws, rules and regulations governing banks and bank holding companies, but does not purport to be a complete summary of all applicable laws, rules and regulations governing banks and bank holding companies. The descriptions are qualified in their entirety by reference to the specific statutes and regulations discussed.

Coastal Carolina Bancshares, Inc.

        General.    Upon our acquisition of all of the capital stock of Coastal Carolina National Bank following receipt of Federal Reserve approval, we will be a bank holding company registered with, and subject to regulation by, the Federal Reserve under the Bank Holding Company Act of 1956, as amended (the "Bank Holding Company Act"). The Bank Holding Company Act and other federal laws subject bank holding companies to particular restrictions on the types of activities in which they may engage and to a range of supervisory requirements and activities, including regulatory enforcement actions for violations of law and regulations.

        The Bank Holding Company Act.    Under the Bank Holding Company Act, Coastal Carolina Bancshares, Inc. will be subject to periodic examination by the Federal Reserve and will be required to file periodic reports of its operations and any additional information that the Federal Reserve may require. Our activities at the bank holding company level will be limited to:

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  banking and managing or controlling banks;

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  furnishing services to or performing services for our subsidiaries; and

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  engaging in other financial activities that the Federal Reserve determines to be so closely related to banking and managing or controlling banks as to be a proper incident thereto.

        Investments, Control and Activities.    With certain limited exceptions, the Bank Holding Company Act requires every bank holding company to obtain the prior approval of the Federal Reserve before:

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  acquiring substantially all the assets of any bank;

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  acquiring direct or indirect ownership or control of any voting shares of any bank if after the acquisition it would own directly or indirectly or control more than 5% of the voting shares of such bank (unless it already owns or controls the majority of such shares); or

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  merging or consolidating with another bank holding company.

        In addition, and subject to certain exceptions, the Bank Holding Company Act and the Change in Bank Control Act of 1978 (the "Change in Bank Control Act"), together with regulations thereunder, require written notice to the Federal Reserve prior to any person or company acquiring "control" of a bank holding company. Control is conclusively presumed to exist if an individual or company acquires 25% or more of any class of voting securities of a bank holding company. Control is rebuttably presumed to exist if a person acquires 10% or more, but less than 25%, of any class of voting securities and either the company has registered securities under Section 12 of the Securities Exchange Act of 1934 or no other person owns, controls or holds the power to vote a greater percentage of that class of voting securities immediately after the transaction. At such time, if ever, as we have in excess of 500 shareholders of record and total assets exceeding $10,000,000, we will be required to register under Section 12 of the Securities Exchange Act of 1934. The regulations provide a procedure for challenge of the rebuttable control presumption.

        Under the Bank Holding Company Act, a bank holding company is generally prohibited from engaging in, or acquiring direct or indirect control of more than 5% of the voting shares of any company engaged in, non-banking activities unless the Federal Reserve, by order or regulation, has found those activities to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. Some of the activities that the Federal Reserve has determined by regulation to be proper incidents to the business of a bank holding company include:

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  making or servicing loans and certain types of leases;

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  engaging in certain insurance and discount brokerage activities;

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  performing certain data processing services;

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  acting in certain circumstances as a fiduciary or investment or financial adviser; and

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  owning savings associations.

        The Federal Reserve will impose certain capital requirements on the company under the Bank Holding Company Act and the Change in Bank Control Act regulations, including a minimum leverage ratio and a minimum ratio of "qualifying" capital to risk-weighted assets. These requirements are described below under "Capital Regulations." Subject to its capital requirements and certain other restrictions, the company will be able to borrow money to make a capital contribution to the bank, and these loans may be repaid from dividends paid from the bank to the company. The bank's ability to pay dividends will be subject to regulatory restrictions described below under "Coastal Carolina National Bank—Dividends." The company will also be able to raise capital for contribution to the bank by issuing securities without having to receive regulatory approval, subject to compliance with federal and state securities laws.

        Source of Strength; Cross-Guarantee.    In accordance with Federal Reserve policy, the company will be expected to act as a source of financial strength to the bank and to commit resources to support the bank in circumstances in which the company might not otherwise do so. Under the Bank Holding Company Act, the Federal Reserve may require a bank holding company to terminate any activity or relinquish control of a nonbank subsidiary, other than a nonbank subsidiary of a bank, upon the Federal Reserve's determination that such activity or control constitutes a serious risk to the financial safety, soundness or stability of any subsidiary depository institution of the bank holding company and is inconsistent with sound banking principles or with the purposes of the Bank Holding Company Act or with the Financial Institutions Supervisory Act of 1966. Further, federal bank regulatory authorities have additional discretion to require a bank holding company to divest itself of any bank or non-bank subsidiary if the agency determines that divestiture may aid the depository institution's financial condition.

        The Gramm-Leach-Bliley Act.    The Gramm-Leach-Bliley Act, also known as the Financial Services Modernization Act of 1999, was signed into law on November 12, 1999. Among other things, the act repeals the restrictions on banks affiliating with securities firms contained in sections 20 and 32 of the Glass-Steagall Act. The act also permits bank holding companies that become financial holding companies to engage in a statutorily provided list of financial activities, including insurance and securities underwriting and agency activities, merchant banking and insurance company portfolio investment activities. The act also authorizes activities that are "complementary" to financial activities.

        The act is intended, in part, to grant to community banks certain powers as a matter of right that larger institutions have accumulated on an ad hoc basis. Nevertheless, the act may have the result of increasing the amount of competition that we face from larger institutions and other types of companies. In fact, it is not possible to predict the full effect that the act will have on us.

Coastal Carolina National Bank

        Coastal Carolina National Bank will operate as a national banking association incorporated under the laws of the United States and subject to examination by the OCC. Deposits in the bank will be insured by the FDIC up to a maximum amount, which is currently $100,000 for each general depositor and $250,000 for certain retirement depositors.

        The OCC and the FDIC will regulate or monitor virtually all areas of the bank's operations, including:

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  security devices and procedures;

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  adequacy of capitalization and loss reserves;

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  loans;

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  investments;

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  borrowings;

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  deposits;

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  mergers;

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  issuances of securities;

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  payment of dividends;

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  interest rates payable on deposits;

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  interest rates or fees chargeable on loans;

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  establishment of branches;

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  maintenance of books and records; and

  •
  adequacy of staff training to carry on safe lending and deposit gathering practices.

        An example applicable to the bank because of its anticipated lending portfolio is guidance recently finalized by the federal banking agencies to identify and manage risks associated with concentrations in commercial real estate loans. The guidance states that a growing number of banks have high concentrations of commercial real estate loans on their balance sheets which may make the banks more vulnerable to cyclical downturns in the commercial real estate markets. Banks with high concentrations of commercial real estate loans are subject to greater supervisory scrutiny and will be required to have in place risk-management practices and capital levels that are appropriate in light of the risk associated with these concentrations. The final guidelines relating to concentrations in commercial real estate loans will be applicable to the bank and may adversely affect the bank's ability to develop and grow its commercial real estate loan portfolio.

        The OCC requires the bank to maintain specified capital ratios and imposes limitations on the bank's aggregate investment in real estate, bank premises and furniture and fixtures. The OCC will also require the bank to prepare quarterly reports on the bank's financial condition, and the FDIC will require the bank to conduct an annual audit of its financial affairs in compliance with generally accepted auditing standards and the Federal Deposit Insurance Act ("the "FDI Act"). As a new bank, we anticipate that we will be required to notify and obtain from the OCC a written determination of no objection before the bank engages in any significant deviation or change from its business plan or operations. In addition, during the first three years of the bank's operations, the bank will be required to provide the appropriate FDIC regional supervisory office with a copy of any such notice made to the OCC.

        Federal Deposit Insurance Corporation Improvement Act of 1991.    Under the Federal Deposit Insurance Corporation Improvement Act of 1991 (the "FDIC Improvement Act"), which amended the FDI Act, all insured institutions must undergo regular on-site examinations by their appropriate banking agency. The cost of examinations of insured depository institutions and any affiliates may be assessed by the appropriate agency against each institution or affiliate to meet the FDIC's expenses in carrying out such examinations. Insured institutions are required to submit annual reports to the FDIC, their federal banking agency and their state supervisor when applicable. The FDI Act directs the FDIC to develop a method for insured depository institutions to provide disclosure of the assets and liabilities in any balance sheet, financial statement, report of condition or any other report of any insured depository institution required to be filed with a federal banking agency. The FDI Act also requires the federal banking regulatory agencies to prescribe, by regulation or guideline, standards for all insured depository institutions and depository institution holding companies relating to, among other things, the following:

  •
  internal controls;

  •
  information systems and internal audit systems;

  •
  loan documentation;

  •
  credit underwriting;

  •
  interest rate risk exposure;

  •
  asset growth; and

  •
  compensation, fees and benefits.

        For a period of two years from the date the bank commences business, the OCC must review and not object to the hiring of any officer or the appointment or election of any director of the bank. Further, the bank must provide written notice to the OCC at least 90 days before adding or replacing any member of its board of directors, employing any person as a senior executive officer, or changing the responsibilities of any senior executive officer so that the person would assume a different executive officer position if the bank is not in compliance with minimum capital requirements applicable thereto or is otherwise in troubled condition, or if the OCC determines, in connection with its review of the bank's capital restoration plan or otherwise, that such notice is required. The OCC may disapprove such addition or employment within such 90-day period.

        In addition, the FDIC requires that an insured depository institution or depository institution holding company notify the appropriate federal banking agency of the proposed addition of any individual to the board of directors or the employment of any individual as a senior executive officer at least 30 days before such addition or employment becomes effective if the institution is not in compliance with the minimum capital requirements applicable to it or is otherwise in troubled condition, or if the agency determines such prior notice is appropriate based on its review of the institution's capital restoration plan. The agency may disapprove any such addition or appointment within 90 days from the date the agency receives notice of the proposed action. Further, whenever a change in control of an insured depository institution occurs, the institution must report promptly to the appropriate federal banking agency any changes or replacement of its chief executive officer or of any director occurring in the next 12-month period, including in its report a statement of the past and current business and professional affiliations of the new chief executive officer or director.

        Deposit Insurance and Assessments.    The deposits of Coastal Carolina National Bank will be insured up to a maximum of $100,000 per depositor, except for "self-directed" retirement accounts, which are insured up to $250,000 per owner. All insured banks are required to pay semi-annual deposit insurance assessments to the FDIC which are determined pursuant to a risk-based system adopted by the FDIC. In 2006, the FDIC enacted various rules to implement the provisions of the Federal Deposit Insurance Reform Act of 2005 (the "FDI Reform Act"). On March 31, 2006, in accordance with the FDI Reform Act, the FDIC merged the Bank Insurance Fund and the Savings Association Insurance Fund to form the Deposit Insurance Fund ("DIF"). The FDIC also revised, effective January 1, 2007, the risk-based premium system under which the FDIC classifies institutions and generally assesses higher rates on those institutions that tend to pose greater risks to the DIF. Under the new rules, the FDIC will evaluate each institution's, including Coastal Carolina National Bank's, risk based on a combination of the institution's supervisory ratings and financial ratios. FDIC assessment rates will generally range between 5 and 7 cents per $100 in assessable deposits.

        Transactions with Affiliates and Insiders.    The bank will be subject to the provisions of Section 23A of the Federal Reserve Act, which places limits on the amount of loans or extensions of credit to, or investments in, or certain other transactions with, affiliates and on the amount of advances to third parties collateralized by the securities or obligations of affiliates. The aggregate of all covered transactions is limited in amount, as to any one affiliate, to 10% of the bank's capital and surplus and, as to all affiliates combined, to 20% of the bank's capital and surplus. Furthermore, within the foregoing limitations as to amount, each covered transaction must meet specified collateral requirements. Compliance is also required with certain provisions designed to avoid the taking of low-quality assets.

        The bank will also be subject to the provisions of Section 23B of the Federal Reserve Act which, among other things, prohibits an institution from engaging in certain transactions with certain affiliates unless the transactions are on terms substantially the same, or at least as favorable to such institution or its subsidiaries, as those prevailing at the time for comparable transactions with or involving nonaffiliated companies. The bank will be subject to certain restrictions on extensions of credit to executive officers, directors, principal shareholders and their related interests. Such extensions of credit (i) must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons who are not executive officers, directors, principal shareholders or employees, and (ii) must not involve more than the normal risk of repayment or present other unfavorable features. Further, the bank must follow credit underwriting procedures that are not less stringent than those applicable to comparable transactions by the bank with persons who are not executive officers, directors, principal shareholders or employees.

        Regulation W.    Effective April 1, 2003, the Federal Reserve adopted Regulation W, which implements Sections 23A and 23B of the Federal Reserve Act and provides interpretative guidance with respect to affiliate transactions. Regulation W incorporates the exemption from the affiliate transaction rules but expands the exemption to cover the purchase of any type of loan or extension of credit on a nonrecourse basis from an affiliate under certain conditions. In addition, under Regulation W:

  •
  a bank and its subsidiaries may not generally purchase a low-quality asset from an affiliate;

  •
  covered transactions, and other transactions exempt under the applicable regulations, between a bank or its subsidiaries and an affiliate must be on terms and conditions that are consistent with safe and sound banking practices; and

  •
  with some exceptions, each loan or extension of credit by a bank to an affiliate must be secured by collateral with a market value ranging from 100% to 130% of the amount of the loan or extension of credit depending on the type of collateral.

        Regulation W generally excludes all non-bank and non-savings association subsidiaries of banks from treatment as affiliates, except to the extent that the Federal Reserve decides to treat these subsidiaries as affiliates. Concurrently with the adoption of Regulation W, the Federal Reserve has proposed a regulation which would further limit the amount of loans that could be purchased by a bank from an affiliate to not more than 100% of the bank's capital and surplus. That regulation has not yet been adopted.

        Dividends.    A national bank may not pay dividends from its capital. All dividends must be paid out of undivided profits, subject to other applicable provisions of law. Subject to certain restrictions, the directors of a national bank may declare a dividend of so much of the undivided profits of the bank as the directors judge to be prudent. In addition, a national bank may not declare and pay dividends in any year in excess of an amount equal to the sum of the total of the net income of the bank for that year and the retained net income of the bank for the preceding two years, minus the sum of any transfers required by the OCC and any transfers required to be made to a fund for the retirement of any preferred stock, unless the OCC approves the declaration and payment of dividends in excess of such amount. In addition, as a new bank, the bank will be required to maintain a risk-based total Tier 1 capital ratio equal to at least 8%, which will further limit the bank's ability to pay dividends.

        Branching.    National banks are required by the National Bank Act to adhere to branch office banking laws applicable to state banks in the states in which they are located. The bank may open branch offices throughout South Carolina with the prior approval of the OCC. In addition, with prior regulatory approval, the bank will be able to acquire existing banking operations in South Carolina. Furthermore, federal legislation has been passed which permits interstate branching through acquisitions. This legislation permits out-of-state acquisitions by bank holding companies, interstate branching by banks if allowed by state law and interstate merging by banks.

        Community Reinvestment Act of 1977.    The Community Reinvestment Act of 1977 (the "Community Reinvestment Act") requires, in connection with examinations of financial institutions within their respective jurisdictions, the Federal Reserve, the FDIC or the OCC to evaluate the record of each financial institution in meeting the credit needs of its entire community, including low and moderate income neighborhoods. These factors are also considered in evaluating mergers, acquisitions and applications to open a branch or facility. Failure to adequately meet these criteria could impose additional requirements and limitations on the bank. Under the Gramm-Leach-Bliley Act, banks with aggregate assets of not more than $250 million will be subject to a Community Reinvestment Act examination only once every 60 months if the bank receives an outstanding rating, once every 48 months if it receives a satisfactory rating, and as needed if the rating is less than satisfactory. Additionally, under the Gramm-Leach-Bliley Act, banks are required to publicly disclose the terms of various Community Reinvestment Act-related agreements.

        The Gramm-Leach-Bliley Act.    Under the Gramm-Leach-Bliley Act, subject to certain conditions imposed by their respective banking regulators, national and state-chartered banks are permitted to form "financial subsidiaries" that may conduct financial or incidental activities, thereby permitting bank subsidiaries to engage in certain activities that previously were impermissible. The Gramm-Leach-Bliley Act imposes several safeguards and restrictions on financial subsidiaries, including that the parent bank's outstanding equity investment, including retained earnings in the financial subsidiary, be deducted from the bank's assets and tangible equity for purposes of calculating the bank's capital adequacy. In addition, the Gramm-Leach-Bliley Act imposes restrictions on transactions between a bank and its financial subsidiaries similar to restrictions applicable to transactions between banks and nonbank affiliates.

        The Gramm-Leach-Bliley Act also contains provisions regarding consumer privacy. These provisions require financial institutions to disclose their policy for collecting and protecting confidential information. Customers generally may prevent financial institutions from sharing personal financial information with nonaffiliated third parties except for third parties that market an institution's own products and services. Additionally, financial institutions generally may not disclose consumer account numbers to any nonaffiliated third party for use in telemarketing, direct mail marketing, or other marketing through electronic mail to the consumer.

        Other Regulations.    Interest and other charges collected or contracted for by the bank will be subject to state usury laws and federal laws concerning interest rates. The bank's loan operations will also be subject to federal laws, rules and regulations applicable to credit transactions, such as:

  •
  the Truth-In-Lending Act, governing disclosures of credit terms to consumer borrowers;

  •
  the Home Mortgage Disclosure Act of 1975, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves;

  •
  the Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit;

  •
  the Fair Credit Reporting Act, governing the use and provision of information to credit reporting agencies;

  •
  the Fair Debt Collection Practices Act, governing the manner in which consumer debts may be collected by collection agencies; and

  •
  the rules and regulations of the various federal agencies charged with the responsibility of implementing the foregoing federal laws.

The deposit operations of the bank will also be subject to:

  •
  the Right to Financial Privacy Act of 1978, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records; and

  •
  the Electronic Funds Transfer Act and Regulation E issued by the Federal Reserve to implement that act, which govern automatic deposits to and withdrawals from deposit accounts and customers' rights and liabilities arising from the use of automated teller machines and other electronic banking services.

Capital Regulations

        The federal bank regulatory authorities have adopted risk-based capital guidelines for banks and bank holding companies that are designed to make regulatory capital requirements more sensitive to differences in risk profiles among banks and bank holding companies and account for off-balance sheet items. The guidelines are minimums, and the federal regulators have noted that banks and bank holding companies contemplating significant expansion programs should not allow expansion to diminish their capital ratios and should maintain ratios in excess of the minimums.

        The current guidelines require all bank holding companies and federally-regulated banks to maintain a minimum risk-based total capital ratio equal to 8%, of which at least 4% must be Tier 1 capital. Tier 1 capital includes common shareholders' equity, non-cumulative perpetual preferred stock and related surplus, and minority interests in equity accounts of consolidated subsidiaries, but excludes, among other things, goodwill and most other intangibles and deferred tax assets. Tier 2 capital includes cumulative perpetual preferred stock, long-term preferred stock, convertible preferred stock and any related surplus, under certain conditions, certain mandatory convertible securities, hybrid capital instruments, term subordinated debt and intermediate-term preferred stock, general reserves for loan and lease losses up to 1.25% of risk-weighted assets, and up to 45% of the pretax net unrealized holding gains on available-for-sale equity securities with readily determinable fair values.

        Under these guidelines, banks' and bank holding companies' assets are given risk-weights of 0%, 20%, 50% or 100%. In addition, certain off-balance sheet items are given credit conversion factors to convert them to asset equivalent amounts to which an appropriate risk-weight applies. These computations result in total risk-weighted assets. Most loans are assigned to the 100% risk category, except for first mortgage loans fully secured by residential property and, under certain circumstances, residential construction loans, both of which carry a 50% rating. Most investment securities are assigned to the 20% category, except for municipal or state revenue bonds, which have a 50% rating, and direct obligations of or obligations guaranteed by the United States Treasury or United States Government agencies, which have a 0% rating.

        The federal bank regulatory authorities have also implemented a leverage ratio, which is equal to Tier 1 capital as a percentage of average total assets less intangibles, to be used as a supplement to the risk-based guidelines. The principal objective of the leverage ratio is to place a constraint on the maximum degree to which a bank holding company may leverage its equity capital base. The minimum required leverage ratio for the most highly-rated institutions is 3%, but most institutions are required to maintain an additional cushion of at least 100 to 200 basis points. As a new bank, we anticipate that the OCC and the FDIC will require the bank to maintain a Tier 1 leverage ratio at opening of at least 8% and to maintain such ratio during our first three years of operations.

        The FDIC Improvement Act established an additional capital-based regulatory scheme designed to promote early intervention for troubled banks which requires the FDIC to choose the least expensive resolution of bank failures. This capital-based regulatory framework contains five categories of compliance with regulatory capital requirements, including "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," and "critically undercapitalized." To qualify as a "well capitalized" institution, a bank must have a leverage ratio of 5% or greater, a Tier 1 risk-based capital ratio of 6% or greater, and a total risk-based capital ratio of 10% or greater, and the bank must not be under any order or directive from the appropriate regulatory agency to meet and maintain a specific capital level. Initially, the bank and the company will qualify as "well capitalized."

        Under the FDIC Improvement Act regulations, the applicable agency can treat an institution as if it were in the next lower category if the agency determines (after notice and an opportunity for hearing) that the institution is in an unsafe or unsound condition or is engaging in an unsafe or unsound practice. The degree of regulatory scrutiny of a financial institution increases, and the permissible activities of the institution decrease, as it moves downward through the capital categories. Institutions that fall into one of the three undercapitalized categories may be required to do some or all of the following:

  •
  submit a capital restoration plan;

  •
  raise additional capital;

  •
  restrict their asset growth, deposit interest rates and other activities;

  •
  improve their management;

  •
  eliminate management fees; or

  •
  divest themselves of all or a part of their operations.

        A bank that is not "well capitalized" is also subject to certain limitations relating to so-called "brokered" deposits. Bank holding companies controlling financial institutions can be called upon to boost the institutions' capital and to partially guarantee the institutions' performance under their capital restoration plans.

        These capital guidelines can affect us in several ways. If the bank grows at a rapid pace, its capital may be depleted too quickly, and a capital infusion from the company may be necessary which could impact our ability to pay dividends. Our capital levels will initially be more than adequate; however, rapid growth, poor loan portfolio performance, poor earnings performance or a combination of those factors could change our capital position in a relatively short period of time.

        Failure to meet these capital requirements would mean that a bank would be required to develop and file a plan with its primary federal banking regulator describing the means and a schedule for achieving the minimum capital requirements. In addition, such a bank would generally not receive regulatory approval of any application that requires the consideration of capital adequacy, such as a branch or merger application or dividend approval, unless the bank could demonstrate a realistic plan to meet the capital requirement within a reasonable period of time.

        Industry experts expect that as a consequence of the current situation in the banking industry capital requirements will be strengthened in some fashion. We can not predict whether, when or in what form such changes will occur, but any such changes could have a material adverse effect on the bank's lending capacity.

Other

        Financial Institutions Reform, Recovery and Enforcement Act of 1989.    This act expanded and increased the enforcement powers of the regulators in terms of both civil and criminal penalties available for use by the federal regulatory agencies against depository institutions and certain "institution-affiliated parties." Institution-affiliated parties include management, employees and agents of an insured depository financial institution, as well as independent contractors and consultants such as attorneys and accountants, shareholders and others who participate in the conduct of the financial institution's affairs. Violations include the failure of an institution to timely file required reports, the filing of false or misleading information or the submission of inaccurate reports. Civil penalties may be as high as $1,000,000 a day for continuing violations. Criminal penalties for some financial institution crimes have been increased to 20 years. In addition, regulators are provided with greater flexibility to commence enforcement actions against institutions and institution-affiliated parties. Possible enforcement actions include the termination of deposit insurance. Furthermore, banking agencies' power to issue cease-and-desist orders were expanded. Such orders may, among other things, require affirmative action to correct any harm resulting from a violation or practice, including restitution, reimbursement, indemnification or guarantees against loss. A financial institution may also be ordered to restrict its growth, dispose of any loan or assets involved, rescind agreements or contracts, employ qualified officers and employees, or take other actions as determined by the ordering agency to be appropriate.

        Privacy and Credit Reporting.    Financial institutions are required to disclose their policies for collecting and protecting confidential information. Customers generally may prevent financial institutions from sharing nonpublic personal financial information with nonaffiliated third parties except under narrow circumstances, such as the processing of transactions requested by the consumer. Additionally, financial institutions generally may not disclose consumer account numbers to any nonaffiliated third party for use in telemarketing, direct mail marketing or other marketing through electronic mail to consumers. It will be the bank's policy not to disclose any personal information to nonaffiliated third parties unless required to do so by law.

        Like other lending institutions, the bank will utilize credit bureau data in its underwriting activities. Use of such data is regulated under the Fair Credit Reporting Act on a uniform, nationwide basis, including credit reporting, prescreening, sharing of information between affiliates and the use of credit data.

        USA PATRIOT Act of 2001.    In October 2001, the USA PATRIOT Act of 2001 was enacted in response to the terrorist attacks in New York, Pennsylvania and Washington D.C. that occurred on September 11, 2001. The PATRIOT Act is intended to strengthen United States law enforcement's and the intelligence communities' abilities to work cohesively to combat terrorism on a variety of fronts. The potential impact of the PATRIOT Act on financial institutions is significant and wide ranging. The PATRIOT Act contains sweeping anti-money laundering and financial transparency laws and imposes various regulations, including standards for verifying customer identification at account opening, and rules to promote cooperation among financial institutions, regulators and law enforcement entities in identifying parties who may be involved in terrorism or money laundering.

        Check 21.    The Check Clearing for the 21st Century Act gives "substitute checks," such as a digital image of a check and copies made from that image, the same legal standing as the original paper check. Some of the major provisions include:

  •
  allowing check truncation without making it mandatory;

  •
  demanding that every financial institution communicate to account holders in writing a description of its substitute check processing program and their rights under the law;

  •
  legalizing substitutions for and replacements of paper checks without agreement from consumers;

  •
  retaining in place the previously mandated electronic collection and return of checks between financial institutions only when individual agreements are in place;

  •
  requiring that when account holders request verification, financial institutions produce the original check (or a copy that accurately represents the original) and demonstrate that the account debit was accurate and valid; and

  •
  requiring the re-crediting of funds on the next business day after a consumer proves that the financial institution has erred.

        Effect of Governmental Monetary Policies.    Our earnings will be affected by domestic economic conditions and the monetary and fiscal policies of the United States government and its agencies. The Federal Reserve's monetary policies have had, and are likely to continue to have, an important impact on the operating results of commercial banks through its power to implement national monetary policy in order to, among other things, curb inflation or combat a recession. The monetary policies of the Federal Reserve have major effects upon the levels of bank loans, investments and deposits through its open market operations in United States government securities and through its regulation of the discount rate on borrowings of member banks and the reserve requirements against member bank deposits. It is not possible to predict the nature or impact of future changes in monetary and fiscal policies.

        Proposed Legislation and Regulatory Action.    New regulations and statutes are regularly proposed that contain wide-ranging proposals for altering the structures, regulations and competitive relationships of the nation's financial institutions. The United States Treasury Department recently has recommended a major restructuring of the financial institution regulatory framework in this country. We cannot predict whether or in what form any proposed regulation or statute will be adopted or the extent to which our business may be affected by any new regulation or statute.

MANAGEMENT

General

        The following table sets forth the minimum number and percentage of our outstanding shares of common stock we expect to be beneficially owned by the founders, organizers, directors and executive officers of the company and the bank after the completion of this offering. All of our founders and organizers, except Mr. Silver, will serve as directors of either the holding company or the bank or both. This table includes shares based on the "beneficial ownership" concepts as defined by the Securities and Exchange Commission. Our founders, organizers, directors and executive officers will be deemed to beneficially own shares held by their spouses, minor children and other relatives residing in their households, or by trusts, partnerships, corporations or deferred compensation plans controlled by such persons. In addition, this table reflects the assumed exercise of the maximum number of warrants that may be granted to each founder and organizer, which may be exercisable upon issuance assuming the minimum or maximum offerings are sold. Depending on the level of pre-opening expenses, some of the organizer and founder warrants may be issued as "director warrants" which will not be exercisable within 60 days. This table does not include options that may be issued to executive officers at the opening of the bank, as such options will not be exercisable within 60 days of the date of this prospectus. For additional information regarding the terms of the warrants that will be issued to founders and organizers, options that will be issued to consultants and options that will be granted to executive officers see, "Founder, Organizer and Director Warrants" and "Employment Arrangements" below in this Section and "Description of Securities—Organizer and Founder Warrants and Consultant Options" on page     •    .

Founders, Organizers, Directors and Executive Officers

Name of Beneficial Owner	Number of Shares Anticipated to be Owned Following the Offering if Minimum Offering Sold	Percent if Minimum Offering Sold	Number of Shares Anticipated to be Owned Following the Offering if Maximum Offering Sold	Percent if Maximum Offering Sold
William K. Bogache(1)	35,000	1.7%	41,136	1.4%
J. Egerton Burroughs(2)	68,000	3.2%	74,136	2.5%
Chester A. Duke(2)	46,000	2.2%	52,136	1.7%
Robin W. Edwards(1)	35,000	1.7%	41,136	1.4%
Joel P. Foster	10,000	*	10,000	*
Henrietta U. Golding(1)	35,000	1.7%	41,136	1.4%
Adair M. Graham(1)	30,000	1.4%	36,136	1.2%
Marsha W. Griffin(1)	30,000	1.4%	36,136	1.2%
Gary L. Hadwin(1)	30,000	1.4%	36,136	1.2%
Benjy A. Hardee(1)	50,000	2.4%	56,136	1.9%
Nelson L. Hardwick(1)	30,000	1.4%	36,136	1.2%
Marilyn B. Hatley(1)	30,000	1.4%	36,136	1.2%
W. John Laymon(1)	30,000	1.4%	36,136	1.2%
Andrew H. Lesnik(1)	35,000	1.7%	41,136	1.4%
L. Morgan Martin(1)	30,000	1.4%	36,136	1.2%
John L. Napier(1)	30,000	1.4%	36,136	1.2%
Michael D. Owens(1)	60,000	2.8%	66,136	2.2%
Holly L. Schreiber	5,000	*	5,000	*
Larry D. Silver(1)	30,000	1.4%	36,136	1.2%
Dennis L. Wade(1)	30,000	1.4%	36,136	1.2%
Douglas P. Wendel(2)	48,000	2.3%	54,136	1.8%
Debra D. Wilkins(1)	30,000	1.4%	36,136	1.2%
Vivian A. Wong(1)	30,000	1.4%	36,136	1.2%
Dennis T. Worley(1)	30,000	1.4%	36,136	1.2%

All founders, organizers, directors and executive officers as a group (24 persons)(3)	817,000	34.9%	951,992	28.2%

*
less than 1%

(1)
Includes warrants to acquire 10,000 shares of common stock if the minimum offering is sold and 16,136 shares of common stock if the maximum offering is sold.

(2)
Includes warrants to acquire 18,000 shares of common stock if the minimum offering is sold and 24,136 shares of common stock if the maximum offering is sold.

(3)
Includes warrants to acquire 244,000 shares of common stock if the minimum offering is sold and 378,992 shares if the maximum offering is sold.

Founders, Organizers, Directors and Executive Officers

        Set forth below is information regarding Coastal Carolina Bancshares, Inc.'s founders, organizers, directors and executive officers as of the date of this prospectus. The company's current directors will serve until the first annual meeting of shareholders anticipated to be held in 2009. Thereafter, in accordance with our articles of incorporation we will have a classified board of directors, so that, as nearly as possible, one-third of the directors are elected each year to serve three-year terms. At the first annual meeting of shareholders, the shareholders will elect the following: (i) Class I directors for a term expiring at the second annual meeting of shareholders, (ii) Class II directors for a term expiring at the third annual meeting of shareholders and (iii) Class III directors for a term expiring at the fourth annual meeting of shareholders. At each annual meeting of shareholders, successors to the class of directors whose term expires at the annual meeting will be elected for a three-year term.

        William K. Bogache, M.D. of Myrtle Beach, SC, organizer, age 65, is a director of Coastal Carolina Bancshares, Inc. He will be a director and Vice Chairman of the proposed bank and a member of the bank's executive committee and strategic planning/budget committee and the chair of its loan policy committee. Dr. Bogache is a board certified urologic surgeon. He was employed as a corporate and commercial real estate loan officer at C&S National Bank, Atlanta, GA, from 1968 - 1975. He served on the Board of Trustees of Grand Strand Regional Medical Center, Myrtle Beach, SC from 1996 - 2001 and as its chairman from 2000 - 2001. He was chief of staff of that Medical Center from 1993 to 1994. He is also a senior partner with Grand Strand Urology, LLP where he has practiced medicine since 1988 and has been Medical Director of Parkway Surgery Center of Myrtle Beach since 2001. He serves on the board of directors of the Long Bay Symphony and on the Grand Strand Advisory Board of Santee Cooper.

        J. Egerton Burroughs of Murrells Inlet, SC, organizer and founder, age 62, is a director and Vice Chairman of the board of directors of Coastal Carolina Bancshares, Inc. and will be a director of the proposed bank and a member of the bank's executive committee, loan policy committee and strategic planning/budget committee. Mr. Burroughs is President of Burroughs Brothers Properties, a development company in Conway, SC, a position he has held since 1991. He also has been Chairman of the Board of Burroughs & Chapin Company, Inc., a real estate development company in Conway and Myrtle Beach since 1990. He is a director and was an organizer of Touchmark National Bank, Norcross, GA. He was a director of Crescent Bank, Myrtle Beach (of which he was also an organizer) from 2000 to 2007, and of Anchor Bank, Myrtle Beach from 1974 to 2000. He currently serves on the Horry County Early College High School Advisory Board, Conway, SC, the board of Imagine South

Carolina Prejudice Free, Columbia, SC and the University of South Carolina Board of Trustees, Columbia, SC.

        Chester Allen Duke of Garden City, SC, organizer and founder, age 69, is a director and the Chairman of the board of directors of Coastal Carolina Bancshares, Inc. and will be a director of the proposed bank and a member of the bank's executive committee, compensation/governance/nominating committee, audit/compliance/risk management committee and loan policy committee. Mr. Duke was Vice Chairman of Anchor Bank of Myrtle Beach, SC from 1999 until he retired in 2000. Previously, he was Chairman, President and Chief Executive Officer of M&M Financial Corporation, parent company of First National South (a combination of Marion National Bank and Davis National Bank) and President of Marion National Investment Corporation. Mr. Duke served as President of Davis National Bank from 1974 to 1981 and of Marion National Bank from 1981 to 1994 when the two combined to form First National South. He has served on the board of directors of the Business Development Corporation of South Carolina for the past 18 years. In the past, he has served as President of both the Independent Bankers of South Carolina and the South Carolina Bankers Association. He served three years on the Federal Reserve Board of Richmond, Va. He also has served 12 years on the board of directors of the South Carolina Jobs Economic Development Authority and the South Carolina State Museum board of directors.

        Robin Williamson Edwards of Myrtle Beach, SC, organizer, age 71, is a director of Coastal Carolina Bancshares, Inc. and will be a non-voting company representative on the bank's public relations/marketing/new business development committee. Ms. Edwards has been retired for more than five years. She currently serves as a member of the board of directors of the Coastal Educational Foundation, Coastal Carolina University, Conway, SC, and the Board of Visitors, Edwards College, Coastal Carolina University. She is a past member of the Nursing College Board and the Dental College Board of the Medical University of South Carolina, Charleston, SC.

        Joel P. Foster of Myrtle Beach, SC, age 45, will be the Chief Lending Officer and a Senior Vice President of the proposed bank. Before joining the company in January 2008, he was owner of Foster Development Management, LLC, a development management company in Myrtle Beach, a business he started in March 2007. From September 2006 until March 2007 he was Loan Administration Group Leader and Senior Vice President of Coastal Federal Bank in Myrtle Beach, with responsibility for the growth, profitability and soundness of that bank's retail and commercial loan portfolio. He was the Myrtle Beach Market Leader and Senior Vice President for Coastal Federal Bank from 2000 through September 2006. Mr. Foster is the immediate past president of the Grand Strand YMCA, co-chairman of the Myrtle Beach portion of the United Way Campaign, past president of the Coastal Carolina Sertoma Club and a member of the Finance Committee for the Myrtle Beach Area Chamber of Commerce.

        Henrietta U. Golding of Myrtle Beach, SC, organizer, age 57, will be a director and the Treasurer of the proposed bank and a member of its executive committee, technology committee, strategic planning/budget committee and chair of its compensation/governance/nominating committee. She is an attorney and shareholder with McNair Law Firm, P.A. and the firm's Myrtle Beach Office unit manager, positions she has held for more than five years. She served on the Myrtle Beach Advisory board of South Carolina National Bank and after its merger with Wachovia, the Wachovia Horry County Advisory board for a combined total of 27 years.

        Adair M. Graham, Jr. of Wilmington, NC, organizer, age 34, is a director of Coastal Carolina Bancshares, Inc. and will be a non-voting company representative on the bank's public relations/marketing/new business development committee. Since December 2005, Mr. Graham has been a managing member of Carryover of the Carolinas, LLC, Wilmington, NC, a company that utilizes a unique technological solution to providing waterway access for recreational boating while minimizing environmental impacts. From 2003 to 2005, he was an associate with Cameron Management in

Wilmington, a family owned company with a broad range of investments with an emphasis on real estate. He currently serves as Chair of the VMI Cameron Scholarship Fund, Member of the Executive Advisory Committee at Episcopal High School, Alexandria, VA, General Partner of BBC Family Limited Partnership, Managing Member of Cameron Group, LLC, Managing Member of Cameron Properties, LLC, and Managing Member of Hyde Company, LLC, all family owned companies.

        Marsha W. Griffin of North Myrtle Beach, SC, organizer, age 59, will be a director of the proposed bank and a member of its technology committee and public relations/marketing/new business development committee. Since 1998, she has been the President of Marsha Griffin & Associates, LLC of Myrtle Beach, a firm which provides executive coaching, teambuilding and leadership development for organizations and individuals. She is also a consultant for Business Education Expectations (BE2), the business enrichment arm of Early College High School of Myrtle Beach. She serves on the Small Business Association Board, Wall School of Business, Coastal Carolina University, Conway, SC. She is also an instructor at the South Carolina Bankers School, University of South Carolina, Columbia, SC.

        Gary Hadwin of Myrtle Beach, SC, organizer, age 50, is a director of Coastal Carolina Bancshares, Inc. and will be a non-voting company representative on the bank's public relations/marketing/new business development committee. He has been the President and Owner of Hadwin-White Pontiac-Buick-GMC Trucks-Subaru, Inc., a vehicle sales and service company in Conway, SC, since 1986. Mr. Hadwin serves on the Advisory Board of the Wall School of Business, Coastal Carolina University, Conway, SC.

        Benjy Hardee of Little River, SC, organizer, age 55, will be a director of the proposed bank and a member of its compensation/governance/nominating committee, loan policy committee, public relations/marketing/new business development committee and strategic planning/budget committee. Mr. Hardee has been President and Chief Executive Officer of A. O. Hardee & Son, Inc., a heavy/highway site contractor licensed in North Carolina since 1985 and South Carolina since 1981. He is also the owner and president of River Hills Golf & Country Club in Little River and a developer of several Grand Strand area residential communities, including Royal Estates, Carriage Lakes and Waterfall. He is currently Vice Chairman of the board of directors of the Grand Strand Water & Sewer Authority. He served as a member of the Advisory Board of Branch Banking and Trust Company of Myrtle Beach from 2000 until March 2008. Mr. Hardee is Mr. Martin's brother-in-law.

        Nelson L. Hardwick of Surfside Beach, SC, organizer, age 56, will be a director of the proposed bank and a member of its technology committee and public relations/marketing/new business development committee and chair of its strategic planning/budget committee. Mr. Hardwick has been managing owner of Nelson L. Hardwick & Associates, an engineering firm, since 2003. In addition, since 2005, he has represented District 106 in the South Carolina State House of Representatives. He is also President of South End Investors, Inc., a real estate development company with property located near Surfside Beach, SC and a Managing Partner of JEB, LLC, a real estate partnership with holdings on Highway 90 near Conway, SC.

        Marilyn B. Hatley of North Myrtle Beach, SC, organizer, age 57, will be a director and the Secretary of the proposed bank and a member of its executive committee, loan policy committee, public relations/marketing/new business development committee, audit/compliance/risk management committee and strategic planning/budget committee. Ms. Hatley has been the Mayor of North Myrtle Beach since 2001. She is also a hair stylist at Visible Designs, Inc. She served on the Advisory Board of Crescent Bank of Myrtle Beach from 2004 to 2008. She also serves on the board of directors of the Municipal Association of South Carolina and is Chair of the Grand Strand Coastal Mayors Alliance.

        W. John Laymon of Myrtle Beach, SC, organizer, age 52, is a director of Coastal Carolina Bancshares, Inc. Mr. Laymon will be a non-voting company representative on the bank's technology committee. Since 1996, Mr. Laymon has been the Director of Residential Real Estate for The Jackson

Companies' Prestwick, Ocean Lakes and Sayebrook operations, all of Myrtle Beach. He was Chairman of the Board of the Myrtle Beach Regional Economic Development Corporation from 2005 to 2007. He is South Carolina Ambassador for Economic Development for 2007-2008 and a member of the Horry County Economic Development Strategic Plan Task Force. He is also a member of the Gerson Lehrman Group Real Estate Council, Austin, Texas.

        Andrew Lesnik of Myrtle Beach, SC, organizer, age 61, will be a director of the proposed bank, chair of its public relations/marketing/new business development committee, and a member of its strategic planning/budget committee. Mr. Lesnik has been President of Lesnik Himmelsbach Wilson Hearl, Inc., an advertising and public relations firm in Myrtle Beach, since 1987. He is also Chief Executive Officer of Sheriar Press, Myrtle Beach, a South Carolina commercial printing company. Mr. Lesnik is the Chairman of the Board of PICA (Printing Industries of America), a not-for-profit trade association, and serves on the following Myrtle Beach-based boards of directors: Business Education Expectations (BE2—the business enrichment arm of Early College High School), Sheriar Foundation and Meher Fund.

        Lonnie Morgan Martin of Conway, SC, organizer, age 55, is a director and the Secretary of Coastal Carolina Bancshares, Inc. Mr. Martin will be a non-voting company representative on the bank's loan policy committee. Mr. Martin, an attorney, has been a partner with the law firm of Hearn, Brittain & Martin, P.A., Myrtle Beach since 1988 and served three terms in the South Carolina state legislature. Mr. Martin was a member of the Advisory Board of First Citizens Bank of Conway, SC from 1998 to 2008. Mr. Martin is Mr. Hardee's brother-in-law.

        John L. Napier of Pawleys Island, SC, organizer, age 61, is a director and the Treasurer of Coastal Carolina Bancshares, Inc. Mr. Napier will be a non-voting company representative on the bank's audit/compliance/risk management committee. Mr. Napier, an attorney, has practiced law with his own firm, John L. Napier, LLC, since November 2003. From January 1, 2003 until October 3, 2003, he was counsel to Winston & Strawn, a law firm, in its Washington, DC office. Mr. Napier is a former United States Congressman from South Carolina, and a former federal judge on the United States Court of Federal Claims in Washington, DC.

        Michael D. Owens of Myrtle Beach, SC, organizer, age 50, is a director and President and Chief Executive Officer of Coastal Carolina Bancshares, Inc. and will be a director and President and Chief Executive Officer of the proposed bank. Mr. Owens will serve on the bank's executive committee, loan policy committee, strategic planning/budget committee and public relations/marketing/new business development committee and will be chairman of the bank's technology committee. Mr. Owens was manager of Coastal Carolina Dream Team, LLC, from November 2007 until it merged with the company in April 2008. Mr. Owens has more than 28 years of banking experience. From 1997 to 2007, he was President, Chief Executive Officer and a director of The Coastal Bank and Coastal Bancshares, Inc., headquartered in Savannah, Georgia. Prior to that, he was President, Chief Executive Officer and a director of Atlantic Savings Bank, FSB, a wholly-owned subsidiary of Wachovia Corporation headquartered in Hilton Head Island, South Carolina. Mr. Owens held various executive level jobs with Wachovia and its subsidiaries in different locations from 1980 until 1997. He is a board member of Coastal Area District Development Authority (CADDA) and voting member of the Loan Committee, as well as a member of the Coastal Board, of the Georgia Chapter of The Nature Conservancy. He previously served as a board member of the Georgia Bankers Association, where he was Chairman of the Community Bankers Committee, as Chairman of the Board of Trustees, Hilton Head Island Museum, and as a board member of the Greater Island Committee, Hilton Head Island. Mr. Owens is a Paul Harris Fellow of Rotary Club International.

        Holly L. Schreiber of Myrtle Beach, SC, age 42, is Chief Financial Officer and Assistant Treasurer of Coastal Carolina Bancshares, Inc. and will be the Chief Financial Officer and a Senior Vice President of the proposed bank. Ms. Schreiber joined the company on March 3, 2008. From September

2006 until February 2008, Ms. Schreiber was a consultant/associate in the Charlotte, NC office of Resources Global Professional, a contract consulting company headquartered in Irvine, CA, and was assigned to various companies to serve as a financial reporting consultant, including to a bank holding company. From July 2007 to December 2007 she also did contract consulting for Robert Half International, a contract consulting firm located in Charlotte, NC, and in that capacity served as Interim Chief Financial Officer for Carolina Premier Bank, a de novo bank in Charlotte, NC. From June 1999 until October 2003, Ms. Schreiber was a Senior Vice President for National City Corporation, a bank holding company, with responsibilities in the area of accounting and financial reporting. Since October 2003 she also has managed three personally owned businesses, St. John Financial (investment manager), Go Beyond Success, Inc. (investment education) and Go Beyond Success LLC (business development training).

        Larry D. Silver of Boca Raton, FL, non-organizer founder, age 55, has been the owner of Silver Companies, a real estate and investment company, for the last 35 years. Under his leadership, Silver Companies has grown from a local development company to a national organization, with offices in Washington, DC and Boca Raton, specializing in commercial and residential development and organizing real estate investment funds.

        Dennis Lynn Wade of Myrtle Beach, SC, organizer, age 46, will be a director of the proposed bank. Mr. Wade will chair the bank's audit/compliance/risk management committee and will serve as a member of its loan policy committee. Mr. Wade has been President and Chief Executive Officer of The Jackson Companies of Myrtle Beach since 2001. He currently serves as Treasurer of the South Carolina Chamber of Commerce Board and is a past Chairman of the Myrtle Beach Area Chamber of Commerce Board. He is also Treasurer of the Coastal Educational Foundation Board and serves on the Board of Visitors of the Wall School of Business, Coastal Carolina University, Conway, SC.

        Douglas P. Wendel of Myrtle Beach, SC, organizer and founder, age 65, is a director of Coastal Carolina Bancshares, Inc. and will be a director and the Chairman of the board of directors of the proposed bank. Mr. Wendel will chair the bank's executive committee and will serve on the bank's audit/compliance/risk management committee, compensation/governance/nominating committee, strategic planning/budget committee, technology committee, public relations/marketing/new business development committee and loan policy committee. Mr. Wendel was President and Chief Executive Officer of Burroughs & Chapin Company, Inc. of Myrtle Beach from 1993 until his retirement on July 31, 2007. Since his retirement, he has been an employee/consultant to Burroughs & Chapin Company, Inc. He currently serves on the following boards of directors: South Carolina Chamber of Commerce, the Northeastern Strategic Alliance of South Carolina and Business Education Expectations (BE2), the business enrichment arm of Early College High School, of Myrtle Beach. He is also a member of the Board of Visitors, Wall School of Business, Coastal Carolina University, Conway, SC and the Chairman of Tourism Alliance of South Carolina, Columbia, SC.

        Debra D. Wilkins of Greenville, SC, organizer, age 53, is a director of Coastal Carolina Bancshares, Inc. Ms. Wilkins will serve as a non-voting company representative on the bank's strategic planning/budget committee. Mrs. Wilkins has been a judicial assistant with the United States Court of Appeals for the Fourth Circuit for 21 years. She is an organizer of Touchmark Bancshares, Inc. and Touchmark National Bank in Norcross, GA. She is also a board member of the Upstate Affiliate of the Susan G. Komen for the Cure in Greenville, SC.

        Vivian A. Wong of Greenville, SC, organizer, age 67, will be a director of the proposed bank and a member of its executive committee, audit/compliance/risk management committee and compensation/governance/nominating committee. Ms. Wong has been a real estate investor and developer for over 32 years. Ms. Wong is chairwoman of Pacific Gateway Capital, LLC, a company she formed in 2001 that specializes in new United States/China trade, including development of United States retail franchises in China and attracting Chinese investment to South Carolina. She was co-founder and organizing director of Independence National Bank in Greenville, SC and co-founder and organizing director of Touchmark National Bank, Norcross, GA and currently serves on both of those banks' boards of directors.

        Dennis T. Worley of Tabor City, NC, organizer, age 52, is a director of Coastal Carolina Bancshares, Inc. Mr. Worley will serve as a non-voting company representative on the bank's audit/compliance/risk management committee. Mr. Worley, an attorney, has practiced law in the McGougan Law Firm of Tabor City since 1981 and has been a partner in that firm since 1983. Mr. Worley served on the Columbus National Bank Advisory Committee, Fair Bluff, NC from 1987 to1991 and the Horry County State Bank Advisory Committee, Tabor City from 1999 to 2007). He is a former director of East Coast Insurance Agency, Tabor City, a co-organizer of Tabor City Investment Club and a member and past President of the North Carolina Electric Membership Cooperative Counsel Association. He has served as General Counsel to Brunswick Electric Membership Corporation and Rural Consumer Services Corporation, both of Shallotte, NC since 1990. He served as a Trustee of the University of North Carolina at Wilmington from 1999 to 2007.

Summary Compensation Table

        During 2007, our only executive was Michael D. Owens.

Name and Principal Position	Year	All Other Compensation
Michael D. Owens, Manager (Principal Executive Officer)	2007	$12,500	(1)

    (1)
    Consists of consulting fees accrued from November 1—December 31, 2007 and paid in 2008.

Employment Arrangements

        We have an employment agreement with Mr. Owens, our President and Chief Executive Officer. Mr. Owens was paid at the rate of $130,000 a year payable monthly in arrears until the organizers received preliminary conditional approval from the OCC for a national bank charter at which time his compensation was increased to $180,000 a year. Mr. Owens' employment term will expire on the date 36 months after the date the bank first opens for business and is subject to an automatic one-year extension on the second anniversary of such opening date and each subsequent anniversary of such date provided that our board of directors determines that he has met the company's performance requirements and standards. During his employment term, Mr. Owens is entitled to:

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  base salary of $130,000 initially, increasing to $180,000 per year at time of OCC preliminary approval, which may be increased from time to time by the board of directors;

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  performance bonuses of 20%, 30% or 50% of his annual salary if certain performance levels to be determined from time to time by the board of directors under a to-be-developed bonus plan are achieved; and

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  options to purchase 3.3% of the number of shares of common stock sold in the offering. The award agreement for the stock options will provide that one-fifth of the options will vest on each of the first five anniversaries of the opening date of the bank.

        During his employment term, Mr. Owens also will be eligible to receive additional equity based awards in the discretion of the board of directors. If we terminate Mr. Owen's employment without "cause," or if Mr. Owens terminates his employment for "good reason" (each as defined in his employment agreement), we will continue to pay his then base salary for the remaining term of the agreement or until he receives a comparable salary from other employment. In addition, following a change in control, he will be entitled for a period of 30 days to terminate his employment and receive severance equal to 2.99 times his average W-2 compensation reported over the previous five complete years plus a gross-up amount to cover any excise taxes and interest and penalties thereon arising from the severance payment and any other benefit paid or distributed to him as a result of the change of control.

        We also have entered into an employment agreement with Mr. Foster who will be the bank's Chief Lending Officer. Mr. Foster's contract will expire on December 31, 2008, but is subject to automatic annual 12-month extensions unless either the employee or the employer notifies the other that it elects not to extend. During Mr. Foster's term of employment he is entitled to:

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  base salary of $150,000 per year, which may be increased from time to time by the board of directors; and

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  options to purchase between 30,000 and 38,700 (depending on the number of shares sold in the offering) shares of common stock. The award agreement for the stock options will provide that one-fifth of the options will vest on each of the first five anniversaries of the opening date of the bank.

        During the term of his employment, Mr. Foster will be eligible to receive additional equity based awards in the discretion of the board of directors. If Mr. Foster's employment is terminated without "cause" (as defined in his employment agreement) or if Mr. Foster terminates his employment for "good reason" (as defined in his employment agreement), his annual salary less any compensation he receives from any new employment shall be paid to him for 12 additional months.

        We also have entered into an employment agreement with Ms. Schreiber, our Chief Financial Officer. Ms. Schreiber's contract will expire on March 2, 2009, but is subject to automatic annual 12-month extensions unless either the employee or the employer notifies the other that it elects not to extend. During Ms. Schreiber's term of employment she is entitled to:

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  base salary of $150,000 per year, which may be increased from time to time by the board of directors; and

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  options to purchase 20,000 shares of common stock. The award agreement for the stock options will provide that one-fifth of the options will vest on each of the first five anniversaries of the opening date of the bank.

        During the term of her employment, Ms. Schreiber is also eligible to receive additional equity based awards in the discretion of the board of directors. If Ms. Schreiber's employment is terminated without "cause" (as defined in her employment agreement) or Ms. Schreiber terminates her employment for "good reason" (as defined in her employment agreement), her annual salary less any compensation she receives from any new employment shall be paid to her for 12 additional months.

        Pursuant to the terms of their respective employment agreements, each of Mr. Owens, Mr. Foster and Ms. Schreiber has agreed that during the term of his or her employment and for a period of 18 months after the termination of employment for any reason other than (i) termination by the company without "cause," as such term is defined in the employee's employment agreement, (ii) termination by the employee for "good reason," as such term is defined in the employee's employment agreement; (iii) termination if the bank does not commence operations or if his or her employment is not approved by the OCC or FDIC; or (iv) termination as a result of the company not being expected to raise pursuant to this offering the needed equity, as determined by the company's board of directors, he or she will not directly or indirectly engage in the banking and financial services business or any other business in which the company or any of its subsidiaries is engaged, including efforts to organize a banking or other financial services business anywhere within Horry, Georgetown, Florence and Williamsburg Counties in South Carolina and Brunswick and Pender Counties in North Carolina. Each has also agreed that during the term of his or her employment and for a period of 18 months thereafter, he or she (i) will (a) not solicit any employees of the company or any of its subsidiaries to leave the employ of such entity and (b) refrain from recruiting or hiring directly or by assisting others, any individual at the time employed by the company or any of its subsidiaries and (ii) will not directly or indirectly solicit any business from any customers of the company or its subsidiaries with whom he or she has had material contact within the last 24 months for the purpose of providing products or services similar to or competitive with those provided by the company or any of its subsidiaries.

        Also, pursuant to the terms of their respective employment agreements, all unvested options held by each will also vest upon his or her death or disability or if his or her employment is terminated without "cause" or for "good reason." All of the options granted to Ms. Schreiber and Mr. Foster will be qualified stock options. A portion of the options granted to Mr. Owens, that amount which vests in a year in excess of 10,000, will be non-qualified stock options for the reason explained below under "Stock Incentive Plan."

        We estimate that base compensation payable to the executive officers during 2008 will total $430,000. We do not currently expect to enter into employment agreements with any company or bank employees other than Mr. Owens, Mr. Foster and Ms. Schreiber; all other employees will be employees-at-will serving at the pleasure of the company and/or the bank.

Compensation of Directors

        We do not intend to pay our company or bank directors cash fees until the bank is profitable. However, following completion of the offering, we may compensate our directors through other means such as stock options.

Stock Incentive Plan

        General.    We will maintain a stock incentive plan designed to provide us with the flexibility to grant incentive stock options and non-qualified stock options and, if the necessary regulatory approval is obtained, restricted stock, to our officers and other individuals employed by Coastal Carolina Bancshares, Inc. and Coastal Carolina National Bank. The purpose of the plan will be to encourage employees to increase their efforts to make us more successful, to provide an additional inducement for such individuals by providing the opportunity to acquire shares of our common stock on favorable terms and to provide a means through which we may attract, encourage and maintain qualified employees.

        The plan will have a term of 10 years and, subject to shareholder approval, will be effective as of the date the bank opens for business. It will provide for the issuance of between 147,500 and 212,500 shares (depending on the number of shares issued in the offering). It is intended that certain options granted under the plan will qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, and other options granted thereunder will be non-qualified stock options. Incentive stock options are eligible for favored tax treatment, while non-qualified stock options do not qualify for such favored tax treatment. In order for us to issue incentive stock options under the plan, the plan must be approved by our shareholders. We expect to ask our shareholders to consider the plan at the first annual shareholders' meeting, anticipated to be held in 2009. If more than the minimum but less than the maximum number of shares are sold, the number of shares that could be issued pursuant to awards made under the plan would increase by 72 per 1,000 shares sold. Under their employment agreements, each of Messrs. Owens and Foster and Ms. Schreiber will be granted options to purchase shares of common stock pursuant to the plan. It is expected that these options will be incentive stock options, except for a portion of the options granted to Mr. Owens which will be non-qualified stock options because they exceed the annual limits for the value of options which may vest in any one calendar year as described below. The number of shares covered by options granted to (i) Mr. Owens will be between 69,300 and 99,000; (ii) Mr. Foster will be between 30,000 and 38,700; and (iii) Ms. Schreiber will be 20,000. At the minimum and maximum offering, this would leave 28,200 and 54,800 shares, respectively, available for issuance under the plan. We do not intend to issue stock options at less than the fair market value of the common stock on the date of grant. See "Management—Employment Arrangements," above.

        The stock incentive plan will provide for it to be administered by a committee designated by our board of directors. Our board of directors intends to designate as the committee every director of the company who qualifies as a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and as an "outside director" as defined in Section 1.162-27(c)(e) of the Internal Revenue Code. The committee will have the authority to grant awards under the plan, to determine the terms of each award, to interpret the provisions of the plan and to make all other determinations that it may deem necessary or advisable to administer the plan. The plan will permit the committee to grant awards of incentive stock options and non-qualified stock options and, if regulatory approval is obtained, restricted stock to eligible persons. The committee will determine, within the limits of the plan, the number of shares of common stock subject to an award, to whom an award is granted and the exercise or purchase price and forfeiture or termination provisions of each award. Each award will be subject to a separate agreement that will reflect the terms of the award.

        Option Terms.    The committee will determine whether an option is an incentive stock option or a non-qualified stock option when it grants the option. A holder of an option may not transfer the option during his or her lifetime. The exercise price of an incentive stock option may not be less than the fair market value of the common stock on the date of grant or less than 110% of the fair market value if the participant owns more than 10% of our outstanding common stock. When the incentive stock option is exercised, we will place a legend on the certificates representing the shares of common stock purchased upon exercise of the option to identify them as shares of common stock purchased upon the exercise of an incentive stock option. Under the plan, the exercise price of non-qualified stock options may not be less than 100% of the fair market value of the common stock on the date of grant. Fair market value will be determined in accordance with the plan.

        The term of an option will be specified in the applicable stock option agreement. The term of an incentive stock option may not exceed ten years from the date of grant; however, any incentive stock option granted to a participant who owns more than 10% of our outstanding common stock will not be exercisable more than five years after the date the option is granted. Subject to any further limitations in the applicable stock option agreement, if a participant's employment is terminated, an incentive stock option will expire and become unexercisable no later than three months after the date of termination of employment. If, however, termination of employment is due to death or disability, up to one year may be substituted for the three-month period. Incentive stock options are also subject to the further restriction that the aggregate fair market value, determined as of the date of the grant, of common stock as to which any incentive stock option first becomes exercisable in any calendar year is limited to $100,000 per recipient. If incentive stock options covering common stock with a value in excess of $100,000 first become exercisable in any one calendar year, the excess will be treated as non-qualified stock options. For purposes of determining which options, if any, have been granted in excess of the $100,000 limit, options will be considered in the order they were granted.

        If a participant ceases to be employed by the company prior to the vesting of all options, then he or she will forfeit all of his or her unvested options; however, the option agreements, in the discretion of the committee, may provide that, if such participant's employment terminates due to death or disability, or is terminated without "cause" or for "good reason" as defined in the employee's employment agreement, then the participant's unvested options will vest.

        In the event of a business combination that results in a change of control or in the event of the complete liquidation or dissolution of the company, each outstanding option will terminate, but each option holder will have the right immediately prior to such change of control or complete liquidation or dissolution to exercise his or her options without regard to any vesting provision in the applicable option agreement.

        Termination of Options.    The terms of a particular option agreement may provide that the options will terminate, among other reasons, upon the holder's termination of employment or other status with the company or the bank, upon a specified date or upon the holder's death or disability. A stock option agreement may provide that if the holder dies or becomes disabled, the holder's estate or personal representative may exercise the option. The stock incentive plan will provide that federal regulators may require holders of stock options to exercise or forfeit such options if the company's or the bank's capital falls below minimum requirements.

        Restricted Stock Grants.    If the necessary regulatory approval is obtained, the plan will provide for the committee from time to time to award restricted stock to any participant eligible to receive benefits under the plan. Each participant who is awarded restricted stock will enter into a restricted stock agreement with the company agreeing to the terms and conditions of the award and such other matters consistent with the plan as the committee may determine. Such conditions may include the deferral of a percentage of the participant's annual cash compensation, not including dividends paid on restricted stock, if any, to be applied toward the purchase of restricted stock. Restricted stock awarded to participants may not be sold, transferred, pledged or otherwise encumbered during the period of its restriction; however, all restriction periods will end upon or immediately prior to a "change of control" as defined in the plan. A participant will have the entire beneficial ownership of the restricted stock awarded to him or her, including the right to receive dividends and the right to vote such restricted stock.

        If a participant ceases to be employed by the company prior to the expiration of the restriction period, then he or she will forfeit all of his or her restricted stock with respect to which the restriction period has not yet expired; however, the restricted stock agreements, in the discretion of the committee, may provide that, if such participant's employment terminates due to death or disability, or is terminated without "cause" or with "good reason" as defined in the employee's employment agreement, then the participant would not forfeit his or her restricted stock or any related compensation deferral.

        If any change is made in the common stock by reason of any business combination that does not result in a change of control or any recapitalization, stock dividend, split up or combination of shares, then any shares received by a participant with respect to restricted stock would be subject to the same restrictions as are applicable to such restricted stock.

        Recapitalizations and Reorganizations.    The plan will provide for appropriate adjustment, as determined by the committee, in the number and kind of shares and the exercise price subject to unexercised options in the event of any change in the outstanding shares of common stock by reason of any subdivision or combination of shares, payment of a stock dividend or other increase or decrease in the number of outstanding shares effected without the receipt of consideration.

        Amendment and Termination of the Plan.    The board of directors will have the authority to amend or terminate the plan. The board of directors will not be required to obtain shareholder approval to amend or terminate the plan, but may condition any amendment or termination of the plan upon shareholder approval if it determines that shareholder approval is necessary or appropriate under tax, securities or other laws. The board of director's action may not adversely affect the rights of a holder of a stock option or restricted stock without the holder's consent.

        Federal Income Tax Consequences.    The following discussion outlines generally the federal income tax consequences of the proposed plan and is not intended to be relied upon by persons who may later participate in such plan, each of whom should rely on his or her own tax counsel for advice regarding income tax treatment of awards made under the plan.

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  Incentive stock options.  A participant will not be taxed upon the grant or exercise of all or any portion of an incentive stock option. Instead, the participant will be taxed when he or she sells the shares of common stock purchased upon exercise of the incentive stock option. The participant will be taxed on the difference between the price he or she paid for the common stock and the amount for which he or she sells the common stock. If the participant does not sell the shares of common stock prior to two years from the date of grant of the incentive stock option and one year from the date the common stock is transferred to him or her, any gain will be a capital gain, and we will not be entitled to a corresponding deduction. Generally, if the participant disposes of the shares of common stock before the expiration of the one or two year holding period (a "disqualifying disposition"), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of the excess of the stock's fair market value on the date of exercise over the price he or she paid for the common stock or the participant's actual gain (e.g., the amount for which the stock is sold less the price he or she paid for the common stock), if any, on the purchase and sale. The participant's additional gain or loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year. To the extent a participant recognizes ordinary income by reason of a disqualifying disposition, we will generally be entitled to a corresponding deduction.

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  Non-qualified stock options.  A participant will not be taxed upon the grant of a non-qualified stock option or at any time before the exercise of the option or a portion of the option. When the participant exercises a nonqualified stock option or portion of the option, he or she will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the common stock on the date the option is exercised over the price paid for the common stock, and we will then be entitled to a corresponding deduction.

        Depending upon the time period for which shares of common stock are held after exercise of a non-qualified stock option, the sale or other taxable disposition of shares acquired through the exercise of a non-qualified stock option generally will result in a short- or long-term capital gain or loss equal to the difference between the amount realized on the disposition and the fair market value of such shares when the non-qualified stock option was exercised.

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  Restricted stock.  A participant will not recognize any income upon the grant of an award of restricted stock. Generally, any dividends received by the participant with respect to shares of restricted stock prior to the date the participant recognizes income with respect to such an award will be treated by the participant as compensation taxable as ordinary income, and the company will be entitled to a corresponding deduction.

        A participant will recognize income with respect to the receipt of restricted stock at the earlier of when the restricted stock becomes transferable or the restricted stock is no longer subject to a substantial risk of forfeiture. At that time the participant will recognize ordinary income in an amount equal to the fair market value of the shares of common stock received (as of the earlier of the date of transferability or the date of the lapse of the risk of forfeiture) over the amount, if any, paid by the participant.

        However, by making a special election within 30 days of the grant date and notifying the company, a participant may accelerate the recognition of taxable income to the date restricted stock is granted rather than when the restricted stock becomes transferable or upon the lapse of the substantial risk of forfeiture. If this election is made, the participant will recognize ordinary income, in the year of the grant, in an amount equal to the fair market value of the shares of common stock received (as of the grant date) over the amount, if any, paid by the participant at the time of the grant. Making the election permits the participant to fix the ordinary income tax treatment as of the date of the grant and to pay the tax on any appreciation at capital gain rates when the participant disposes of the restricted stock.

        If a participant forfeits restricted stock prior to the recognition of any income (before it becomes transferable or the lapse of the substantial risk of forfeiture), the participant recognizes an ordinary gain or loss equal to the difference between the amount received for the forfeited common stock and the amount, if any, the participant paid for the forfeited common stock. If a participant forfeits restricted stock after the recognition of income due to the lapse of the restriction on transferability but before the lapse of the substantial risk of forfeiture, the participant recognizes a gain or loss equal to the difference between the amount received for the forfeited common stock and the participant's basis in the forfeited common stock (generally the sum of the amount of ordinary income recognized by the participant on the lapse of the restriction on transferability plus the amount, if any, the participant paid for the forfeited common stock). Any gain will be a short-term or a long-term capital gain, depending on the holding period of the forfeited common stock, and a loss will be an ordinary loss to the extent that the participant had previously recognized ordinary income.

        If the participant made a special election as described above with respect to forfeited restricted stock, the forfeiture is treated as a sale or exchange, and the participant recognizes a capital gain or loss equal to the difference between the amount paid, if any, for the forfeited common stock and the amount received for such forfeited common stock.

        Generally, in the year in which the participant recognizes the income, the company is entitled to a corresponding deduction. However, if the participant made a special election as described above with respect to forfeited restricted stock, no deduction is allowed with respect to the forfeiture.

        Upon the sale or exchange of common stock acquired through an award of restricted stock, a participant will recognize a short-term or a long-term (depending on the holding period) capital gain or loss equal to the difference between the amount received for the sale or exchange of common stock and the participant's basis in the common stock (generally, the amount, if any, paid by the participant for the stock plus the ordinary income previously recognized by the participant with respect to the stock).

Founder, Organizer and Director Warrants

        To date, we have funded our organizational expenses from direct cash advances made by our organizers and one non-organizer founder, draws made under our $2.0 million line of credit and tenant upfit allowances. Each of our organizers has made us a cash advance of $20,000 and guaranteed 5.95% of amounts due under our line of credit and our non-organizer founder has made us a cash advance of $200,000. We intend to fund any additional organizational and pre-opening expenses incurred before the bank opens for business from draws made under the line of credit. We expect to incur a total of $2.8 million in offering, organizational and other pre-opening expenses, including furniture, fixtures, equipment and leasehold improvements of $866,000 plus sales agent commissions and expenses ranging from $650,000 to $1,010,000. These expenses are described more fully in the section titled "Use of Proceeds" on page     •    . In the event that we do not open, our founders and organizers will bear the risk of loss with respect to any cash advances that have not been repaid and our organizers will be responsible for amounts drawn under our line of credit.

        As previously stated, our founders and organizers intend to purchase at least 558,000 shares of our common stock in this offering at a price of $10.00 per share. In consideration for assisting in our organization and in recognition of the substantial financial risks undertaken by our founders and organizers and, in the case of those who will serve as directors of the company or the bank after the offering, to encourage their continued involvement with the company and the bank, we intend to grant an aggregate of 24,000 warrants to each of our three organizer-founders, Messrs. Burroughs, Duke and Wendel, plus an aggregate of 220,000 (assuming the minimum offering is sold) or 354,992 (assuming the maximum offering is sold) warrants to our organizers (including our organizer-founders) and our non-organizer founder. None of these warrants may be exercised in a cashless or net-cash exercise. Each organizer and our non-organizer founder will receive warrants to purchase 10,000 shares of our common stock for $10.00 per share (18,000 for each organizer-founder) if the minimum number of shares is sold, and 16,136 shares for $10.00 per share (24,136 for each organizer-founder) if the maximum number of shares is sold. For sales between the minimum and maximum amounts the organizers and founders will receive an additional 150 warrants for each 10,000 additional shares sold, up to the maximum described above.

        Some of these warrants will be "organizer/founder warrants" and some will be "director warrants." The allocation of warrants between "organizer/founder" warrants and "director" warrants will be determined based on (i) the amount each organizer and our non-organizer founder has at risk prior to the opening of the bank and (ii) the amount of offering, organizational and pre-opening expenses we incur. Organizers and our non-organizer founder may receive organizer/founder warrants and directors, including organizers and organizer/founders, may receive director warrants. Organizer/founder warrants will be fully vested upon issuance and will be exercisable in whole or in part during the 10 year period following the opening of the bank. Organizer/founder warrants and the shares issued pursuant to the exercise of such warrants will be transferable subject to transferability restrictions applicable to affiliates of Coastal Carolina Bancshares, Inc. For more information on these restrictions see "Description of Securities—Organizer and Founder Warrants and Consultant Options" on page     •    and "Description of Securities—Shares Eligible for Future Sale" on page     •    . If a regulatory authority issues a capital directive or other order requiring us to obtain additional capital, they may also require that the organizer/founder warrants be forfeited if not immediately exercised.

        Director warrants will vest over a three year period beginning one year from the date the bank opens for business and will be exercisable in whole or in part during the 10-year period following that date. The director warrants will not be transferable except in the event of death, and the shares issued pursuant to the exercise of such warrants will be subject to transferability restrictions applicable to affiliates of Coastal Carolina Bancshares, Inc. For more information on these restrictions see "Description of Securities—Organizer and Founder Warrants and Consultant Options" on page     •    and "Description of Securities—Shares Eligible for Future Sale" on page     •    . If a regulatory authority issues a capital directive or other order requiring us to obtain additional capital, they may also require that the director warrants be forfeited if not immediately exercised.

Limitations on Liability and Indemnification of Officers and Directors

        Our Articles of Incorporation provide that at such time as we have a class of stock registered under Section 12 of the Securities Exchange Act of 1934, gross assets of $25,000,000 or more at the end of our most recent fiscal year or 500 or more shareholders of any class of stock, a director will not be personally liable to the company or its shareholders for monetary damages for breach of fiduciary duty as a director, except that such provision will not eliminate or limit the liability of a director: (a) for a breach of the director's duty of loyalty to the company or its shareholders, (b) for acts or omissions not in good faith or which involve gross negligence, intentional misconduct or a knowing violation of law, (c) for unlawful corporate distributions as provided under the South Carolina Business

Corporation Act of 1988, or successor thereto, as amended from time to time (the "SCBCA") or (d) for any transaction from which the director derived an improper personal benefit.

        Our bylaws provide that the company shall to the fullest extent permitted by the SCBCA indemnify all persons whom it may indemnify pursuant thereto so long as such persons have conducted themselves in good faith and reasonably believed their conduct not to be opposed to the company's best interests. The bylaws also provide that the company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the company, or who, while a director, officer, employee or agent of the company is or was serving at the request of the company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against liability asserted against or incurred by him in that capacity or arising from his status as such, whether or not the company would have the power to indemnify him against the same liability under Sections 33-8-510 and 33-8-520 of the SCBCA.

        The company intends to purchase insurance on behalf of its directors, officers, employees or agents that may cover liabilities under the Securities Act of 1933 and the SCBCA. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        We expect to have banking and other transactions in the ordinary course of business with our founders, organizers, directors and officers and their affiliates, including members of their families or corporations, partnerships or other entities in which such founders, organizers, officers or directors have a controlling interest, on substantially the same terms, including price, or interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated parties. These transactions are also restricted by our regulatory agencies, including the Federal Reserve. For a discussion of the Federal Reserve regulations, please see "Supervision and Regulation—Coastal Carolina National Bank—Transactions with Affiliates and Insiders" on page     •    . We do not expect these transactions to involve more than the normal risk of collectibility or present other unfavorable features. Loans to individual directors and officers must also comply with the bank's lending policies, regulatory restrictions and statutory lending limits, and directors with a personal interest in any loan application will be excluded from the consideration of such loan application. We intend for all of our transactions with founders, organizers, directors, officers and other affiliated parties to be on terms no less favorable than could be obtained from an unaffiliated third party and to be approved by a majority of our disinterested directors.

        During 2007, the company paid Carolina Consultants Company $2,000 a month, for a total cost of $24,000. Mr. Burroughs, a director and Vice Chairman of our board of directors and a proposed director of the bank, is the President of Carolina Consultants Company. Carolina Consultants Company has not performed any services for the company during 2008 to date, and it is not anticipated that it will perform any such services in the future.

        Mr. Lesnik, one of our organizers and a proposed director of the bank, is a principal in the public relations firm of Lesnik Himmelsbach Wilson Hearl, Inc. ("LHWH") which has been retained to provide a marketing and public relations plan for the bank. We did not pay LHWH anything during 2007, but have paid it $27,200 through May 31, 2008 and anticipate paying it additional sums throughout the remainder of the year and during 2009.

        Our headquarters and the bank's initial office will be located in a building owned by Myrtle Beach Farms Company, Inc., a subsidiary of Burroughs & Chapin Company, Inc., an entity of which Mr. Burroughs, a director and Vice Chairman of our board of directors and a proposed director of the bank, is Chairman of the Board. Total aggregate payments due under the lease during the initial term are $441,788. Additional information concerning the lease can be found under "Proposed Business—Properties" on page     •    .

        We have engaged McNair Law Firm, P.A. to perform certain legal services in connection with the offering, the organization of the company and the bank and other matters. We incurred legal fees of $52,288 during 2007 and an additional $45,000 through May 31, 2008 to McNair Law Firm, P.A. and anticipate incurring additional fees throughout the remainder of the year and during 2009. Ms. Golding, an organizer and a proposed officer and director of the bank, is a shareholder of that firm.

        We have engaged McElveen Designs to provide interior design services for a total price of $182,675, including the costs of furnishings, for the initial bank office public areas. Tweed McElveen, the President of McElveen Designs, is the wife of Dr. Bogache, an organizer and director of the company and a proposed director and Vice Chairman of the bank. We have paid McElveen Designs $110,000 through May 31, 2008.

        We believe that all of the foregoing transactions are on terms no less favorable than could be obtained from an unaffiliated third party and all were approved by the organizers as members of the LLC prior to its merger with the company.

        To date, we have funded our organizational expenses from direct cash advances made by our organizers and one non-organizer founder, draws made under our $2.0 million line of credit and tenant upfit allowances. Each of our organizers has made us a cash advance of $20,000 and guaranteed 5.95% of amounts due under our line of credit and our non-organizer founder has made us a cash advance of $200,000. We intend to fund any additional organizational and pre-opening expenses incurred before the bank opens for business from draws made under the line of credit. In consideration for assisting in our organization and in recognition of the substantial financial risks undertaken by our founders and organizers and, in the case of those who will serve as directors of the company or the bank after the offering, to encourage their continued involvement with the company and the bank, we intend to grant an aggregate of 24,000 warrants to our three organizer-founders, Messrs. Burroughs, Duke and Wendel (8,000 each) plus an aggregate of 220,000 (assuming the minimum offering is sold) or 354,992 (assuming the maximum offering is sold) warrants to our organizers (including our organizer-founders) and our non-organizer founder.

DESCRIPTION OF SECURITIES

        The following discussion summarizes some of the important rights of our shareholders. This discussion does not purport to be a complete description of these rights and may not contain all of the information regarding our common stock that is important to you. These rights can be determined in full only by reference to federal and state banking laws and regulations, the SCBCA and our articles of incorporation and bylaws.

General

        The authorized capital stock of Coastal Carolina Bancshares, Inc. consists of 50,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $.01 per share. The complete articles of incorporation and bylaws of Coastal Carolina Bancshares, Inc. are filed as an exhibit to the registration statement of which this prospectus forms a part. Three million shares of common stock are being offered pursuant hereto. In addition, we will issue up to 378,992 shares of common stock pursuant to warrants and 8,500 shares pursuant to consultant options, and we intend to reserve up to 212,500 shares for issuance under our stock incentive plan.

Common Stock

        Holders of shares of the common stock are entitled to receive such dividends as may from time to time be declared by the board of directors out of funds legally available for distribution. Holders of common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote and do not have any cumulative voting rights in the election of directors. Under South Carolina law, except for matters which specifically require a higher vote, a matter will be approved if more shares vote in favor of the action than vote against it. Also, under South Carolina law, unless otherwise provided in the articles of incorporation (the company's do not) directors are elected by plurality. That is, those persons receiving the highest number of votes up to the number of persons to be elected will be elected directors. Holders of shares of the common stock have no preemptive, conversion, redemption or sinking fund rights. In the event of a liquidation, dissolution or winding-up of the company, holders of shares of the common stock are entitled to share equally and ratably in the assets of the company, if any, remaining after the payment of all debts and liabilities of the company, including liquidation preferences held by any class or series of preferred stock. The rights, preferences and privileges of holders of common stock are subject to any classes or series of preferred stock that the company may issue in the future. All of the shares of common stock sold in the offering, when issued in accordance with the terms of the offering, and all shares of common stock issued upon exercise of warrants and consultant options, when issued in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

Preferred Stock

        The board of directors may, without approval of our shareholders, from time to time authorize the issuance of preferred stock in one or more series for such consideration and, within certain limits, with such distinguishing designations, preferences, and limitations and relative rights as the board of directors may determine. The relative rights, preferences and limitations that the board of directors has the authority to determine as to any such series of preferred stock include, among other things, dividend rights, voting rights, conversion rights, redemption rights and liquidation preferences. Because the board of directors has the power to establish the relative rights, preferences and limitations of each series of preferred stock, it may afford to the holders of any such series preferences and rights senior to the rights of the holders of shares of common stock.

Authorized but Unissued Shares

        The authorized but unissued shares of our common stock and our preferred stock will be available for future issuance without shareholder approval. These additional shares may be used for a variety of corporate purposes, including future public or private offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved shares of our stock may enable our board of directors to issue shares to persons friendly to current management, which could render more difficult or discourage any attempt to obtain control of our company by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of management and possibly deprive the shareholders of opportunities to sell their shares of common stock for prices higher than prevailing market prices.

Organizer and Founder Warrants and Consultant Options

        We anticipate that our founders and organizers will purchase at least 558,000 shares of our common stock in this offering at a price of $10.00 per share, and that we will grant them organizer/founder and director warrants to purchase up to 378,992 shares (if the maximum offering is sold) of common stock in the aggregate. The terms and amount of these different types of warrants are limited by policies imposed by our bank regulators.

        We intend to grant different types of warrants because the organizer/founder warrants, which will be granted in connection with funds that the organizers and our non-organizer founder have put "at risk" in connection with our organizational efforts (each of our organizers has made us a cash advance of $20,000 and guaranteed 5.95% of amounts due under our line of credit and our non-organizer founder has made us a cash advance of $200,000), are permitted by our bank regulators to have fewer restrictions than director warrants. The organizer/founder warrants will vest and be immediately exercisable on the date the bank opens for business, while the director warrants will vest over a three-year period from the date that the bank opens for business. Additionally, subject to securities law restrictions, the organizer/founder warrants will be generally transferable, while the director warrants will not be transferable, except upon the warrant holder's death. None of these warrants may be exercised in a cashless or net-cash exercise, and they will remain exercisable for the 10 year period following the date that the bank opens for business. Each share under these warrants may be purchased at a price of $10.00. Additionally, if either the company's or the bank's capital falls below the minimum level mandated by its federal banking regulators, we may be directed to require the holders to exercise or forfeit these warrants.

        These warrants will be granted in consideration for assisting in our organization and in recognition of the substantial financial risks undertaken by our organizers and non-organizer founder and, in the case of directors, to encourage their continued involvement with the company and the bank. Each of our organizers (which includes all our directors) and our non-organizer founder will receive warrants to purchase up to a maximum of 16,136 shares per organizer, except for our organizer founders, Messrs. Burroughs, Duke and Wendel, who will each receive warrants to purchase up to a maximum of 24,136 shares, if the maximum offering is sold. If the minimum offering is sold, those numbers would change to 10,000 and 18,000, respectively. The number of shares subject to organizer/founder warrants will be based on the amount of funds that each organizer and our non-organizer founder had "at risk," including the amounts obtained through cash advances and through the line of credit that our organizers have personally guaranteed. The remainder of the warrants will be designated as director warrants such that each organizer who will also serve as a director of either the company or the bank will receive, for no additional consideration, a director warrant to purchase the number of shares of common stock at a purchase price of $10.00 per share equal to the maximum number of warrants to which he or she is otherwise entitled, less the number of shares such director may purchase by exercising his or her organizer/founder warrants.

        As part of the compensation payable by us for consulting services in connection with regulatory and pre-opening matters, our consultant, Interstate Brokers, will receive consultant options to purchase up to 7,500 shares, and our consultant, Stephen Anderson, will receive consultant options to purchase up to 1,000 shares, of common stock for $10.00 per share. These options may not be exercised in a cashless or net-cash exercise, will remain exercisable for a 10 year period following the date that the bank opens for business and will be exercisable upon grant. Interstate Brokers has indicated that it intends to assign its options to its two principals. Interstate Brokers also has indicated that it intends to subscribe for 10,000 shares in the offering and Mr. Anderson has indicated that he intends to subscribe for 1,000 shares. If a regulatory authority issues a capital directive or other order requiring us to obtain additional capital, they may also require that the consultant options be forfeited if not immediately exercised.

        Under the terms of all of the organizer/founder and director warrants and the consultant option agreements, in the event we do not have an effective registration statement and a prospectus complying in all material respects with the Securities Act of 1933 relating to the common stock issuable upon exercise of these warrants and options, holders will be unable to exercise their warrants or options and we will not be required to cash settle any such exercise; accordingly, these warrants and options may have no value, the market for these warrants and options may be limited and these warrants may expire worthless.

        The agreements evidencing the warrants and options include standard anti-dilution provisions that adjust the number of shares and the per share exercise price in the event of the issuance of additional shares of common stock without the receipt of consideration.

Dividends

        Because, as a bank holding company, we will initially conduct no material activities other than holding the common stock of the bank, our ability to pay dividends will depend on the receipt of dividends from the bank. Initially, we expect that the bank will retain all of its earnings to support its operations and to expand its business. Additionally, the company and the bank are subject to significant regulatory restrictions on the payment of cash dividends. In light of these restrictions and the need to retain and build capital, neither Coastal Carolina Bancshares, Inc. nor Coastal Carolina National Bank has any plans to pay dividends until we become profitable and recover any losses incurred during our initial operations. The payment of future dividends and the dividend policy of the company and the bank will depend on our earnings, capital requirements and financial condition, as well as other factors that our respective boards of directors consider relevant. See "Supervision and Regulation—Coastal Carolina National Bank—Dividends" "Supervision and Regulation—Capital Regulations" and "Dividend Policy" on pages     •    ,    •    and    •    , respectively, for additional discussion of legal and regulatory restrictions on the payment of dividends.

Optional Provisions in Articles of Incorporation and Bylaws

        Board of Directors.    Our initial board of directors consists of thirteen directors. At the first annual meeting of shareholders our board of directors will be divided into three classes, designated Class I, Class II and Class III. Each class will consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire board of directors. At that meeting, anticipated to be held in 2009, we will elect the following: (i) Class I directors for a term expiring at the second annual meeting of shareholders, (ii) Class II directors for a term expiring at the third annual meeting of shareholders and (iii) Class III directors for a term expiring at the fourth annual meeting of shareholders. At each annual meeting of shareholders thereafter, successors to the class of directors whose term expires at the annual meeting will be elected for a three-year term. If the number of directors is increased, the increase will be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. Any director appointed to fill a vacancy will hold office until the next annual meeting at which directors are elected.

        The existence of a classified board of directors will make it more difficult for a person, entity or group to effect a change in control of Coastal Carolina Bancshares, Inc. through the acquisition of a large block of our voting stock because, under South Carolina law, unless the shareholders remove directors, two annual meetings generally would be required to elect a majority of the board of directors, and three annual meetings rather than one would be required to replace the entire board.

        Limitations on Liability.    Our articles of incorporation provide that at such time as we have a class of stock registered under Section 12 of the Securities Exchange Act of 1934, gross assets of $25,000,000 or more at the end of our most recent fiscal year or 500 or more shareholders of any class of stock, a director will not be personally liable to the company or its shareholders for monetary damages for breach of fiduciary duty as a director, except that such provision will not eliminate or limit the liability of a director: (a) for a breach of the director's duty of loyalty to the company or its shareholders, (b) for acts or omissions not in good faith or which involve gross negligence, intentional misconduct or a knowing violation of law, (c) for unlawful corporate distributions as provided under the SCBCA, or (d) for any transaction from which the director derived an improper personal benefit.

        Indemnification.    Our bylaws provide that the company shall to the fullest extent permitted by the SCBCA indemnify all persons whom it may indemnify pursuant thereto so long as such persons have conducted themselves in good faith and reasonably believed their conduct not to be opposed to the company's best interests. The bylaws also provide that the company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the company, or who, while a director, officer, employee or agent of the company is or was serving at the request of the company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against liability asserted against or incurred by him in that capacity or arising from his status as such, whether or not the company would have the power to indemnify him against the same liability under Sections 33-8-510 and 33-8-520 of the SCBCA. A successful claim for indemnification could deplete the assets of the company. Insofar as indemnification from liabilities under the applicable federal or state securities laws may be permitted, the company has been advised that, in the opinion of the Securities and Exchange Commission and certain state securities commissioners, such indemnification is against public policy and is therefore unenforceable.

        No Cumulative Voting.    Our articles of incorporation provide that our shareholders have no cumulative voting rights. As a result, the holders of more then 50% of the outstanding shares of common stock can elect all directors to be elected at any meeting. Our founders, organizers, directors and executive officers will own at least 19.1% of the shares and may own more than 50% of the shares to be outstanding following the offering.

        No Preemptive Rights.    Our articles of incorporation expressly provide that there shall be no preemptive rights. The effect of this provision is to permit the board of directors to offer additional capital stock without directing the offer first to existing shareholders.

        Majority Vote Provision in Articles of Incorporation.    Our articles of incorporation provide that, except as to the higher vote requirement for certain business combinations discussed in "Anti-takeover Provisions" below. The vote required for any corporate action for which the SCBCA requires a vote of more than a majority unless the SCBCA or articles of incorporation provide otherwise shall be a majority of the shares entitled to vote on such action. Actions generally requiring more than a majority vote for approval include but are not limited to mergers and amendments to the articles of incorporation.

        Anti-takeover Provisions.    Our articles of incorporation contain certain provisions permitted by South Carolina law which could have the effect of impeding an attempt to gain control of the company, to acquire the company by merger, to purchase substantially all the assets of the company or to change or remove management. Specifically, the articles of incorporation provide that when the board of directors consists of six or more members, the board of directors shall be divided into three classes, with each class to be as nearly equal in number as possible. See "Optional Provisions in Articles of Incorporation and Bylaws—Board of Directors." The articles of incorporation also provide that in the event of certain proposed business combinations involving a 10% shareholder (including mergers, consolidations, stock exchanges and sales of all or substantially all of the assets of the company), the approval of holders of at least 80% of the outstanding shares of stock entitled to vote is required unless either (i) the transaction is approved by at least a majority of the company's disinterested directors, (ii) consummation of the transaction is required by a regulatory authority or would otherwise resolve a material concern or deficiency raised by a regulator, or (iii) certain minimum price, form of consideration and procedural requirements are met, in which case, if a stockholder vote is required under South Carolina law, approval by the holders of only a majority of the outstanding shares of stock entitled to vote would be sufficient. (See "Optional Provisions in the Articles of Incorporation and Bylaws—Majority Vote Provisions in Articles of Incorporation.") Essentially, the fair price and form of consideration requirements mean that shareholders must receive consideration for their shares either in the form of cash or in the same form as the 10% shareholder previously paid for shares of such class owned by the 10% shareholder and that the per share value of such consideration must be equal to the greater of the highest per share price paid by the 10% shareholder or the fair market value of a share on a certain date, plus the amount, if any, by which interest, at the rate for 90-day United States Treasury obligations in effect on the date the interested stockholder became an interested stockholder, from the date the 10% stockholder became a 10% stockholder through the date the business combination is effected, exceeds the per share amount of cash dividends payable to holders of record of common shares on record dates occurring in the interim. This provision of the articles of incorporation cannot be amended, nor can any provision inconsistent therewith be included in the articles of incorporation or bylaws of the company, without the approval of the holders of 80% of the outstanding shares of stock entitled to vote, unless it is approved by a majority of disinterested directors. Under South Carolina law, unless the articles of incorporation provide otherwise, articles of incorporation may be amended by the vote of the holders of two-thirds of the outstanding stock entitled to vote (See "Optional Provisions in the Articles of Incorporation and Bylaws—Majority Vote Provisions in Articles of Incorporation"), and bylaws may be amended by a majority of such holders or by a majority of the board of directors.

        As permitted under South Carolina law, our articles of incorporation provide that the provisions of Article 1, "Control Share Acquisitions," and Article 2, "Business Combinations," of Chapter 2 of title 35 of the Code of Laws of South Carolina do not apply to the company.

        Other provisions of our articles of incorporation and bylaws highlighted below may be deemed to have anti-takeover effects and may delay, prevent or make more difficult unsolicited tender offers or takeover attempts that a shareholder may consider to be in his or her best interest, including those attempts that might result in a premium over the market price for the shares held by shareholders. These provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management. These provisions include:

  •
  the availability of authorized but unissued shares for issuance from time to time at the discretion of our board of directors;

  •
  bylaw provisions establishing an advance notice procedure with regard to business to be brought before an annual or special meeting of shareholders and with regard to the nomination of candidates for election as directors, other than by or at the direction of the board of directors; and

  •
  bylaw provisions allowing only the President, the Chairman of the Board or a majority of the board of directors to call a special meeting of shareholders of the company unless otherwise provided by law.

        Although our bylaws do not give our board of directors any power to approve or disapprove shareholder nominations for the election of directors or proposals for action, our bylaws may have the effect of precluding a contest for the election of directors or the consideration of shareholder proposals if the established procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its proposal without regard to whether consideration of the nominees or proposals might be harmful or beneficial to us and our shareholders. Under South Carolina law, so long as the company is not a public corporation, the holders of at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the meeting can cause the meeting to be called. The company will not be a "public corporation" as defined under the SCBCA until such time as it has a class of equity securities registered with a federal agency pursuant to the Securities Exchange Act of 1934 or a successor act.

Transfer Agent

        Initially, the company intends to act as its own transfer agent and registrar for the common stock.

Shares Eligible for Future Sale

        Upon completion of this offering, we will have between 2,100,000 and 3,000,000 shares of common stock outstanding. All such shares of common stock will be freely tradable without restriction, except our "affiliates" must comply with the resale limitations of Rule 144 under the Securities Act of 1933, as amended. An "affiliate" is a person who directly or indirectly controls, is controlled by, or is under common control with, Coastal Carolina Bancshares, Inc. Affiliates of a company generally include its directors, executive officers and principal shareholders.

        In general, under Rule 144, affiliates will be entitled to sell within any three-month period a number of shares that does not exceed the greater of the following:

  •
  1% of the outstanding shares of common stock; or

  •
  the average weekly trading volume during the four calendar weeks preceding his or her sale.

        Sales under Rule 144 are also subject to provisions regarding the manner of sale, notice requirements and the availability of current public information about us and consequently may not be available. Affiliates will not be subject to the volume restrictions and other limitations under Rule 144 beginning 90 days after their status as an affiliate ends.

        We do not intend to apply for listing of our common stock on any securities exchange, and it is unlikely that an active trading market for our stock will develop. Prior to the offering, there has been no public market for the common stock, and we cannot predict the effect, if any, that the sale of shares or the availability of shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of substantial amounts of common stock in the public market could adversely affect prevailing market prices and our ability to raise equity capital in the future.

LEGAL MATTERS

        The validity of the common stock offered hereby, and of the organizer/founder and director warrants and the consultant options to be issued by Coastal Carolina Bancshares, Inc. and of the shares underlying such warrants and options will be passed upon by McNair Law Firm, P.A., Columbia, South Carolina. Ms. Golding, one of our organizers and a proposed director and Treasurer of the bank, is a shareholder of McNair Law Firm, P.A. Ms. Golding has indicated that she intends to purchase 25,000 shares of common stock in this offering. Other attorneys in that firm have indicated that they will [not] purchase [any] [                        ] shares in this offering. As an organizer, if the offering closes, Ms. Golding will be entitled to receive warrants to purchase between 10,000 and 16,136 shares of common stock depending on the number of shares sold in this offering. See "Management—Founder, Organizer and Director Warrants" on page     •    and "Certain Relationships and Related Transactions" on page     •    .

EXPERTS

        The financial statements of Coastal Carolina Dream Team, LLC (the predecessor of Coastal Carolina Bancshares, Inc.) as of December 31, 2007, and for the period from June 20, 2007 (inception) through December 31, 2007, have been audited by Elliott Davis, LLC, a registered public accounting firm, as stated in their report appearing elsewhere herein, and have been so included in reliance on Elliott Davis's report given upon their authority as an expert in accounting and auditing.

LEGAL PROCEEDINGS

        There are no material legal proceedings pending or, to our knowledge, threatened against Coastal Carolina Bancshares, Inc. or the proposed bank.

REPORTS TO SHAREHOLDERS

        Upon the effective date of the registration statement on form S-1 that registers the shares of common stock offered by this prospectus with the Securities and Exchange Commission, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, which include requirements to file annual reports on Form 10-K and quarterly reports on Form 10-Q with the Securities and Exchange Commission. This reporting obligation will continue through at least December 31, 2008, and may also continue for subsequent fiscal years. The reporting obligation may be suspended for subsequent fiscal years if, at the beginning of the year, our common stock is held by fewer than 300 persons. Unless we register common stock under the Securities Exchange Act of 1934, which we will be required to do if and when we have more than 500 shareholders of record, we will not be required to deliver an annual report to our stockholders. Nevertheless, we intend to provide our shareholders with information similar to that required to be contained in an annual report including audited financial statements. See "Additional Information" below.

ADDITIONAL INFORMATION

        We have filed with the Securities and Exchange Commission a registration statement on Form S-1 (together with all amendments, exhibits, schedules and supplements thereto, the "Registration Statement"), under the Securities Act of 1933 and the rules and regulations thereunder, for the registration of the common stock offered by this prospectus. This prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement. For further information with respect to Coastal Carolina Bancshares, Inc. and its proposed bank subsidiary, to be known as Coastal Carolina National Bank, and the common stock, you should refer to the Registration Statement and the exhibits thereto.

        As a result of this offering, we will be subject to the disclosure obligations under Section 15(d) of the Securities Exchange Act. We will file periodic reports with the Securities and Exchange Commission but will not be subject to compliance with the proxy rules under the Securities Exchange Act. If we have more than 500 shareholders on December 31, 2008, or at the end of any fiscal year thereafter, we will be required to register our securities under Section 12(g) of the Securities Exchange Act. In addition to the obligation to file periodic reports with the Securities and Exchange Commission, we would also become subject to the proxy rules. If we have fewer than 300 shareholders on December 31, 2008, or at the end of any fiscal year thereafter, we anticipate that we will file a Form 15 with the Securities and Exchange Commission. As a result, we would no longer be obligated to file periodic reports with the Securities and Exchange Commission or comply with the proxy rules. Upon completion of the offering, we may have more than 500 shareholders. However, we may determine in our sole discretion to raise our capital through the smallest possible number of subscribers so as to have fewer than 300 shareholders. While the absence of disclosure obligations would save the company money, the lack of current public information would adversely affect the market for your shares.

        You may read and copy any materials we file with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room at 100 F Street NE., Washington, D.C. 20549 on official business days during the hours of 10:00 a.m. to 3:00 p.m. You may obtain information on the operations of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. You can access the electronic version of these filings on the Securities and Exchange Commission website found at http://www.sec.gov.

        The organizers and the company have filed or will file various applications with the OCC, the FDIC and the Federal Reserve. You should only rely on information in this prospectus and in our related Registration Statement in making an investment decision. If other available information is inconsistent with information in this prospectus, including information in public files or provided by the OCC, the FDIC or the Federal Reserve, then this other information is superseded by the information in this prospectus. Projections appearing in the applications to our regulatory agencies were based on assumptions that the organizers believed were reasonable at the time but which may have changed or otherwise be wrong. Coastal Carolina Bancshares, Inc. and Coastal Carolina National Bank (proposed) specifically disclaim all projections for purposes of this prospectus and caution prospective investors against placing reliance on them for purposes of making an investment decision. Statements contained in this prospectus regarding the contents of any contract or other document referred to herein are not necessarily complete. If one of these contracts or documents is an exhibit to the Registration Statement, you may obtain and read the document or contract for more information.

COASTAL CAROLINA DREAM TEAM, LLC
(A Company in the Development Stage)

INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	F-3
Balance Sheet as of December 31, 2007	F-4
Statement of Operations for the period June 20, 2007 (Inception) to December 31, 2007	F-5
Statement of Members' Equity for the period June 20, 2007 (Inception) to December 31, 2007	F-6
Statement of Cash Flows for the period June 20, 2007 (Inception) to December 31, 2007	F-7
Notes to Financial Statements	F-8
Balance Sheets as of March 31, 2008 (Unaudited) and December 31, 2007	F-13
Statements of Operations for the Three Months Ended March 31, 2008 (Unaudited) and for the period June 20, 2007 (Inception) through March 31, 2008 (Unaudited)	F-14
Statements of Changes in Members' Equity for the Three Months Ended March 31, 2008 (Unaudited) and for the period June 20, 2007 (Inception) through March 31, 2008 (Unaudited)	F-15
Statements of Cash Flows for the Three Months Ended March 31, 2008 (Unaudited) and for the period June 20, 2007 (Inception) through March 31, 2008 (Unaudited)	F-16
Notes to Financial Statements (Unaudited)	F-17

COASTAL CAROLINA DREAM TEAM, LLC
(A Company in the Development Stage)

Financial Statements

For the period June 20, 2007 (Inception)
to December 31, 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Managing Members
Coastal Carolina Dream Team, LLC
Myrtle Beach, South Carolina

        We have audited the accompanying balance sheet of Coastal Carolina Dream Team, LLC ("the LLC", a Company in the Development Stage) as of December 31, 2007, and related statements of operations, members' equity, and cash flows for the period June 20, 2007 (Inception) to December 31, 2007. These financial statements are the responsibility of the LLC's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Coastal Carolina Dream Team, LLC (a Company in the Development Stage) as of December 31, 2007, and the results of its operations and its cash flows for the period June 20, 2007 (Inception) to December 31, 2007, in conformity with U.S. generally accepted accounting principles.

/s/ Elliott Davis, LLC

Elliott Davis, LLC
Columbia, South Carolina
April 10, 2008, except for
Note 1, as to which the date is
May 30, 2008

COASTAL CAROLINA DREAM TEAM, LLC
(A Company in the Development Stage)

Balance Sheet

December 31, 2007

Assets:
Cash	$291,015
Security deposits	16,240

Total assets	$307,255

Liabilities and Members' Equity:
Liabilities:
Accrued expenses	$39,136
Other liabilities	20,000

Total liabilities	59,136

Commitments and contingencies (Notes 2 and 4)
Members' Equity:
Members' contributions	420,000
Deficit accumulated in the development stage	(171,881)

Total members' equity	248,119

Total liabilities and members' equity	$307,255

See accompanying notes to financial statements.

COASTAL CAROLINA DREAM TEAM, LLC
(A Company in the Development Stage)

Statement of Operations

For the Period June 20, 2007 (Inception) to December 31, 2007

Income
Interest income	$14
Upfit allowance	12,500

Total income	12,514

Expenses
Salaries and benefits	12,500
Consulting fees	78,080
Marketing and business development	11,122
Occupancy and equipment	19,235
Professional fees	62,626
Other	832

Total expenses	184,395

Net loss	$(171,881)

See accompanying notes to financial statements.

COASTAL CAROLINA DREAM TEAM, LLC
(A Company in the Development Stage)

Statement of Members' Equity

For the Period June 20, 2007 (Inception) to December 31, 2007

	Member Contributions	Deficit Accumulated in the Development Stage	Total
Balance, June 20, 2007 (Inception date)	$—	$—	$—
Member contributions	420,000	—	420,000
Net loss	—	(171,881)	(171,881)

Balance, December 31, 2007	$420,000	$(171,881)	$248,119

See accompanying notes to financial statements.

COASTAL CAROLINA DREAM TEAM, LLC
(A Company in the Development Stage)

Statement of Cash Flows

For the Period June 20, 2007 (Inception) to December 31, 2007

Cash flows from pre-operating activities
Net loss	$(171,881)
Adjustments to reconcile net loss to net cash used in pre-operating activities:
Accounts payable and accrued expenses	39,136
Other assets	(16,240)
Other liabilities	20,000

Cash used by pre-operating activities	(128,985)

Cash flows from financing activities
Member contributions	420,000

Cash provided by financing activities	420,000

Cash balance at end of period	$291,015

See accompanying notes to financial statements.

COASTAL CAROLINA DREAM TEAM, LLC
(A Company in the Development Stage)

Notes to Financial Statements

NOTE 1—ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Organization—Coastal Carolina Dream Team, LLC (the LLC) was formed on June 20, 2007, to explore the possibility of establishing a new bank in the Myrtle Beach, South Carolina area. On February 22, 2008, the LLC's members (Organizers) filed applications with the Office of the Comptroller of the Currency (the OCC) to obtain a national bank charter for a proposed new bank (the Bank) and with the Federal Deposit Insurance Corporation (the FDIC) to obtain insurance for the Bank's deposits. On February 28, 2008, Coastal Carolina Bancshares, Inc. (the Company) was incorporated to act as the holding company for the Bank and on April 10, 2008, the LLC merged with and into the Company (the Merger). As a result of the Merger, all the assets and liabilities of the LLC became assets and liabilities of the Company and the distributional interest of each of the LLC's members was converted into the conditional right to be reimbursed $20,000, without interest, upon the satisfaction of certain conditions.

        Once preliminary approval for the Bank is obtained from the OCC and FDIC, the Company intends to file for approval from the Federal Reserve Board to become a bank holding company and acquire all of the stock of the Bank upon its formation. In order to capitalize the Bank, the Company plans to conduct a stock offering to raise a minimum of $21 million (maximum of $30 million) by offering for sale a minimum of 2.1 million shares (maximum 3 million shares) of its common stock. Upon receipt of all final regulatory approvals and provided the necessary capital is raised in the stock offering, the Company will capitalize the Bank and the Bank will engage in general commercial banking.

        The Company is a development stage enterprise as defined by Statement of Financial Accounting Standards No. 7, "Accounting and Reporting by Development Stage Enterprises," as it devotes substantially all its efforts to establishing a new business. As of December 31, 2007, the planned principal operations have not commenced and revenue has not been recognized from the planned principal operations.

        In recognition of financial risks undertaken by the Organizers and one non-organizer founder and, in the case of Organizers who will serve as directors of the Company or the Bank or both, to encourage the continued involvement with the Company and the Bank by such persons, warrants to purchase additional shares of the Company's common stock will be issued to these individuals, subject to receipt of all necessary regulatory approvals, when the Bank is opened. The warrants will have an exercise price equal to $10 per share and be issued as Type I (Director) or Type II (Organizer/Founder) warrants. Type I warrants will be awarded only to individuals who will serve as directors of the Company or the Bank and will vest over three years. Type II warrants will be awarded in recognition of the financial risk undertaken by Organizers and one non-organizer founder in providing seed capital, and by the Organizers guaranteeing certain liabilities of the Company, to fund organizational expenses and will vest immediately.

        If the $21 million minimum offering is sold, each Organizer and the non-organizer founder will be awarded warrants to purchase 10,000 shares of common stock and each of the three Organizer-founders will receive warrants to purchase an additional 8,000 shares, or a total of 18,000 shares. If the $30 million maximum offering is sold, each Organizer and the non-organizer founder will be awarded warrants to purchase 16,136 shares and each of the three Organizer-founders will receive warrants to purchase an additional 8,000 shares, or a total of 24,136 shares.

COASTAL CAROLINA DREAM TEAM, LLC
(A Company in the Development Stage)

Notes to Financial Statements (Continued)

NOTE 1—ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Basis of Presentation—The financial statements have been prepared on the accrual basis in accordance with generally accepted accounting principles.

        Organizational and Pre-Opening Costs—Activities since inception have consisted of organizational activities necessary to obtain regulatory approvals and preparation activities necessary to commence business as a commercial bank. Organizational costs are primarily legal and consulting fees related to the incorporation and organization of the Company and the Bank. Pre-opening costs are primarily employees' salaries and benefits, and other operational expenses related to preparation for the Bank's opening. In accordance with Statement of Position (SOP) 98-5, "Reporting on the Costs of Start-Up Activities," the organizational and pre-opening costs will be expensed against the Company's and the Bank's consolidated initial period operating results. At the completion of the sale of common stock and the opening of the Bank, incurred organizational and pre-opening costs, estimated to be in the range of $1.9 million to $2.0 million will be charged against the Company's and the Bank's consolidated initial period operating results.

        Offering Expenses—Offering expenses, consisting principally of direct incremental costs of the stock offering, will be deducted from the proceeds of the offering. Such offering expenses are classified as deferred stock issuance costs until the close of the stock offering. The Company's offering expenses are estimated to be $92,000, and will be deducted from the proceeds of the offering. In addition, it is expected the Company will use a sales agent to assist with selling the stock and those costs are estimated to be $650,000 if the minimum offering is sold and $1,010,000 if the maximum offering is sold. At December 31, 2007, Coastal Carolina Dream Team, LLC had not incurred any offering-related costs.

        Management's Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates.

        Income Taxes—The LLC is treated as a partnership for federal income tax purposes and does not incur income taxes. Taxable income and losses would be included in the tax returns of the members; however, as a result of the Merger, the Company has assumed all liabilities and acquired all assets of the LLC on April 10, 2008. Therefore, pre-opening expenses incurred will be capitalized and amortized in the income tax returns of the Company and the Bank following the commencement of operations.

        The Company is a corporation. Deferred tax assets and liabilities will be recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities will be measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates will be recognized in income in the period that includes the enactment date.

        In the event the future tax consequences of differences between the financial reporting bases and the tax bases of the assets and liabilities result in deferred tax assets, an evaluation of the probability of

COASTAL CAROLINA DREAM TEAM, LLC
(A Company in the Development Stage)

Notes to Financial Statements (Continued)

NOTE 1—ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

being able to realize the future benefits indicated by such asset is required. A valuation allowance is provided for the deferred tax asset when it is more likely than not that some portion or all of the deferred tax asset will not be realized. In assessing the realizability of the deferred tax assets, management will consider the scheduled reversals of deferred tax liabilities, projected future taxable income, and tax planning strategies.

NOTE 2—COMMITMENTS AND CONTINGENCIES

        On November 1, 2007, the LLC entered into a lease for a banking facility in Myrtle Beach, South Carolina. The term of the lease is for three years with four one-year renewal options. Rent increases three percent each renewal period. Rental expense for the period June 20, 2007 (Inception) to December 31, 2007 was $14,000.

        The lease was amended on February 12, 2008, making rent for the initial lease term $6,694 per month through April 30, 2008 and increasing to $13,388 per month beginning May 1, 2008.

NOTE 3—MEMBERS' EQUITY

        There are 21 members of the LLC. The Organizers and Founders have contributed $420,000 to the capital of the LLC to fund pre-opening and organizational expenses. On April 10, 2008, the LLC merged into the Company. As a result of the Merger, the LLC members will be entitled to receive reimbursement of their contributions under certain circumstances. See Note 1.

        The Company has the authority to issue up to 50 million shares of voting common stock with a par value of $.01 per share. In addition, the Company has the authority to issue up to 10 million shares of preferred stock with a par value $.01 per share.

NOTE 4—EMPLOYMENT CONTRACTS

        Coastal Carolina Dream Team, LLC has entered into employment contracts with three Executive Officers. The Chief Executive Officer has a contract for three years and the Chief Financial Officer and Chief Lending Officer have one-year contracts. The employment terms began at various times during the fourth quarter of 2007 and the first quarter of 2008. All are entitled to certain additional benefits, including stock options, health insurance, and paid vacation.

NOTE 5—RELATED PARTY TRANSACTIONS

        The LLC entered into a lease agreement, as described in Note 2, to lease a building from a company in which one of the Organizers serves on the board of directors.

        The LLC has engaged a law firm for legal services associated with assistance with the formation of the Company and the Bank. One of the Organizers is a partner with the firm. The LLC incurred legal fees of $52,788 for services rendered by the firm for the period June 20, 2007 (Inception) to December 31, 2007.

        During the period June 20, 2007 (Inception) to December 31, 2007, the LLC paid $24,000 in consulting fees to a company in which one of the Organizers is the President.

COASTAL CAROLINA DREAM TEAM, LLC
(A Company in the Development Stage)

Notes to Financial Statements (Continued)

NOTE 6—SUBSEQUENT EVENTS

        On April 1, 2008, the Company established a $2 million line of credit with a bank to fund operating expenses during the development stage. The line is uncollateralized and has a limited guaranty by the 21 Organizers. The line bears a variable rate of interest at the prime rate minus 1.5 percent and matures on April 1, 2009. Interest is due on a monthly basis and the unpaid principal balance is due at maturity.

        As discussed in Note 1, the LLC merged into the Company on April 10, 2008.

COASTAL CAROLINA DREAM TEAM, LLC
(A Company in the Development Stage)

Financial Statements

For the period June 20, 2007 (Inception)
to March 31, 2008

COASTAL CAROLINA DREAM TEAM, LLC
(A Company in the Development Stage)

Balance Sheets

	March 31, 2008	December 31, 2007
	(Unaudited)	(Audited)
Assets:
Cash	$188,551	$291,015
Prepaid assets	14,649	—
Premises and equipment, net of accumulated depreciation	48,341	—
Security deposits	16,240	16,240
Other assets	2,012	—

Total assets	$269,793	$307,255

Liabilities and Members' Equity:
Liabilities:
Payroll tax liabilities	$21,390	$—
Accrued expenses	95,242	39,136
Due to member	—	20,000

Total liabilities	116,632	59,136

Members' Equity:
Members' contributions	620,000	420,000
Accumulated deficit	(466,839)	(171,881)

Total members' equity	153,161	248,119

Total liabilities and members' equity	$269,793	$307,255

See accompanying notes to financial statements.

COASTAL CAROLINA DREAM TEAM, LLC
(A Company in the Development Stage)

Statements of Operations
(Unaudited)

	Three Months Ended March 31, 2008	For the Period June 20, 2007 (Inception) through March 31, 2008
Income:
Leasehold improvements allowance	$—	$12,500
Interest income	624	638

Total income	624	13,138

Expenses:
Payroll, taxes and employee benefits	125,817	138,317
Consulting fees	22,500	100,580
Office occupancy and equipment	42,688	60,755
Professional fees	60,340	122,967
Marketing and business development	30,142	41,853
Other	14,095	15,505

Total expenses	295,582	479,977

Net loss	$(294,958)	$(466,839)

See accompanying notes to financial statements.

COASTAL CAROLINA DREAM TEAM, LLC
(A Company in the Development Stage)

Statements of Members' Equity

For the Three Months Ended March 31, 2008 and for the
Period June 20, 2007 (Inception) through March 31, 2008
(Unaudited)

	Member Contributions	Deficit Accumulated in the Development Stage	Total
Balance, June 20, 2007 (Inception date)	$—	$—	$—
Member contributions	420,000	—	420,000
Net loss	—	(171,881)	(171,881)

Balance, December 31, 2007	420,000	(171,881)	248,119
Member contributions	200,000	—	200,000
Net loss	—	(294,958)	(294,958)

Balance, March 31, 2008	$620,000	$(466,839)	$153,161

See accompanying notes to financial statements.

COASTAL CAROLINA DREAM TEAM, LLC
(A Company in the Development Stage)

Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31, 2008	For the Period June 20, 2007 (Inception) through March 31, 2008
Cash inflows:
Members' contributions	$180,000	$620,000
Leasehold improvements allowance	—	12,500
Interest income	624	638

Total cash inflows	180,624	633,138

Cash outflows:
Payroll, taxes, and employee benefits	116,717	116,717
Consulting fees	27,000	105,080
Office occupancy and equipment	35,040	49,040
Professional fees	26,979	68,450
Marketing and business development	2,918	14,570
Capital expenditures	50,287	66,527
Other	24,147	24,203

Total cash outflows	283,088	444,587

Net increase (decrease) in cash	(102,464)	188,851
Cash position, beginning of period	291,015	—

Cash position, end of period	$188,551	$188,551

See accompanying notes to financial statements.

COASTAL CAROLINA DREAM TEAM, LLC
(A Company in the Development Stage)

Notes to Financial Statements

NOTE 1—ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Organization—Coastal Carolina Dream Team, LLC (the LLC) was formed on June 20, 2007, to explore the possibility of establishing a new bank in the Myrtle Beach, South Carolina area. On February 22, 2008, the LLC's members (Organizers) filed applications with the Office of the Comptroller of the Currency (the OCC) to obtain a national bank charter for a proposed new bank (the Bank) and with the Federal Deposit Insurance Corporation (the FDIC) to obtain insurance for the Bank's deposits. On February 28, 2008, Coastal Carolina Bancshares, Inc. (the Company) was incorporated to act as the holding company for the Bank and on April 10, 2008, the LLC merged with and into the Company (the Merger). As a result of the Merger, all the assets and liabilities of the LLC became assets and liabilities of the Company and the distributional interest of each of the LLC's members was converted into the conditional right to be reimbursed $20,000, without interest, upon the satisfaction of certain conditions.

        Once preliminary approval for the Bank is obtained from the OCC and FDIC, the Company intends to file for approval from the Federal Reserve Board to become a bank holding company and acquire all of the stock of the Bank upon its formation. In order to capitalize the Bank, the Company plans to conduct a stock offering to raise a minimum of $21 million (maximum of $30 million) by offering for sale a minimum of 2.1 million shares (maximum 3 million shares) of its common stock. Upon receipt of all final regulatory approvals and provided the necessary capital is raised in the stock offering, the Company will capitalize the Bank and the Bank will engage in general commercial banking.

        The Company is a development stage enterprise as defined by Statement of Financial Accounting Standards No. 7, "Accounting and Reporting by Development Stage Enterprises," as it devotes substantially all its efforts to establishing a new business. As of March 31, 2008, the planned principal operations have not commenced and revenue has not been recognized from the planned principal operations.

        In recognition of financial risks undertaken by the Organizers and one non-organizer founder and, in the case of Organizers who will serve as directors of the Company or the Bank or both, to encourage the continued involvement with the Company and the Bank by such persons, warrants to purchase additional shares of the Company's common stock will be issued to these individuals, subject to receipt of all necessary regulatory approvals, when the Bank is opened. The warrants will have an exercise price equal to $10 per share and be issued as Type I (Director) or Type II (Organizer/Founder) warrants. Type I warrants will be awarded only to individuals who will serve as directors of the Company or the Bank and will vest over three years. Type II warrants will be awarded in recognition of the financial risk undertaken by Organizers and one non-organizer founder in providing seed capital, and by the Organizers guaranteeing certain liabilities of the Company, to fund organizational expenses and will vest immediately.

        If the $21 million minimum offering is sold, each Organizer and the non-organizer founder will be awarded warrants to purchase 10,000 shares of common stock and each of the three Organizer-founders will receive warrants to purchase an additional 8,000 shares, or a total of 18,000 shares. If the $30 million maximum offering is sold, each Organizer and the non-organizer founder will be awarded warrants to purchase 16,136 shares and each of the three Organizer-founders will receive warrants to purchase an additional 8,000 shares, or a total of 24,136 shares.

        Basis of Presentation—The financial statements have been prepared on the accrual basis in accordance with generally accepted accounting principles.

COASTAL CAROLINA DREAM TEAM, LLC
(A Company in the Development Stage)

Notes to Financial Statements (Continued)

NOTE 1—ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Organizational and Pre-Opening Costs—Activities since inception have consisted of organizational activities necessary to obtain regulatory approvals and preparation activities necessary to commence business as a commercial bank. Organizational costs are primarily legal and consulting fees related to the incorporation and organization of the Company and the Bank. Pre-opening costs are primarily employees' salaries and benefits, and other operational expenses related to preparation for the Bank's opening. In accordance with Statement of Position (SOP) 98-5, "Reporting on the Costs of Start-Up Activities," the organizational and pre-opening costs will be expensed against the Company's and the Bank's consolidated initial period operating results. At the completion of the sale of common stock and the opening of the Bank, incurred organizational and pre-opening costs, estimated to be in the range of $1.9 million to $2.0 million will be charged against the Company's and the Bank's consolidated initial period operating results.

        Offering Expenses—Offering expenses, consisting principally of direct incremental costs of the stock offering, will be deducted from the proceeds of the offering. Such offering expenses are classified as deferred stock issuance costs until the close of the stock offering. The Company's offering expenses are estimated to be in the range of $90,000 to $120,000, and will be deducted from the proceeds of the offering. In addition, it is expected the Company will use a sales agent to assist with selling the stock and those costs are estimated to be $650,000 if the minimum offering is sold and $1,010,000 if the maximum offering is sold. At March 31, 2008, Coastal Carolina Dream Team, LLC had incurred $50,750 of offering-related costs.

        Management's Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates.

        Income Taxes—The LLC is treated as a partnership for federal income tax purposes and does not incur income taxes. Taxable income and losses would be included in the tax returns of the members; however, as a result of the Merger, the Company has assumed all liabilities and acquired all assets of the LLC on April 10, 2008. Therefore, pre-opening expenses incurred will be capitalized and amortized in the income tax returns of the Company and the Bank following the commencement of operations.

        The Company is a corporation. Deferred tax assets and liabilities will be recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities will be measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates will be recognized in income in the period that includes the enactment date.

        In the event the future tax consequences of differences between the financial reporting bases and the tax bases of the assets and liabilities result in deferred tax assets, an evaluation of the probability of being able to realize the future benefits indicated by such asset is required. A valuation allowance is provided for the deferred tax asset when it is more likely than not that some portion or all of the deferred tax asset will not be realized. In assessing the realizability of the deferred tax assets,

COASTAL CAROLINA DREAM TEAM, LLC
(A Company in the Development Stage)

Notes to Financial Statements (Continued)

NOTE 1—ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

management will consider the scheduled reversals of deferred tax liabilities, projected future taxable income, and tax planning strategies.

NOTE 2—COMMITMENTS AND CONTINGENCIES

        On November 1, 2007, the LLC entered into a lease for a banking facility in Myrtle Beach, South Carolina. The term of the lease is for three years with four one-year renewal options. Rent increases three percent each renewal period. Rental expense for the three months ended March 31, 2008, was $26,163. Rental expense for the period June 20, 2007 (Inception) to March 31, 2008 was $40,163.

        The lease was amended on February 12, 2008, making rent for the initial lease term $6,694 per month through April 30, 2008 and increasing to $13,388 per month beginning May 1, 2008. Total aggregate payments due under the lease during the initial term are $441,788.

NOTE 3—MEMBERS' EQUITY

        There are 21 members of the LLC. The Organizers and Founders have contributed $620,000 to the capital of the LLC to fund pre-opening and organizational expenses. On April 10, 2008, the LLC merged into the Company. As a result of the Merger, the LLC members will be entitled to receive reimbursement of their contributions under certain circumstances. See Note 1.

        The Company has the authority to issue up to 50 million shares of voting common stock with a par value of $.01 per share. In addition, the Company has the authority to issue up to 10 million shares of preferred stock with a par value $.01 per share.

NOTE 4—EMPLOYMENT CONTRACTS

        Coastal Carolina Dream Team, LLC has entered into employment contracts with three Executive Officers. The Chief Executive Officer has a contract for three years and the Chief Financial Officer and Chief Lending Officer have one-year contracts. The employment terms began at various times during the fourth quarter of 2007 and the first quarter of 2008. All are entitled to certain additional benefits, including stock options, health insurance, and paid vacation.

NOTE 5—RELATED PARTY TRANSACTIONS

        The LLC entered into a lease agreement, as described in Note 2, to lease a building from a company in which one of the Organizers serves on the board of directors.

        The LLC has engaged a law firm for legal services associated with assistance with the formation of the Company and the Bank. One of the Organizers is a partner with the firm. The LLC incurred legal fees of $45,000 for services rendered by the firm for the three months ended March 31, 2008, and incurred legal fees of $97,788 for the period June 20, 2007 (Inception) to March 31, 2008.

        During the period June 20, 2007 (Inception) to March 31, 2008, the LLC paid $24,000 in consulting fees to a company in which one of the Organizers is the President. Such company has not performed any services for the LLC during 2008, and it is not anticipated that it will perform any such services in the future.

COASTAL CAROLINA DREAM TEAM, LLC
(A Company in the Development Stage)

Notes to Financial Statements (Continued)

NOTE 5—RELATED PARTY TRANSACTIONS (Continued)

        A public relations firm has been retained to provide marketing and public relations services for the Bank. No expense was incurred during 2007, while $25,700 of marketing and public relations expense was incurred for services rendered during the three months ended March 31, 2008. The LLC does anticipate paying additional sums throughout the remainder of the year and during 2009. A principal in the public relations firm is one of the Organizers.

        The LLC has engaged a design firm to provide interior design services for a total price of $182,675, including the costs of decorative furnishings, for the initial bank office public areas. The President of the design firm is the wife of one of the Organizers. No costs have been incurred as of March 31, 2008.

NOTE 6—SUBSEQUENT EVENTS

        On April 1, 2008, the Company established a $2 million line of credit with a bank to fund operating expenses during the development stage. The line is uncollateralized and has a limited guaranty by the 21 Organizers. The line bears a variable rate of interest at the prime rate minus 1.5 percent and matures on April 1, 2009. Interest is due on a monthly basis and the unpaid principal balance is due at maturity. As of May 31, 2008, the principal balance outstanding under the line of credit was $286,453.

        As discussed in Note 1, the LLC merged into the Company on April 10, 2008.

COASTAL CAROLINA BANCSHARES, INC. STOCK ORDER FORM
SUBSCRIPTION AGREEMENT FOR INVESTORS THAT ARE NOT ORGANIZERS OR FOUNDERS

TO:
Coastal Carolina Bancshares, Inc.
Attn: Michael D. Owens, Chief Executive Officer
Post Office Box 2969
Myrtle Beach, South Carolina 29578

Ladies and Gentlemen:

        You have informed me that Coastal Carolina Bancshares, Inc., a South Carolina corporation (the "Company"), is offering up to 3,000,000 shares of its common stock, at a price of $10.00 per share payable as provided herein and as described in and offered pursuant to the prospectus furnished with this Subscription Agreement to the undersigned (the "prospectus").

        1.     Subscription.    Subject to the terms and conditions hereof, the undersigned tenders this subscription, together with payment in United States currency by check, bank draft or money order payable to "South Carolina Bank and Trust, Escrow Agent for Coastal Carolina Bancshares, Inc." of the amount indicated below, representing the payment of $10.00 per share for the number of shares of common stock indicated below. The total subscription price must be paid in full at the time the Subscription Agreement is executed.

        2.     Acceptance of Subscription.    It is understood and agreed that the Company shall have the right to accept or reject this subscription in whole or in part, for any reason whatsoever. The Company may reduce the number of shares for which the undersigned has subscribed, indicating acceptance of less than all of the shares subscribed on its written form of acceptance. If the company rejects any or all of the subscription, the subscription price for the amount rejected will be refunded without interest

        3.     Acknowledgments.    The undersigned acknowledges that he or she has received a copy of the prospectus. This Subscription Agreement creates a legally binding obligation and the undersigned agrees to be bound by the terms of this Subscription Agreement.

        4.     Revocation.    The undersigned agrees that once this Subscription Agreement is tendered to the Company, it may not be withdrawn and that this Subscription Agreement shall survive the death, incapacity or dissolution of the undersigned.

By executing this Subscription Agreement, the subscriber is not waiving any rights he or she may have under federal securities laws, including the Securities Act of 1933 and the Securities Exchange Act of 1934.

The shares of common stock offered by the prospectus are not savings accounts or savings deposits accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

FINRA Rule 2790 Compliance

☐    Check here if you, or if appropriate the beneficial owner(s) of the account on whose behalf you are executing this order form, are a "restricted person" as defined in FINRA Rule 2790.

"Restricted Person" includes (a) a FINRA member or other broker/dealer; (b) an officer, director, general partner, associated person, or employee of a member of other broker/dealer; (c) an agent of a member or any other broker/dealer that is engaged in the investment banking or securities business; (d) a finder or any person acting in a fiduciary capacity to the managing underwriter, including, attorneys, accountants and financial consultants; (e) a person who has authority to buy or sell securities for a bank, savings and loan institution, insurance company, investment company, investment advisor, or collective investment account; (f) a person owning a broker dealer, as defined in the rule; or (g) an immediate family member of any of the foregoing persons if the foregoing person materially supports, or receives material support from, the immediate family member.

☐    Check here if you, or if appropriate the beneficial owner(s) of the account on whose behalf you are executing this order form, are a "restricted person" as defined in FINRA Rule 2790 and you contend that the purchase of the shares is exempt from the prohibitions of FINRA Rule 2790. If you check this box, please list the exemption and explain all facts on which you base your contention.

By signing this order form below and initialing it here, you certify that you, or if appropriate the beneficial owner(s) of the account on whose behalf you are executing this order form, is eligible to purchase new issues in compliance with Rule 2790.              (initials)

        Please indicate in the space provided below the exact name or names in which the stock certificate representing shares subscribed for hereunder should be registered and the mailing address thereof.

Number of Shares Subscribed (at least 2,500 shares and no more than 100,000 shares)	Name or Names of Subscribers (Please Print or Type)
$

Total Subscription Price at $10.00 per share	Please indicate form of ownership desired (individual, joint tenants with right of survivorship, tenants in common, trust, corporation, partnership, custodian, etc.)
Date:

Social Security Number or Employer Identification Number	Signature of Subscriber(s)
Street Address:

Signature of Subscriber(s)

City, State and Zip Code	Home Phone Number

Email Address	Business Phone Number

State of Residence	Cellular Phone Number

        When signing as attorney, trustee, administrator or guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. In the case of joint tenants or tenants in common, each prospective owner must sign.

TO BE COMPLETED BY COASTAL CAROLINA BANCSHARES, INC.:

        Accepted as of                    ,        as to                shares.

COASTAL CAROLINA BANCSHARES, INC.
By:

Name:

Title:

FEDERAL INCOME TAX BACKUP WITHHOLDING

        In order to prevent the application of federal income tax backup withholding, each subscriber must provide the escrow agent with a correct Taxpayer Identification Number ("TIN"). An individual's social security number is his or her TIN. The TIN should be provided in the space provided in the Substitute Form W-9 below.

        Under federal income tax law, any person who is required to furnish his or her correct TIN to another person, and who fails to comply with such requirements, may be subject to a $50 penalty imposed by the IRS.

        Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained from the IRS. Certain taxpayers, including all corporations, are not subject to these backup withholding and reporting requirements.

        If the shareholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future, "Applied For" should be written in the space provided for the TIN on the Substitute Form W-9.

SUBSTITUTE FORM W-9

        Under penalties of perjury, I certify that: (i) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a Taxpayer Identification Number to be issued to me); (ii) I am not subject to backup withholding because: (a) I am exempt from backup withholding; or (b) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends; or (c) the IRS has notified me that I am no longer subject to backup withholding; and (iii) I am a U.S. person (including a U.S. resident alien).

        You must cross out item (ii) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (ii).

Each subscriber should complete this section.

Signature of Subscriber	Signature of Subscriber

Printed Name	Printed Name

Social Security or Employer Identification No.	Social Security or Employer Identification No.

COASTAL CAROLINA BANCSHARES, INC. STOCK ORDER FORM
SUBSCRIPTION AGREEMENT FOR ORGANIZERS AND FOUNDERS

TO:
Coastal Carolina Bancshares, Inc.
Attn: Michael D. Owens, Chief Executive Officer
Post Office Box 2969
Myrtle Beach, South Carolina 29578

Ladies and Gentlemen:

        You have informed me that Coastal Carolina Bancshares, Inc., a South Carolina corporation (the "Company"), is offering up to 3,000,000 shares of its common stock, at a price of $10.00 per share payable as provided herein and as described in and offered pursuant to the prospectus furnished with this Subscription Agreement to the undersigned (the "prospectus").

        1.     Subscription.    Subject to the terms and conditions hereof, the undersigned tenders this subscription, together with payment in United States currency by check, bank draft or money order payable to "South Carolina Bank and Trust, Escrow Agent for Coastal Carolina Bancshares, Inc." of the amount indicated below, representing the payment of $10.00 per share for the number of shares of common stock indicated below. (The total subscription price must be paid in full at the time the Subscription Agreement is executed; however, as an organizer or founder you may apply all or any part of the funds previously advanced by you toward the subscription price by indicating the amount to be applied below.)

        The undersigned hereby elects to apply $            of the amounts previously advanced by the undersigned in his/her capacity as an organizer or a non-organizer founder in lieu of being reimbursed such amount pursuant to the Plan and Agreement of Merger dated April 1, 2008, between the Company, Coastal Carolina Dream Team, LLC, the undersigned and the other persons signatory thereto.

        2.     Acceptance of Subscription.    It is understood and agreed that the Company shall have the right to accept or reject this subscription in whole or in part, for any reason whatsoever. The Company may reduce the number of shares for which the undersigned has subscribed, indicating acceptance of less than all of the shares subscribed on its written form of acceptance. If the company rejects any or all of the subscription, the subscription price for the amount rejected will be refunded without interest.

        3.     Acknowledgments.    The undersigned acknowledges that he or she has received a copy of the prospectus. This Subscription Agreement creates a legally binding obligation and the undersigned agrees to be bound by the terms of this Subscription Agreement.

        4.     Revocation.    The undersigned agrees that once this Subscription Agreement is tendered to the Company, it may not be withdrawn and that this Subscription Agreement shall survive the death, incapacity or dissolution of the undersigned.

By executing this Subscription Agreement, the subscriber is not waiving any rights he or she may have under federal securities laws, including the Securities Act of 1933 and the Securities Exchange Act of 1934.

The shares of common stock offered by the prospectus are not savings accounts or savings deposits accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

FINRA Rule 2790 Compliance

☐    Check here if you, or if appropriate the beneficial owner(s) of the account on whose behalf you are executing this order form, are a "restricted person" as defined in FINRA Rule 2790.

"Restricted Person" includes (a) a FINRA member or other broker/dealer; (b) an officer, director, general partner, associated person, or employee of a member of other broker/dealer; (c) an agent of a member or any other broker/dealer that is engaged in the investment banking or securities business; (d) a finder or any person acting in a fiduciary capacity to the managing underwriter, including, attorneys, accountants and financial consultants; (e) a person who has authority to buy or sell securities for a bank, savings and loan institution, insurance company, investment company, investment advisor, or collective investment account; (f) a person owning a broker dealer, as defined in the rule; or (g) an immediate family member of any of the foregoing persons if the foregoing person materially supports, or receives material support from, the immediate family member.

☐    Check here if you, or if appropriate the beneficial owner(s) of the account on whose behalf you are executing this order form, are a "restricted person" as defined in FINRA Rule 2790 and you contend that the purchase of the shares is exempt from the prohibitions of FINRA Rule 2790. If you check this box, please list the exemption and explain all facts on which you base your contention.

By signing this order form below and initialing it here, you certify that you, or if appropriate the beneficial owner(s) of the account on whose behalf you are executing this order form, is eligible to purchase new issues in compliance with Rule 2790.              (initials)

        Please indicate in the space provided below the exact name or names in which the stock certificate representing shares subscribed for hereunder should be registered and the mailing address thereof.

Number of Shares Subscribed (at least 2,500 shares and no more than 100,000 shares)	Name or Names of Subscribers (Please Print or Type)
$

Total Subscription Price at $10.00 per share (funds, less the amount of any organizer or non-organizer advance applied, must be enclosed)	Please indicate form of ownership desired (individual, joint tenants with right of survivorship, tenants in common, trust, corporation, partnership, custodian, etc.)
Date:

Social Security Number or Employer Identification Number	Signature of Subscriber(s)
Street Address:

Signature of Subscriber(s)

City, State and Zip Code	Home Phone Number

Email Address	Business Phone Number

State of Residence	Cellular Phone Number

        When signing as attorney, trustee, administrator or guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. In the case of joint tenants or tenants in common, each prospective owner must sign.

TO BE COMPLETED BY COASTAL CAROLINA BANCSHARES, INC.:

        Accepted as of                    ,        as to                shares.

COASTAL CAROLINA BANCSHARES, INC.
By:

Name:

Title:

FEDERAL INCOME TAX BACKUP WITHHOLDING

        In order to prevent the application of federal income tax backup withholding, each subscriber must provide the escrow agent with a correct Taxpayer Identification Number ("TIN"). An individual's social security number is his or her TIN. The TIN should be provided in the space provided in the Substitute Form W-9 below.

        Under federal income tax law, any person who is required to furnish his or her correct TIN to another person, and who fails to comply with such requirements, may be subject to a $50 penalty imposed by the IRS.

        Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained from the IRS. Certain taxpayers, including all corporations, are not subject to these backup withholding and reporting requirements.

        If the shareholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future, "Applied For" should be written in the space provided for the TIN on the Substitute Form W-9.

SUBSTITUTE FORM W-9

        Under penalties of perjury, I certify that: (i) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a Taxpayer Identification Number to be issued to me); (ii) I am not subject to backup withholding because: (a) I am exempt from backup withholding; or (b) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends; or (c) the IRS has notified me that I am no longer subject to backup withholding; and (iii) I am a U.S. person (including a U.S. resident alien).

        You must cross out item (ii) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (ii).

Each subscriber should complete this section.

Signature of Subscriber	Signature of Subscriber

Printed Name	Printed Name

Social Security or Employer Identification No.	Social Security or Employer Identification No.

        You should rely only on the information contained in this document. We have not authorized anyone to give any information that is different. This prospectus is not an offer to sell these securities, and is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the cover, but the information may change in the future. This prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any securities other than the securities to which it relates.

        Until                                    , 2008 (90 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.

Up to 3,000,000 Shares Common Stock

COASTAL CAROLINA
BANCSHARES, INC.
A Proposed Bank Holding Company For
Coastal Carolina National Bank

(Proposed)

PROSPECTUS

                                    , 2008

PART II

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Item 13.    Other Expenses of Issuance and Distribution.

        Estimated expenses other than underwriting discounts and commissions and sales agent commissions, and expenses, if any, of the sale of the shares of common stock are as follows:

Registration fee		$1,332
Printing fees*
Legal fees and expenses*
Accounting fees and expenses*
Blue Sky fees and expenses*
Other offering expenses*

TOTAL*	$

    *
    To be filed by amendment

Item 14.    Indemnification of Directors and Officers.

        The South Carolina Business Corporation Act of 1988, as amended (the "SCBCA"), permits indemnification of the registrant's directors and officers in a variety of circumstances, which may include indemnification for liabilities under the Securities Act of 1933. Under Sections 33-8-510, 33-8-550 and 33-8-560 of the SCBCA, a South Carolina corporation is authorized generally to indemnify its directors and officers in civil or criminal actions if they acted in good faith and reasonably believed their conduct, in their official capacity with the corporation, to be in the best interests of the corporation or otherwise not opposed to the corporation's best interests and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful.

        The registrant's articles of incorporation provide that at such time as we have a class of stock registered under Section 12 of the Securities Exchange Act of 1934, gross assets of $25,000,000 or more at the end of our most recent fiscal year or 500 or more shareholders, a director will not be personally liable to the registrant or its shareholders for monetary damages for breach of fiduciary duty as a director, except that such provision will not eliminate or limit the liability of a director: (a) for a breach of the director's duty of loyalty to the registrant or its shareholders, (b) for acts or omissions not in good faith or which involve gross negligence, intentional misconduct or a knowing violation of law, (c) for unlawful corporate distributions as provided under the SCBCA, or (d) for any transaction from which the director derived an improper personal benefit.

        The registrant's bylaws provide that the registrant shall to the fullest extent permitted by the SCBCA indemnify all persons whom it may indemnify pursuant thereto so long as such persons have conducted themselves in good faith and reasonably believed their conduct not to be opposed to the registrant's best interests. The bylaws also provide that the registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the registrant, or who, while a director, officer, employee or agent of the registrant is or was serving at the request of the registrant as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against liability asserted against or incurred by him in that capacity or arising from his status as such, whether or not the registrant would have the power to indemnify him against the same liability under Sections 33-8-510 and 33-8-520 of the SCBCA.

        In addition, the registrant intends to carry insurance on behalf of directors, officers, employees or agents that may cover liabilities under the Securities Act of 1933 and the SCBCA.

Item 15.    Recent Sales of Unregistered Securities.

        None

Item 16.    Exhibits.

Exhibit Number	Description of Exhibit
1.1	Form of Agency Agreement between Coastal Carolina Bancshares, Inc. and Commerce Street Capital, LLC
3.1(a)	Articles of Incorporation
3.1(b)	Amendment to Articles of Incorporation
3.1(c)	Articles of Merger with Agreement and Plan of Merger
3.2	Bylaws
4.1	See Exhibits 3.1(a) and (b) and 3.2 for provisions in Coastal Carolina Bancshares, Inc.'s Articles of Incorporation and Bylaws defining the rights of holders of the common stock
4.2	Form of certificate of common stock*
4.3	Form of Organizer/ Founder Warrant Agreement
4.4	Form of Director Warrant Agreement
4.5	Form of Consultant Option Agreement
5.1	Legal Opinion of McNair Law Firm, P.A.*
10.1	Employment Agreement between Coastal Carolina Bancshares, Inc. and Michael D. Owens, dated May 28, 2008
10.2(a)	Employment Agreement between Coastal Carolina Bancshares, Inc. and Joel P. Foster, dated April 9, 2008
10.2(b)	Amendment to Employment Agreement, dated June 6, 2008
10.3	Employment Agreement between Coastal Carolina Bancshares, Inc. and Holly L. Schreiber, dated April 17, 2008
10.4(a)	Lease Agreement dated November 13, 2007, between Coastal Carolina Bancshares, Inc. (as successor by merger to Coastal Carolina Dream Team, LLC) and Myrtle Beach Farms Company, Inc.
10.4(b)	Amendment to Lease Agreement, dated February 12, 2008
10.4(c)	Second Amendment to Lease Agreement, dated April 24, 2008
10.5	Letter Agreement between Interstate Brokers and the organizers, dated June 15, 2007 and adopted by the registrant effective March 26, 2008
10.6	Escrow Agreement between South Carolina Bank and Trust and Coastal Carolina Bancshares, Inc., dated June 6, 2008
10.7(a)	Commitment Letter from South Carolina Bank and Trust, dated February 29, 2008
10.7(b)	Line of Credit Agreement between Coastal Carolina Bancshares, Inc. and South Carolina Bank and Trust, dated April 1, 2008
10.7(c)	Note dated April 1, 2008 to South Carolina Bank and Trust

10.7(d)	Modification Agreement dated April 23, 2008 between Coastal Carolina Bancshares, Inc. and South Carolina Bank and Trust
10.8	Letter and Proposal regarding fixed asset acquisition from McElveen Designs
10.9	Engagement Letter dated June 25, 2008, between Coastal Carolina Bancshares, Inc. and Commerce Street Capital, LLC
23.1	Consent of Elliott Davis, LLC
23.2	Consent of McNair Law Firm, P.A. (contained in its opinion filed as Exhibit 5.1)
24	Power of Attorney (appears on the signature pages to the Registration Statement on Form S-1)
99.1	Subscription Agreements (see Appendix A and Appendix B of the prospectus)

*
To be filed by amendment

Item 17.    Undertakings.

        (a)   The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  (iii)
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  (iv)
  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the city of Myrtle Beach, State of South Carolina, on July 14, 2008.

COASTAL CAROLINA BANCSHARES, INC.
By:	/s/ MICHAEL D. OWENS Michael D. Owens President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears on the signature page to this Registration Statement constitutes and appoints Michael D. Owens his or her true and lawful attorney-in-fact and agent, with power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (as well as any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits hereto and other documents in connection herewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL D. OWENS Michael D. Owens	President, Chief Executive Officer, Director (Principal Executive Officer)	July 14, 2008
/s/ HOLLY L. SCHREIBER Holly L. Schreiber	Chief Financial Officer (Principal Accounting and Principal Financial Officer)	July 14, 2008
/s/ WILLIAM K. BOGACHE William K. Bogache	Director	July 14, 2008
/s/ J. EGERTON BURROUGHS J. Egerton Burroughs	Director and Vice Chairman of the Board	July 14, 2008

/s/ CHESTER A. DUKE Chester A. Duke	Director and Chairman of the Board	July 14, 2008
/s/ ROBIN W. EDWARDS Robin W. Edwards	Director	July 14, 2008
/s/ ADAIR M. GRAHAM Adair M. Graham	Director	July 14, 2008
/s/ GARY L. HADWIN Gary L. Hadwin	Director	July 14, 2008
/s/ W. JOHN LAYMON W. John Laymon	Director	July 14, 2008
/s/ L. MORGAN MARTIN L. Morgan Martin	Director	July 14, 2008
/s/ JOHN L. NAPIER John L. Napier	Director	July 14, 2008
/s/ DOUGLAS P. WENDEL Douglas P. Wendel	Director	July 14, 2008
/s/ DEBRA D. WILKINS Debra D. Wilkins	Director	July 14, 2008
/s/ DENNIS T. WORLEY Dennis T. Worley	Director	July 14, 2008

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1	Form of Agency Agreement between Coastal Carolina Bancshares, Inc. and Commerce Street Capital, LLC
3.1(a)	Articles of Incorporation
3.1(b)	Amendment to Articles of Incorporation
3.1(c)	Articles of Merger with Agreement and Plan of Merger
3.2	Bylaws
4.1	See Exhibits 3.1(a) and (b) and 3.2 for provisions in Coastal Carolina Bancshares, Inc.'s Articles of Incorporation and Bylaws defining the rights of holders of the common stock
4.2	Form of certificate of common stock*
4.3	Form of Organizer/ Founder Warrant Agreement
4.4	Form of Director Warrant Agreement
4.5	Form of Consultant Option Agreement
5.1	Legal Opinion of McNair Law Firm, P.A.*
10.1	Employment Agreement between Coastal Carolina Bancshares, Inc. and Michael D. Owens, dated May 28, 2008
10.2(a)	Employment Agreement between Coastal Carolina Bancshares, Inc. and Joel P. Foster, dated April 9, 2008
10.2(b)	Amendment to Employment Agreement, dated June 6, 2008
10.3	Employment Agreement between Coastal Carolina Bancshares, Inc. and Holly L. Schreiber, dated April 17, 2008
10.4(a)	Lease Agreement dated November 13, 2007, between Coastal Carolina Bancshares, Inc. (as successor by merger to Coastal Carolina Dream Team, LLC) and Myrtle Beach Farms Company, Inc.
10.4(b)	Amendment to Lease Agreement, dated February 12, 2008
10.4(c)	Second Amendment to Lease Agreement, dated April 24, 2008
10.5	Letter Agreement between Interstate Brokers and the organizers, dated June 15, 2007 and adopted by the registrant effective March 26, 2008
10.6	Escrow Agreement between South Carolina Bank and Trust and Coastal Carolina Bancshares, Inc., dated June 6, 2008
10.7(a)	Commitment Letter from South Carolina Bank and Trust, dated February 29, 2008
10.7(b)	Line of Credit Agreement between Coastal Carolina Bancshares, Inc. and South Carolina Bank and Trust, dated April 1, 2008
10.7(c)	Note dated April 1, 2008 to South Carolina Bank and Trust
10.7(d)	Modification Agreement dated April 23, 2008 between Coastal Carolina Bancshares, Inc. and South Carolina Bank and Trust
10.8	Letter and Proposal regarding fixed asset acquisition from McElveen Designs
10.9	Engagement Letter dated June 25, 2008, between Coastal Carolina Bancshares, Inc. and Commerce Street Capital, LLC
23.1	Consent of Elliott Davis, LLC
23.2	Consent of McNair Law Firm, P.A. (contained in its opinion filed as Exhibit 5.1)
24	Power of Attorney (appears on the signature pages to the Registration Statement on Form S-1)
99.1	Subscription Agreements (see Appendix A and Appendix B of the prospectus)

*
To be filed by amendment

QuickLinks

TABLE OF CONTENTS
SUMMARY
RISK FACTORS
A WARNING ABOUT FORWARD-LOOKING STATEMENTS
THE OFFERING
DETERMINATION OF OFFERING PRICE
USE OF PROCEEDS
CAPITALIZATION
DILUTION
DIVIDEND POLICY
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION
PROPOSED BUSINESS
SUPERVISION AND REGULATION
MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
DESCRIPTION OF SECURITIES
LEGAL MATTERS
EXPERTS
LEGAL PROCEEDINGS
REPORTS TO SHAREHOLDERS
ADDITIONAL INFORMATION
COASTAL CAROLINA DREAM TEAM, LLC (A Company in the Development Stage)
INDEX TO FINANCIAL STATEMENTS
COASTAL CAROLINA DREAM TEAM, LLC (A Company in the Development Stage) Financial Statements For the period June 20, 2007 (Inception) to December 31, 2007
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
COASTAL CAROLINA DREAM TEAM, LLC (A Company in the Development Stage) Balance Sheet December 31, 2007
COASTAL CAROLINA DREAM TEAM, LLC (A Company in the Development Stage) Statement of Operations For the Period June 20, 2007 (Inception) to December 31, 2007
COASTAL CAROLINA DREAM TEAM, LLC (A Company in the Development Stage) Statement of Members' Equity For the Period June 20, 2007 (Inception) to December 31, 2007
COASTAL CAROLINA DREAM TEAM, LLC (A Company in the Development Stage) Statement of Cash Flows For the Period June 20, 2007 (Inception) to December 31, 2007
COASTAL CAROLINA DREAM TEAM, LLC (A Company in the Development Stage) Notes to Financial Statements
COASTAL CAROLINA DREAM TEAM, LLC (A Company in the Development Stage) Financial Statements For the period June 20, 2007 (Inception) to March 31, 2008
COASTAL CAROLINA DREAM TEAM, LLC (A Company in the Development Stage) Balance Sheets
COASTAL CAROLINA DREAM TEAM, LLC (A Company in the Development Stage) Statements of Operations (Unaudited)
COASTAL CAROLINA DREAM TEAM, LLC (A Company in the Development Stage) Statements of Members' Equity For the Three Months Ended March 31, 2008 and for the Period June 20, 2007 (Inception) through March 31, 2008 (Unaudited)
COASTAL CAROLINA DREAM TEAM, LLC (A Company in the Development Stage) Statements of Cash Flows (Unaudited)
COASTAL CAROLINA DREAM TEAM, LLC (A Company in the Development Stage) Notes to Financial Statements
COASTAL CAROLINA BANCSHARES, INC. STOCK ORDER FORM SUBSCRIPTION AGREEMENT FOR INVESTORS THAT ARE NOT ORGANIZERS OR FOUNDERS
FEDERAL INCOME TAX BACKUP WITHHOLDING
SUBSTITUTE FORM W-9
COASTAL CAROLINA BANCSHARES, INC. STOCK ORDER FORM SUBSCRIPTION AGREEMENT FOR ORGANIZERS AND FOUNDERS
FEDERAL INCOME TAX BACKUP WITHHOLDING
SUBSTITUTE FORM W-9
PART II
INDEMNIFICATION OF DIRECTORS AND OFFICERS
  Item 13. Other Expenses of Issuance and Distribution.
  Item 14. Indemnification of Directors and Officers.
  Item 15. Recent Sales of Unregistered Securities.
  Item 16. Exhibits.
  Item 17. Undertakings.
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX